New Issue Marketing Materials

$ [618,883,000]

J.P. Morgan Alternative Loan Trust, 2007-A1 Pool 1 Certificates

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

U.S. Bank National Association

Master Servicer

J.P. Morgan Mortgage Acquisition Corp.

Sponsor and Seller

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

MBS Trading Desk (212) 834-2499

JPALT 2007-A1 Preliminary Term Sheet – Pool 1

February 10, 2007

Contact List

JPMorgan MBS			Rating Agency Contacts
Origination:	Matthew Wong	212-834-5709	Standard & Poor’s	Peter McGinnis	212-438-7329
	Carla Schriver	212-834-5257

			Moody’s	Jipil Ha	212-553-1431
Trading / Structuring	Greg Boester	212-834-2499
	Eric Norquist	212-834-2499
	Marc Simpson	212-834-2499

Please Direct All Questions to Matthew Wong matthew.e.wong@jpmorgan.com 212-834-5709 Carla Schriver carla.j.schriver@jpmorgan.com 212-834-5257

JPALT 2007-A1 Preliminary Term Sheet – Pool 1

February 10, 2007

Pool 1 Bond Summary

$[618,883,000]

(Approximate, Subject to +/- 5% Variance)

J.P. Morgan Alternative Loan Trust

Mortgage Pass-Through Certificates, Series 2007-A1(1)

Class(1)	Approximate Size ($)	Initial Coupon(2)	Est.WAL (yrs.) To Call(3)	Pmt. Window (Mths.) To Call(3)	Approx. Initial C/E (%) (4)	Approx. Targeted C/E (%)(4)(5)	Expected Ratings Moody’s/S&P(4)
1-A-1A	225,000,000.00	LIBOR + [ ]	2.42	1-78	[15.58]	[12.40]	Aaa / AAA
1-A-2A	150,358,000.00	LIBOR + [ ]	1.00	1-27	[15.58]	[12.40]	Aaa / AAA
1-A-3A	47,623,000.00	LIBOR + [ ]	3.00	27-48	[15.58]	[12.40]	Aaa / AAA
1-A-1B	101,404,000.00	Not offered hereby
1-A-4	87,660,000.00	LIBOR + [ ]	5.64	48-78	[15.58]	[12.40]	Aaa / AAA
1-A-5	68,005,000.00	LIBOR + [ ]	2.42	1-78	[6.20]	[12.40]	Aaa / AAA
1-M-1	13,050,000.00	LIBOR + [ ]	4.44	38-78	[4.40]	[8.80]	Aa1 / AA+
1-M-2	6,887,000.00	LIBOR + [ ]	4.43	38-78	[3.45]	[6.90]	Aa2 / AA+
1-M-3	4,350,000.00	LIBOR + [ ]	4.42	37-78	[2.85]	[5.70]	Aa3 / AA
1-M-4	3,263,000.00	LIBOR + [ ]	4.39	37-78	[2.40]	[4.80]	A1 / AA-
1-M-5	2,538,000.00	LIBOR + [ ]	4.32	37-76	[2.05]	[4.10]	A2 / A+
1-M-6	2,537,000.00	LIBOR + [ ]	4.20	37-71	[1.70[	[3.40]	A3 / A
1-B-1	3,625,000.00	LIBOR + [ ]	3.98	37-65	[1.20]	[2.40]	Baa1 / A-
1-B-2	3,987,000.00	LIBOR + [ ]	3.42	37-53	[0.65]	[1.30]	Baa3 / BBB+

Non-Offered Certificates

CE	4,713,000.00	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The classes listed hereby and described in this preliminary term sheet are the classes of certificates of J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2007-A1  that relate to a pool of mortgage loans that will be designated as “Pool 1.” No other classes of certificates related to the J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2007-A1 are described in this preliminary term sheet.

(2)

The floating rate margin on the Pool 1 Senior Certificates will double after the optional clean-up call date, if the call is not exercised.  The floating rate margin on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will increase to 1.5 times the original margin after the optional clean-up call if the call is not exercised.

(3)

Calculated at the pricing speed and to the date on which the optional clean-up call is first eligible to be exercised, each as set forth in Summary of Terms below.

(4)

Ratings and credit enhancement levels subject to change upon final confirmation from Moody’s and S&P. Initial credit enhancement levels and targeted credit enhancement levels include the initial overcollateralization amount and targeted overcollateralization amount respectively.  The Senior Certificates, other than the Class 1-A-5 Certificates, benefit from additional credit support from the Class 1-A-5 Certificates.

(5)

Targeted credit enhancement level on any Distribution Date on and after the Step-Down Date on which a Trigger Event is not in effect.

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Structure

Overview

Pool 1 Senior Certificates

•

Interest will accrue on the Class 1-A-1A, Class 1-A-2A, Class 1-A-3A, Class 1-A-1B, Class 1-A-4, and Class 1-A-5 Certificates (the “Pool 1 Senior Certificates”) at a rate, not to exceed 11.50%, of One-Month LIBOR plus a predetermined margin, subject to a cap equal to the related Senior Net WAC Cap (as defined herein), on an Actual/360 basis with 0 days delay.

•

The Pool 1 Senior Certificates will be entitled to all principal payments on each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.

•

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 1 Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.

•

Realized losses allocable to the Pool 1 Senior Certificates, other than the Class 1-A-5 Certificates (the “Super Senior Certificates”) will be allocated to the Class 1-A-5 Certificates (the “Senior Support Certificates”) until the class principal amount of the Senior Support Certificates has been reduced to zero.  After the balance of the Class 1-A-5 Certificates has been reduced to zero, losses will be allocated pro-rata between the remaining Pool 1 Senior Certificates based on class certificate balance.

Mezzanine and Subordinate Certificates

•

The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates (the “Pool 1 Mezzanine Certificates”) will have a higher priority than the Class 1-B-1, and the Class 1-B-2 Certificates (the “Pool 1 Subordinate Certificates”).  Among the Pool 1 Mezzanine Certificates, the classes with higher numerical designations will be subordinate to classes with lower numerical designations. Among the Pool 1 Subordinate Certificates, the Class 1-B-2 Certificates will be subordinate to the Class 1-B-1 Certificates.

•

Interest will accrue on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates at a rate of One-Month LIBOR plus a predetermined margin, not to exceed 11.50%, subject to a cap equal to the Subordinate Net WAC Cap (as defined herein), on an Actual/360 basis with 0 days delay.

•

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will receive principal only in the event that the Pool 1 Senior Certificates have been paid in full on or prior to such date.

•

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

Subordination of Class M and B Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately [0.65]% of the Cut-off Date balance of the pool 1 mortgage loans.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to approximately [1.30 ]% of the then current balance of the pool 1 mortgage loans, subject to an O/C floor of [0.50 ]% of the Cut-off Date balance of the pool 1 mortgage loans.

Pool 1 Senior Certificates(1) [15.58]% C/E Super Senior [ 6.20]% C/E Senior Support

Loss Allocation

Any realized losses on the mortgage loans will be allocated on any Distribution Date, first, to any excess interest that may be payable on the Class CE Certificates, second, to Net Swap Payments received under the Interest Rate Swap Agreement,  third to the Overcollateralized Amount, fourth to the Pool 1 Subordinate, and the Pool 1 Mezzanine, in reverse order of priority of distribution, fifth to the Class 1-A-5 Certificate and sixth, pro-rata, to the Super Senior Certificatess.

Class 1-M-1 [4.40]% C/E
Class 1-M-2 [ 3.45 ]% C/E
Class 1-M-3 [2.85]% C/E
Class 1-M-4 [2.40]% C/E
Class 1-M-5 [2.05]% C/E
Class 1-M-6 [1.70]% C/E
Class 1-B-1 [1.20]% C/E
Class 1-B-2 [0.65]% C/E

Overcollateralization

Initial O/C Amount: Approximately [0.65]% of the Cut-off Date balance of the pool 1 mortgage loans.

Target O/C Amount: (a) On or after the Step-Down Date, provided a Trigger Event is not in effect, approximately [1.30]% of the then current pool 1 mortgage loan balance, subject to a floor of [0.50]% of the pool 1 mortgage loan balance as of the Cut-off Date.

Excess Spread Any excess spread will cover interest shortfalls, cumulative losses, and net wac cap carryover amounts before being distributed to the holders of the Class CE Certificates.

 (1) Pool 1 Senior Certificates share preferential right to receive interest over the Pool 1 Mezzanine and Pool 1 Subordinate Certificates

Trigger Event

A Trigger Event is in effect with respect to any Distribution Date on or after the Step-Down Date if either (i) the percentage obtained by dividing (x) the principal balance of the pool 1 mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the principal balance of the related mortgage loans as of the last day of the prior calendar month, is greater than [40.00]% (subject to rating agency approval) of the pool 1 senior enhancement percentage for the related Distribution Date or if (ii) the cumulative realized losses on the pool 1 mortgage loans exceeds the percentage set forth in the following table:

Range of Distribution Dates (subject to rating agency approval)	Percentage (subject to rating agency approval)
March 2009 – February 2010	[0.20]%*
March 2010 – February 2011	[1.00]%*
March 2011 – February 2012	[1.25]%*
March 2012 – February 2013	[1.50]%*
March 2013 and thereafter	[1.75]%

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the first Distribution Date in the succeeding range.

Priority of Distributions

Distributions of Interest

On each Distribution Date, the Pool 1 Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider;

2.

To the Pool 1 Senior Certificates, the related Interest Distribution Amount;

3.

To the Pool 1 Senior Certificates, the related unpaid Interest Shortfall, if any;

4.

To the Class 1-M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class 1-M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class 1-M-3 Certificates, the Interest Distribution Amount allocable to such certificates;

7.

To the Class 1-M-4 Certificates, the Interest Distribution Amount allocable to such certificates;

8.

To the Class 1-M-5 Certificates, the Interest Distribution Amount allocable to such certificates;

9.

To the Class 1-M-6 Certificates, the Interest Distribution Amount allocable to such certificates;

10.

To the Class 1-B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

11.

To the Class 1-B-2 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Pool 1 Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below.  On any Distribution Date, any Net Interest Shortfalls for Pool 1 will first reduce Net Monthly Excess Cashflow and then will be allocated among the Pool 1 Senior Certificates, the Pool 1 Mezzanine Certificates and the Pool 1 Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 1 Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider, not previously paid with Interest Distributions.

2.

To the Pool 1a Senior Certificates, the Pool 1a Principal Distribution Amount as follows:

a.

To the Pool 1a Senior Certificates concurrently:

i)

Approximately [90.00005614161160]% concurrently as follows:

i.

Approximately [46.78464715019119]% to the Class 1-A-1A Certificates until the class principal amount thereof has been reduced to zero;

ii.

Approximately [53.21535284980881]% to the Class 1-A-2A, Class 1-A-3A and Class 1-A-4 Component 1, sequentially, in that order, until the class principal amounts thereof have been reduced to zero;

ii)

Approximately [9.99994385838840]% to the Class 1-A-5 Component 1 until the class principal amount thereof has been reduced to zero;

3.

To the Pool 1b Senior Certificates, the Pool 1b Principal Distribution Amount as follows:

a.

To the Pool 1b Senior Certificates concurrently:

i)

Approximately [89.99979407908736]% to the Class 1-A-1B and Class 1-A-4 Component 2 sequentially, in that order, until the class principal amounts thereof have been reduced to zero;

ii)

Approximately [10.00020592091264]% to the Class 1-A-5 Component 2 until the class principal amount thereof has been reduced to zero;

4.

To the Pool 1a SeniorCertificates the Pool 1b Principal Distribution Amount as set forth in clause 2.a above;

5.

To the Pool 1b Senior Certificates, the Pool 1a Principal Distribution Amount as set forth in clause 3.a above;

6.

To the Class 1-M-1 Certificates, until the class principal amount thereof has been reduced to zero;

7.

To the Class 1-M-2 Certificates, until the class principal amount thereof has been reduced to zero;

8.

To the Class 1-M-3 Certificates, until the class principal amount thereof has been reduced to zero;

9.

To the Class 1-M-4 Certificates, until the class principal amount thereof has been reduced to zero;

10.

To the Class 1-M-5 Certificates, until the class principal amount thereof has been reduced to zero;

11.

To the Class 1-M-6 Certificates, until the class principal amount thereof has been reduced to zero;

12.

To the Class 1-B-1 Certificates, until the class principal amount thereof has been reduced to zero;

13.

To the Class 1-B-2 Certificates, until the class principal amount thereof has been reduced to zero; and

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

On each Distribution Date, on or after the Step-Down Date and on which a Trigger Event is not in effect, the Pool 1 Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider, not previously paid with Interest Distributions.

2.

To the Pool 1a Senior Certificates, the Pool 1a Senior Principal Distribution Amount as follows:

a.

To the Pool 1a Senior Certificates concurrently:

iii)

Approximately [90.00005614161160]% concurrently as follows:

i.

Approximately [46.78464715019119]% to the Class 1-A-1A Certificates until the class principal amount thereof has been reduced to zero;

ii.

Approximately [53.21535284980881]% to the Class 1-A-2A, Class 1-A-3A and Class 1-A-4 Component 1, sequentially, in that order, until the class principal amounts thereof have been reduced to zero;

iv)

Approximately [9.99994385838840]% to the Class 1-A-5 Component 1 until the class principal amount thereof has been reduced to zero;

3.

To the Pool 1b Senior Certificates, the Pool 1b Principal Distribution Amount as follows:

b.

To the Pool 1b Senior Certificates concurrently:

iii)

Approximately [89.99979407908736]% to the Class 1-A-1B and Class 1-A-4 Component 2 sequentially, in that order,  until the class principal amounts thereof have been reduced to zero;

iv)

Approximately [10.00020592091264]% to the Class 1-A-5 Component 2 until the class principal amount thereof has been reduced to zero;

4.

To the Pool 1a SeniorCertificates in an amount up to the Pool 1a Senior Principal Distribution Amount pursuant to clause 2.a above;

5.

To the Pool 1b Senior Certificates, in an amount up to the Pool 1b Senior Principal Distribution Amount pursuant to clause 3.a above;

6.

To the Class 1-M-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

7.

To the Class 1-M-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

8.

To the Class 1-M-3 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

9.

To the Class 1-M-4 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

10.

To the Class 1-M-5 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

11.

To the Class 1-M-6 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

12.

To the Class 1-B-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

13.

To the Class 1-B-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1.

To the Swap Provider, Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider, not previously paid on such Distribution Date;

2.

To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Pool 1 Principal Distribution Amount in accordance with the priorities described above;

3.

To the Pool 1 Senior Certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

4.

To the Class 1-M-1 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

5.

To the Class 1-M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

6.

To the Class 1-M-2 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

7.

To the Class 1-M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

8.

To the Class 1-M-3 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

9.

To the Class 1-M-3 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

10.

To the Class 1-M-4 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

11.

To the Class 1-M-4 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

12.

To the Class 1-M-5 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

13.

To the Class 1-M-5 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

14.

To the Class 1-M-6 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

15.

To the Class 1-M-6 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

16.

To the Class 1-B-1 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

17.

To the Class 1-B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

18.

To the Class 1-B-2 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

19.

To the Class 1-B-2 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

20.

concurrently, to the holders of the Pool 1 Senior Certificates, pro rata based on related unreimbursed Net interest Shortfalls, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any;

21.

To the Class 1-M-1 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

22.

To the Class 1-M-2 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

23.

To the Class 1-M-3 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

24.

To the Class 1-M-4 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

25.

To the Class 1-M-5 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

26.

To the Class 1-M-6 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

27.

To the Class 1-B-1 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

28.

To the Class 1-B-2 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

29.

First, to the Pool 1 Senior Certificates, pro rata based on the related Net WAC Cap Carryover Amounts outstanding, any Net WAC Cap Carryover Amounts for such Distribution Date and second to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in the order of seniority any Net WAC Cap Carryover Amounts for such Distribution Date (in each case after giving effect to amounts paid under the Swap agreement for such Distribution Date);

30.

To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto;

31.

To the Swap Provicer, any unpaid Swap Termination Payments; and

32.

To the Class CE Certificates.

Interest Rate Swap Agreement

Under the swap agreement, on the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of approximately $[ 725,000,000].  Under the Swap Agreement, prior to each Distribution Date, the supplemental interest trust will be obligated to pay an amount equal to the product of a) the related Notional Amount as set forth in the Swap Schedule b) approximately [5.230] %, and c) a fraction, the numerator of which is 30 (or 25, in the case of the first Distribution Date) and the denominator of which is 360. The supplemental interest trust will be entitled to receive an amount equal to the product of a) the related Notional Amount as set forth in the Swap Schedule, b) one-month LIBOR, and c) a fraction, the numerator of which is the actual number of days in the related accrual period, and the denominator of which is 360. Only the net amount of the two obligations (the “Net Swap Payment”) will be paid by the appropriate party.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

On each Distribution Date, Net Swap Payments made by the Swap Provider to the supplemental interest trust to the Swap Account will be made as follows:

i.

to the Pool 1 Principal Remittance Amount, in an amount equal to the Realized Losses on the Pool 1 Mortgage Loans during the related Due Period;

ii.

up to a total amount necessary to maintain the applicable Overcollateralization Target Amount, first to the Pool 1 Senior Certificates, in accordance with the principal payment provisions described above in “Distributions of Principal”, and second, to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in “Distributions of Principal” in an amount necessary to maintain the applicable Overcollateralization Target Amount.

iii.

to the Pool 1 Senior Certificates, pro rata, any related unpaid interest shortfalls and accrued interest thereon;

iv.

to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any related unpaid interest shortfalls and accrued interest thereon;

v.

To the Pool 1 Senior Certificates, pro rata, any related unpaid Net Interest Shortfalls;

vi.

To the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any related unpaid Net Interest Shortfalls.

vii.

To the Pool 1 Senior Certificates, pro rata, based on related Net WAC Cap Carryover Amounts outstanding any related unpaid Net WAC Cap Carryover Amounts;

viii.

To the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any remaining unpaid Net WAC Cap Carryover Amounts;

ix.

To the Pool 1 Senior Certificates, pro rata, any Unpaid Realized Loss Amounts allocable to such class;

x.

Sequentially to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, any Unpaid Realized Loss Amounts.

Amounts paid pursuant to (i), (ii), (ix), and (x) may not exceed cumulative Realized Losses incurred on the Pool 1 Mortgage Loans since the Cut-off Date.

Deal Summary

Issuing Entity	J.P. Morgan Alternative Loan Trust, 2007-A1
Pool 1 Offered Certificates

Class 1-A-1A, Class 1-A-2A, Class 1-A-3A, Class 1-A-1B, Class 1-A-4, Class 1-A-5, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, and Class 1-B-2 Certificates are the “Pool 1 Offered Certificates”.  In addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.

Pool 1a Senior Certificates:             Class 1-A-1A, Class 1-A-2A, Class 1-A-3A, Class 1-A-4 Component 1, and Class 1-A-5 Component 1.

Pool 1b Senior Certificates              Class 1-A-1B, Class 1-A-4 Component 2, and Class 1-A-5 Component 2

Pool 1 Mezzanine Certificates :       Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, and Class 1-M-6

Pool 1 Subordinate Certificates :     Class 1-B-1, Class 1-B-2,

LIBOR Certificates:                          Pool 1 Offered Certificates

Lead Underwriter	J.P. Morgan Securities, Inc.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Depositor	J.P. Morgan Acceptance Corporation I
Trustee	HSBC Bank USA, National Association
Master Servicer	U.S. Bank National Association (the “Master Servicer”)
Servicers	JPMorgan Chase Bank, National Association and certain other servicers will act as a servicer of a portion of the mortgage loans.
Custodian	JPMorgan Chase Bank, N.A., and The Bank of New York Trust Company
Swap Provider	JPMorgan Chase Bank, National Association
Cut-off Date	February 1, 2007
Settlement Date	On or around February 28, 2007
Optional Clean-Up Call

The Clean-Up Call option may be exercised on the first Distribution Date on which the current balance of the mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

Pricing Prepayment Speed	30% Constant Prepayment Rate (“CPR”).

Summary of Terms

Administrative Fees

For any Distribution Date and pool is the sum of the servicing fee, master servicing fee, any applicable lender paid mortgage insurance fees, or any other administrative fees related to the mortgage loans in such pool.

Class 1-A-4 Component 1	The Class 1-A-4 Component 1 will have a principal balance of approximately $57,946,000 as of the cut-off date
Class 1-A-4 Component 2	The Class 1-A-4 Component 2 will have a principal balance of approximately $29,714,000 as of the cut-off date
Class 1-A-5 Component 1	The Class 1-A-5 Component 1 will have a principal balance of approximately $53,436,000 as of the cut-off date
Class 1-A-5 Component 2	The Class 1-A-5 Component 2 will have a principal balance of approximately $14,569,000 as of the cut-off date
Current Principal Balance	For any Distribution Date and Mortgage Loan, the stated principal balance of such Mortgage Loan as of the last day of the related Due Period.
Distribution Date	25th day of each month (or the next business day if the 25th is not a business day), commencing in March 2007.
Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Interest Distribution Amount

With respect to each class of Pool 1 Offered Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related accrual period at the related certificate interest rate on the related class principal amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Shortfall

With respect to any class of Pool 1 Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Net Interest Shortfalls	With respect to any Distribution Date and Pool 1, an amount equal to the sum of a) any Net Prepayment Interest Shortfalls for Pool 1 for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available distribution amount for Pool 1 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Pool 1 Certificates, (B) the Interest Shortfall for the Pool 1 Senior Certificates, (C) Net Swap Payment made by the Supplemental Interest Trust and any Swap Termination Payments (unless the Swap Provider is the defaulting party) and (D) the Pool 1 Principal Remittance Amount.

Net Prepayment Interest Shortfall

With respect to Pool 1 and any Distribution Date, the amount by which a prepayment interest shortfall for the related prepayment period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such due period.

Mortgage Pool	Pool 1a or Pool 1b, as the context requires.
Net WAC

For any Distribution Date and Mortgage Pool, a per annum rate equal to 12 multiplied by the excess of (A) a fraction, (x) the numerator of which is the total scheduled interest on the Mortgage Loans in such Mortgage Pool for the related accrual period, net of related Administrative Fees and (y) the denominator of which is the aggregate principal balance of the Mortgage Loans in such Mortgage Pool as of the first day of the applicable due period (after giving effect to principal payments in the prepayment period that ends during such due period) over (B) a fraction, (x) the numerator of which is the sum of any Net Swap Payment made to the Swap Provider and any Swap Termination Payment (unless the Swap Provider is the defaulting party) made to the Swap Provider for such Distribution Date, and (y) the denominator of which is the aggregate principal balance of the Mortgage Loans in all Mortgage Pools as of the first day of the applicable due period (after giving effect to principal payments in the prepayment period that ends during such due period).

Net WAC Cap Carryover Amount

If on any Distribution Date the interest rate on any class of Certificates equals the related Net WAC Cap, the sum of x) the amount of interest that would have been distributed to such class if the interest rate on the such class had not been limited by the related Net WAC Cap, and y) the aggregate of such carryover remaining unpaid from previous Distribution Dates together with accrued interest at the lesser of (a) LIBOR plus the applicable margin and (b) 11.50%.

Overcollateralization Amount

For any Distribution Date, the amount, if any, by which (x) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans exceeds (y) the sum of the aggregate class principal amount of the Pool 1 Certificates (other than the Class CE Certificates) as of such Distribution Date (assuming that 100% of the Pool 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date). Initially, the Overcollateralization Amount will be approximately [ 0.65]% of the aggregate stated principal balance of the Pool 1Mortgage Loans as of the Cut-off Date.

Overcollateralization Deficiency Amount	With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date.
Overcollateralization Floor	With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and (ii) the aggregate stated principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Pool 1 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount

With respect to any Distribution Date (1) prior to the Step-Down Date, approximately [0.65]% of the aggregate stated principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date, or (2) on or after the Step-Down Date, (A) if a Trigger Event is not in effect, the greater of (x) approximately [1.30]% of the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (y) the Overcollateralization Floor, and (B) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Pool 1a Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Pool 1a Principal Remittance Amount for such Distribution Date over (ii) the product of (x) the Overcollateralization Release Amount, if any, for such Distribution Date and (Y) the Pool 1a Percentage.

Pool 1b Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Pool 1b Principal Remittance Amount for such Distribution Date over (ii) the product of (x) the Overcollateralization Release Amount, if any, for such Distribution Date and (Y) the Pool 1b Percentage.

Pool 1a Mortgage Loans	The conventional, adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included in Pool 1a of the Issuing Entity as of the Closing Date.
Pool 1b Mortgage Loans	The conventional, adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included in Pool 1b of the Issuing Entity as of the Closing Date.
Pool 1a Percentage

An amount equal to, with respect to any Distribution Date, the percentage, equal to a fraction, the numerator of which is the Pool 1a Principal Remittance Amount for such Distribution Date and the denominator of which is the Pool 1 Principal Remittance Amount for such Distribution Date.

Pool 1b Percentage

An amount equal to, with respect to any Distribution Date, the percentage, equal to a fraction, the numerator of which is the Pool 1b Principal Remittance Amount for such Distribution Date and the denominator of which is the Pool 1 Principal Remittance Amount for such Distribution Date.

Pool 1a Principal Distribution Amount

With respect to any Distribution Date is sum of (i) the Pool 1a Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (x) the Overcollateralization Increase Amount for such Distribution Date and (y) the the Pool 1a Percentage.

Pool 1b Principal Distribution Amount

With respect to any Distribution Date is sum of (i) the Pool 1b Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (x) the Overcollateralization Increase Amount for such Distribution Date and (y) the the Pool 1b Percentage.

Pool 1a Principal Remittance Amount	With respect to any distribution date, the portion of the Pool 1 Principal Remittance Amount for such Distribution Date derived from the Pool 1a Mortgage Loans.
Pool 1b Principal Remitance Amount	With respect to any distribution date, the portion of the Pool 1 Principal Remittance Amount for such Distribution Date derived from the Pool 1b Mortgage Loans.
Pool 1a Senior Principal Distribution Amount	An amount equal to the Pool 1 Senior Principal Distribution Amount multiplied by the Pool 1a Percentage.
Pool 1b Senior Principal Distribution Amount	An amount equal to the Pool 1 Senior Principal Distribution Amount multiplied by the Pool 1b Percentage.
Pool 1 Interest Remittance Amount

With respect to any Distribution Date, that portion of the available distribution amount for such Distribution Date attributable to interest received or advanced with respect to the Pool 1 Mortgage Loans and compensating interest paid by the Servicer or Master Servicer with respect to the Pool 1 Mortgage Loans.

Pool 1 Mezzanine Certificates	Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6.
Pool 1 Mortgage Loan	The conventional, adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included in Pool 1 of the Issuing Entity as of the Closing Date.
Pool 1 Net WAC Cap

For any Distribution Date and (a) the Class 1-A-1A, Class 1-A-2A, and Class 1-A-3A Certificates, the Senior Net WAC Cap 1, (b) the Class 1-A-2A Certificates, the Senior Net WAC Cap 2, (c) the Class 1-A-4, the Senior Net WAC Cap 3, (d) the Class 1-A-5 Certificates, the Senior Net WAC Cap 4, and (d) the Mezzanine Certificates and Subordinate Certificates, the Subordinate Net Rate Cap.

Pool 1 Principal Distribution Amount	The sum of the Pool 1a Principal Distribution Amount and the Pool 1b Principal Distribution Amount.
Pool 1 Principal Remittance Amount

With respect to any Distribution Date, the portion of the available distribution amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the Pool 1 Mortgage Loans by the Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Pool 1 Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the Pool 1 Mortgage Loans received during the related prepayment period, including any subsequent recoveries on the Pool 1 Mortgage Loans, and (iv) the principal portion of the purchase price of each Pool 1 Mortgage Loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the Pool 1 Mortgage Loans, the principal portion of the purchase price, up to the principal portion of the par value and (vi) amounts paid under the Swap Agreement to cover the Unpaid Realized Loss Amounts on the Pool 1 Mortgage Loans during the related Due Period.

Pool 1 Senior Certificates	Class 1-A-1A, Class 1-A-2A, Class 1-A-3A, Class 1-A-1B, Class 1-A-4, and Class 1-A-5.
Pool 1 Senior Enhancement Percentage

For any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates (after giving effect to the distribution of the Pool 1 Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralized Amount (after giving effect to the distribution of the Pool 1 Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period.

Pool 1 Senior Principal Distribution Amount

For any applicable Distribution Date, an amount equal to the excess of (x) the aggregate class principal amount of the Pool 1 Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately [87.60]% and (2) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans minus the Overcollateralization Floor.

Pool 1 Subordinate Certificates	Class 1-B-1, Class 1-B-2
Realized Loss

With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

Senior Net WAC Cap 1	For any Distribution Date, a per annum rate equal to the Net WAC for Pool 1a multiplied by 30 divided by the actual number of days in the related interest accrual period.
Senior Net WAC Cap 2	For any Distribution Date, a per annum rate equal to the Net WAC for Pool 1b multiplied by 30 divided by the actual number of days in the related interest accrual period.
Senior Net WAC Cap 3

For any Distribution Date, a per annum rate equal to the quotient of (a) sum of (i) the Senior Net WAC Cap 1 multiplied by the Class 1-A-4 Component 1 Balance and (ii) the Senior Net WAC Cap 2 multiplied by the Class 1-A-4 Component 2 Balance, divided by (b) the Class Certificate Balance of the Class 1-A-4 Certificates.

Senior Net WAC Cap 4

For any Distribution Date, a per annum rate equal to the quotient of (a) sum of (i) the Senior Net WAC Cap 1 multiplied by the Class 1-A-5 Component 1 Balance and (ii) the Senior Net WAC Cap 2 multiplied by the Class 1-A-5 Component 2 Balance, divided by (b) the Class Certificate Balance of the Class 1-A-5 Certificates.

Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate class principal amount of the Pool 1 Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring March 2010 and (y) the first Distribution Date on which the Pool 1 Senior Enhancement Percentage is greater than or equal to approximately [12.40]% (as calculated prior to the distribution of Pool 1 Principal Distribution Amount  on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates ).

Structuring Assumptions

The following assumptions, unless otherwise specified: (i) scheduled payments on all Pool 1 Mortgage Loans are received on the first day of each month beginning March 1, 2007, (ii) any principal prepayments on the Pool 1 Mortgage Loans are received on the last day of each month beginning in February 2007 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Pool 1 Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, unless otherwise stated, (v) prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Pool 1 Mortgage Loans prepay at the indicated constant percentages of CPR, (vii) the date of issuance for the Certificates is February 28, 2007, (viii) cash distributions are received by the Certificateholders on the 25th day of each month beginning in March 25, 2007, (ix) there are no Net Interest Shortfalls on any Distribution Date, (x) 1-Month-LIBOR is constant at [5.320]%, (xi) 6-Month LIBOR is constant at [5.401]%, (xii) 1-Year LIBOR is held constant at [5.440]%, xiii) 1-Year-CMT is held constant is [5.090]%. (xiv) all Swap payments are paid to the interest waterfall.

Subordinate Class Principal Distribution Amount

With respect to any class of Pool 1 Subordinate Certificates  or Pool 1 Mezzanine Certificates  and Distribution Date, an amount equal to the excess of (x) the sum of (1) the class principal amount of such class of Certificates immediately prior to such Distribution Date and (2) the aggregate class principal amount of all classes of Certificates senior in right of payment to such class (after taking into account the payment of the Pool 1 Senior Principal Distribution Amount and related Subordinate Class Principal Distribution Amount, as applicable, on such Distribution Date) over (y) the lesser of (A) the product of (1) 100% minus the related Targeted C/E Percentage and (2) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans minus the Overcollateralization Floor.

Subordinate Net WAC Cap	For any Distribution Date, the weighted average of the Net WAC for both Pool 1a and Pool 1b, weighted based on the related aggregate Current Principal Balance of the related Loan Pool.
Targeted C/E Percentage	For each Class of Certificates, the percentage as set forth in the table on page [3].
Unpaid Realized Loss Amount	For any class of Certificates, the portion of the aggregate allocated Realized Loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to call)(1)

Prepayment Speed	10% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	50% CPR
Class 1-A-1A / 1-A-5
WAL (yrs)	7.60	3.86	3.00	2.42	1.99	1.66	1.19
Principal Window (months)	1 - 225	1 - 123	1 - 96	1 - 78	1 - 64	1 - 54	1 - 40
Class 1-A-2A
WAL (yrs)	3.30	1.58	1.23	1.00	0.83	0.71	0.53
Principal Window (months)	1 - 92	1 - 44	1 - 34	1 - 27	1 - 23	1 - 19	1 - 14
Class 1-A-3A
WAL (yrs)	10.05	4.88	3.78	3.00	2.41	2.03	1.51
Principal Window (months)	92 - 152	44 - 76	34 - 59	27 - 48	23 - 36	19 - 31	14 - 23
Class 1-A-4
WAL (yrs)	16.75	8.93	6.96	5.64	4.65	3.84	2.66
Principal Window (months)	152 - 225	76 - 123	59 - 96	48 - 78	36 - 64	31 - 54	23 - 40
Class 1-A-1B
WAL (yrs)	4.92	2.37	1.84	1.48	1.21	1.03	0.76
Principal Window (months)	1 - 152	1 - 76	1 - 59	1 - 48	1 - 36	1 - 31	1 - 23
Class 1-M-1
WAL (yrs)	12.95	6.67	5.26	4.44	3.94	3.67	3.32
Principal Window (months)	79 - 225	38 - 123	37 - 96	38 - 78	39 - 64	40 - 54	40 - 40
Class 1-M-2
WAL (yrs)	12.95	6.67	5.25	4.43	3.91	3.61	3.32
Principal Window (months)	79 - 225	38 - 123	37 - 96	38 - 78	38 - 64	39 - 54	40 - 40
Class 1-M-3
WAL (yrs)	12.95	6.67	5.25	4.42	3.88	3.59	3.32
Principal Window (months)	79 - 225	38 - 123	37 - 96	37 - 78	38 - 64	38 - 54	40 - 40
Class 1-M-4
WAL (yrs)	12.95	6.67	5.25	4.39	3.88	3.54	3.30
Principal Window (months)	79 - 225	38 - 123	37 - 96	37 - 78	38 - 64	38 - 54	39 - 40
Class 1-M-5
WAL (yrs)	12.80	6.57	5.16	4.32	3.83	3.50	3.24
Principal Window (months)	79 - 222	38 - 121	37 - 94	37 - 76	37 - 63	38 - 54	39 - 40
Class 1-M-6
WAL (yrs)	12.52	6.38	5.02	4.20	3.70	3.42	3.20
Principal Window (months)	79 - 210	38 - 113	37 - 88	37 - 71	37 - 59	38 - 50	38 - 39
Class 1-B-1
WAL (yrs)	11.97	6.02	4.74	3.98	3.51	3.23	3.15
Principal Window (months)	79 - 195	38 - 103	37 - 80	37 - 65	37 - 54	37 - 45	37 - 38
Class 1-B-2
WAL (yrs)	10.41	5.09	4.02	3.42	3.14	3.07	3.07
Principal Window (months)	79 - 166	38 - 84	37 - 66	37 - 53	37 - 44	37 - 37	37 - 37

(1) Based on the Structuring Assumptions and assuming that the optional call is exercised at the earliest possible date.

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to maturity)(1)

Prepayment Speed	10% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	50% CPR
Class 1-A-1A / 1-A-5
WAL (yrs)	7.99	4.18	3.28	2.65	2.18	1.83	1.31
Principal Window (months)	1 - 344	1 - 257	1 - 210	1 - 174	1 - 146	1 - 124	1 - 92
Class 1-A-2A
WAL (yrs)	3.30	1.58	1.23	1.00	0.83	0.71	0.53
Principal Window (months)	1 - 92	1 - 44	1 - 34	1 - 27	1 - 23	1 - 19	1 - 14
Class 1-A-3A
WAL (yrs)	10.05	4.88	3.78	3.00	2.41	2.03	1.51
Principal Window (months)	92 - 152	44 - 76	34 - 59	27 - 48	23 - 36	19 - 31	14 - 23
Class 1-A-4
WAL (yrs)	18.47	10.36	8.16	6.63	5.50	4.56	3.16
Principal Window (months)	152 - 344	76 - 257	59 - 210	48 - 174	36 - 146	31 - 124	23 - 92
Class 1-A-1B
WAL (yrs)	4.92	2.37	1.84	1.48	1.21	1.03	0.76
Principal Window (months)	1 - 152	1 - 76	1 - 59	1 - 48	1 - 36	1 - 31	1 - 23
Class 1-M-1
WAL (yrs)	13.53	7.09	5.61	4.72	4.19	3.88	3.76
Principal Window (months)	79 - 283	38 - 167	37 - 133	38 - 108	39 - 90	40 - 76	42 - 56
Class 1-M-2
WAL (yrs)	13.37	6.96	5.50	4.62	4.08	3.75	3.53
Principal Window (months)	79 - 263	38 - 150	37 - 119	38 - 97	38 - 80	39 - 68	41 - 50
Class 1-M-3
WAL (yrs)	13.20	6.84	5.39	4.53	3.98	3.68	3.41
Principal Window (months)	79 - 248	38 - 139	37 - 109	37 - 88	38 - 73	38 - 62	40 - 46
Class 1-M-4
WAL (yrs)	13.01	6.71	5.28	4.42	3.91	3.57	3.32
Principal Window (months)	79 - 235	38 - 129	37 - 102	37 - 82	38 - 68	38 - 58	39 - 43
Class 1-M-5
WAL (yrs)	12.80	6.57	5.16	4.32	3.83	3.50	3.24
Principal Window (months)	79 - 222	38 - 121	37 - 94	37 - 76	37 - 63	38 - 54	39 - 40
Class 1-M-6
WAL (yrs)	12.52	6.38	5.02	4.20	3.70	3.42	3.20
Principal Window (months)	79 - 210	38 - 113	37 - 88	37 - 71	37 - 59	38 - 50	38 - 39
Class 1-B-1
WAL (yrs)	11.97	6.02	4.74	3.98	3.51	3.23	3.15
Principal Window (months)	79 - 195	38 - 103	37 - 80	37 - 65	37 - 54	37 - 45	37 - 38
Class 1-B-2
WAL (yrs)	10.41	5.09	4.02	3.42	3.14	3.07	3.07
Principal Window (months)	79 - 166	38 - 84	37 - 66	37 - 53	37 - 44	37 - 37	37 - 37

(1)

Based on the Structuring Assumptions.

Swap Schedule

Distribution Date	Notional Amount ($)(1)
March 25, 2007	725,000,000
April 25, 2007	703,712,107
May 25, 2007	683,048,949
June 25, 2007	662,992,199
July 25, 2007	643,524,070
August 25, 2007	624,627,293
September 25, 2007	606,285,107
October 25, 2007	588,481,245
November 25, 2007	571,199,912
December 25, 2007	554,425,780
January 25, 2008	538,143,970
February 25, 2008	522,340,038
March 25, 2008	506,999,964
April 25, 2008	492,110,140
May 25, 2008	477,461,135
June 25, 2008	463,438,568
July 25, 2008	449,827,593
August 25, 2008	436,522,683
September 25, 2008	423,612,437
October 25, 2008	410,733,623
November 25, 2008	391,902,642
December 25, 2008	380,326,087
January 25, 2009	369,154,567
February 25, 2009	358,310,993
March 25, 2009	347,785,744
April 25, 2009	337,569,479
May 25, 2009	327,653,132
June 25, 2009	318,027,902
July 25, 2009	308,685,248
August 25, 2009	299,080,853
September 25, 2009	290,090,201
October 25, 2009	280,617,750
November 25, 2009	221,634,055
December 25, 2009	214,157,750
January 25, 2010	207,866,607
February 25, 2010	201,760,156
March 25, 2010	195,832,978
April 25, 2010	190,079,813
May 25, 2010	184,495,554
June 25, 2010	179,075,245
July 25, 2010	173,814,075
August 25, 2010	168,707,375
September 25, 2010	163,750,610
October 25, 2010	158,939,382
November 25, 2010	154,269,420
December 25, 2010	149,736,577
January 25, 2011	145,336,831
February 25, 2011	141,066,274
March 25, 2011	136,921,117
April 25, 2011	132,897,677
May 25, 2011	128,992,385
June 25, 2011	125,201,771
July 25, 2011	121,522,470
August 25, 2011	117,921,002
September 25, 2011	114,455,508
October 25, 2011	110,470,747
November 25, 2011	66,322,809
December 25, 2011	47,271,179
January 25, 2012	37,383,033
February 25, 2012	36,284,523
March 25, 2012	35,218,269
April 25, 2012	34,183,327
May 25, 2012	33,178,776
June 25, 2012	32,203,726
July 25, 2012	31,257,309
August 25, 2012	30,338,685
September 25, 2012	29,447,040
October 25, 2012	28,581,580
November 25, 2012	27,741,538
December 25, 2012	26,926,168
January 25, 2013	26,134,744
February 25, 2013	25,366,565
March 25, 2013	24,620,948
April 25, 2013	23,897,231
May 25, 2013	23,194,770
June 25, 2013	22,512,943
July 25, 2013	21,851,143
August 25, 2013	21,208,782
September 25, 2013	20,585,290
October 25, 2013	19,955,071
November 25, 2013	18,275,554
December 25, 2013	17,550,462
January 25, 2014	4,412,387
February 25, 2014	4,282,457
March 25, 2014	4,156,348
April 25, 2014	4,033,949
May 25, 2014	3,915,151
June 25, 2014	3,799,847
July 25, 2014	3,687,935
August 25, 2014	3,579,315
September 25, 2014	3,473,891
October 25, 2014	3,371,568
November 25, 2014	3,272,255
December 25, 2014	3,175,865
January 25, 2015	3,082,310
February 25, 2015	2,991,508
March 25, 2015	2,903,378
April 25, 2015	2,817,841
May 25, 2015	2,734,820
June 25, 2015	2,654,243
July 25, 2015	2,576,037
August 25, 2015	2,500,133
September 25, 2015	2,426,462
October 25, 2015	2,354,959
November 25, 2015	2,285,561
December 25, 2015	2,218,205
January 25, 2016	2,152,831
February 25, 2016	2,089,382
March 25, 2016	2,027,800
April 25, 2016	1,968,031
May 25, 2016	1,910,022
June 25, 2016	1,853,720
July 25, 2016	1,799,075
August 25, 2016	1,746,039
September 25, 2016	1,694,565
October 25, 2016	1,605,649
November 25, 2016	734,943
December 25, 2016	484,513
January 25, 2017	0

Class 1-A-1A Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.500	11.500	11.500	11.500	11.500
25-May-08	11.500	11.500	11.500	11.500	11.500
25-Jun-08	11.500	11.500	11.500	11.500	11.500
25-Jul-08	11.500	11.500	11.500	11.500	11.500
25-Aug-08	11.398	11.500	11.500	11.500	11.500
25-Sep-08	11.302	11.500	11.500	11.500	11.500
25-Oct-08	11.329	11.500	11.500	11.500	11.500
25-Nov-08	11.077	11.500	11.500	11.500	11.500
25-Dec-08	11.110	11.500	11.500	11.500	11.500
25-Jan-09	10.917	11.429	11.500	11.500	11.500
25-Feb-09	10.832	11.359	11.500	11.500	11.500
25-Mar-09	11.119	11.614	11.500	11.500	11.500
25-Apr-09	10.683	11.236	11.500	11.500	11.500
25-May-09	10.729	11.281	11.500	11.500	11.500
25-Jun-09	10.540	11.119	11.500	11.500	11.500
25-Jul-09	10.589	11.164	11.500	11.500	11.500
25-Aug-09	10.390	10.991	11.500	11.500	11.500
25-Sep-09	10.331	10.943	11.500	11.500	11.500
25-Oct-09	10.709	11.296	11.500	11.500	11.500
25-Nov-09	10.150	10.634	11.254	11.500	11.500
25-Dec-09	10.585	11.051	11.656	11.500	11.500
25-Jan-10	10.340	10.828	11.482	11.500	11.500
25-Feb-10	10.283	10.781	11.453	11.500	11.500
25-Mar-10	10.841	11.300	11.700	11.500	11.500
25-Apr-10	10.244	10.754	11.500	11.500	11.500
25-May-10	10.456	10.958	11.500	11.500	11.500
25-Jun-10	10.287	10.808	11.500	11.500	11.500
25-Jul-10	10.441	10.954	11.500	11.500	11.500
25-Aug-10	10.191	10.724	11.500	11.500	11.500
25-Sep-10	10.146	10.687	11.500	11.500	11.500
25-Oct-10	10.324	10.856	11.500	11.500	11.500
25-Nov-10	10.081	10.633	11.500	11.500	11.500
25-Dec-10	10.264	10.807	11.500	11.500	11.500
25-Jan-11	10.018	10.580	11.500	11.500	11.500
25-Feb-11	9.979	10.547	11.500	11.500	11.500
25-Mar-11	10.630	11.154	11.500	11.500	11.500
25-Apr-11	9.901	10.476	11.484	11.500	11.500
25-May-11	10.086	10.681	11.517	11.500	11.500
25-Jun-11	9.835	10.640	11.161	11.500	11.500
25-Jul-11	10.023	10.819	11.259	11.500	11.500
25-Aug-11	9.782	10.581	11.065	11.500	11.500
25-Sep-11	9.776	10.574	11.069	11.500	11.500
25-Oct-11	10.384	11.166	11.590	11.500	11.500
25-Nov-11	10.223	10.799	10.960	11.500	11.500
25-Dec-11	11.164	11.655	11.725	11.500	11.500
25-Jan-12	10.891	11.335	11.390	11.500	11.500
25-Feb-12	10.983	11.425	11.490	11.500	11.500
25-Mar-12	11.668	12.113	12.142	11.500	11.500
25-Apr-12	10.970	11.407	11.477	11.500	11.500
25-May-12	11.294	11.732	11.789	11.500	11.500
25-Jun-12	10.952	11.384	11.465	11.500	11.500
25-Jul-12	11.277	11.709	11.776	11.500	11.500
25-Aug-12	10.934	11.362	11.451	11.500	11.500
25-Sep-12	10.926	11.351	11.447	11.500	11.500
25-Oct-12	11.252	11.677	11.758	11.500	11.500
25-Nov-12	10.911	11.331	11.433	11.500	11.500
25-Dec-12	11.240	11.660	11.747	11.500	11.500
25-Jan-13	10.910	11.129	11.434	11.500	11.500
25-Feb-13	10.904	11.095	11.432	11.500	11.500
25-Mar-13	11.980	12.155	12.443	11.500	11.500
25-Apr-13	10.889	11.079	11.410	11.500	11.500
25-May-13	11.219	11.404	11.727	11.500	11.500
25-Jun-13	10.876	11.064	11.406	11.500	11.500
25-Jul-13	11.207	11.391	11.720	11.500	11.500
25-Aug-13	10.869	11.056	11.402	11.500	11.500
25-Sep-13	10.993	11.063	11.412	11.500
25-Oct-13	11.414	11.446	11.777	11.500
25-Nov-13	11.100	11.133	11.460	11.500
25-Dec-13	11.738	11.762	11.841	11.500
25-Jan-14	11.394	11.313	11.432	11.500
25-Feb-14	11.696	11.618	11.570	11.500
25-Mar-14	13.076	12.964	11.500	11.500
25-Apr-14	11.806	11.733	11.500	11.500
25-May-14	12.149	12.064	11.500	11.500
25-Jun-14	11.802	11.735	11.500	11.500
25-Jul-14	12.145	12.065	11.500	11.500
25-Aug-14	11.799	11.736	11.500	11.500
25-Sep-14	11.797	11.737	11.500	11.500
25-Oct-14	12.140	12.068	11.500	11.500
25-Nov-14	11.794	11.739	11.500	11.500
25-Dec-14	12.136	12.070	11.500	11.500
25-Jan-15	11.791	11.741	11.500	11.500
25-Feb-15	11.789	11.742	11.500	11.500
25-Mar-15	13.052	12.968	11.500
25-Apr-15	11.787	11.745	11.500
25-May-15	12.128	12.075	11.500
25-Jun-15	11.784	11.748	11.500
25-Jul-15	12.125	12.077	11.500
25-Aug-15	11.781	11.751	11.500
25-Sep-15	11.780	11.752	11.500
25-Oct-15	12.121	12.081	11.500
25-Nov-15	11.778	11.756	11.500
25-Dec-15	12.119	12.085	11.500
25-Jan-16	11.775	11.760	11.500
25-Feb-16	11.740	11.762	11.500
25-Mar-16	12.404	12.522	11.500
25-Apr-16	11.628	11.766	11.500
25-May-16	11.966	12.095	11.500
25-Jun-16	11.634	11.776	11.500
25-Jul-16	11.971	12.105	11.500
25-Aug-16	11.636	11.781	11.500
25-Sep-16	11.644	11.792	11.500
25-Oct-16	12.043	12.181	11.500
25-Nov-16	11.737	11.865	11.500
25-Dec-16	12.248	12.368	11.500
25-Jan-17	11.894	12.013	11.500
25-Feb-17	11.910	12.032	11.500
25-Mar-17	13.276	13.377	11.500
25-Apr-17	11.914	12.042	11.500
25-May-17	12.340	12.464	11.500
25-Jun-17	11.918	12.052
25-Jul-17	12.344	12.473
25-Aug-17	11.921	12.062
25-Sep-17	11.923	12.067
25-Oct-17	12.349	12.489
25-Nov-17	11.927	12.077
25-Dec-17	12.353	12.500
25-Jan-18	11.935	12.092
25-Feb-18	11.937	12.098
25-Mar-18	13.304	13.444
25-Apr-18	11.941	12.109
25-May-18	12.368	12.532
25-Jun-18	11.945	12.121
25-Jul-18	12.372	12.544
25-Aug-18	11.949	12.133
25-Sep-18	11.951	12.139
25-Oct-18	12.378	12.562
25-Nov-18	11.955	12.151
25-Dec-18	12.382	12.575
25-Jan-19	11.960	12.164
25-Feb-19	11.962	12.170
25-Mar-19	13.329	13.518
25-Apr-19	11.966	12.184
25-May-19	12.393	12.608
25-Jun-19	11.971	12.198
25-Jul-19	12.398	12.622
25-Aug-19	11.975	12.212
25-Sep-19	11.978	12.219
25-Oct-19	12.405	12.644
25-Nov-19	11.982	12.234
25-Dec-19	12.410	12.659
25-Jan-20	11.987	12.250
25-Feb-20	11.990	12.258
25-Mar-20	12.871	13.129
25-Apr-20	11.995	12.274
25-May-20	12.423	12.699
25-Jun-20	12.001	12.291
25-Jul-20	12.428	12.716
25-Aug-20	12.006	12.308
25-Sep-20	12.009	12.317
25-Oct-20	12.437	12.743
25-Nov-20	12.015	12.335
25-Dec-20	12.443
25-Jan-21	12.021
25-Feb-21	12.024
25-Mar-21	13.393
25-Apr-21	12.031
25-May-21	12.459
25-Jun-21	12.037
25-Jul-21	12.465
25-Aug-21	12.044
25-Sep-21	12.047
25-Oct-21	12.475
25-Nov-21	12.054
25-Dec-21	12.482
25-Jan-22	12.061
25-Feb-22	12.064
25-Mar-22	13.434
25-Apr-22	12.072
25-May-22	12.501
25-Jun-22	12.079
25-Jul-22	12.508
25-Aug-22	12.087
25-Sep-22	12.091
25-Oct-22	12.520
25-Nov-22	12.099
25-Dec-22	12.528
25-Jan-23	12.107
25-Feb-23	12.111
25-Mar-23	13.482
25-Apr-23	12.120
25-May-23	12.549
25-Jun-23	12.129
25-Jul-23	12.558
25-Aug-23	12.138
25-Sep-23	12.142
25-Oct-23	12.572
25-Nov-23	12.152
25-Dec-23	12.582
25-Jan-24	12.162
25-Feb-24	12.166
25-Mar-24	13.051
25-Apr-24	12.177
25-May-24	12.607
25-Jun-24	12.187
25-Jul-24	12.618
25-Aug-24	12.198
25-Sep-24	12.203
25-Oct-24	12.634
25-Nov-24	12.215
25-Dec-24	12.645
25-Jan-25	12.226
25-Feb-25	12.232
25-Mar-25	13.605
25-Apr-25	12.244
25-May-25	12.676
25-Jun-25	12.257
25-Jul-25	12.688
25-Aug-25	12.270
25-Sep-25	12.276
25-Oct-25	12.708
25-Nov-25	12.290
25-Dec-25	12.722
25-Jan-26	12.304
25-Feb-26	12.311
25-Mar-26	13.685
25-April-26	12.325
25-May-26	12.758
25-Jun-26	12.341
25-Jul-26	12.774
25-Aug-26	12.356

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-1A Certificates divided by b) the Class 1-A-1A balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-month LIBOR, 6-month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.34%.

Class 1-A-2A Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.500	11.500	11.500	11.500	11.500
25-May-08	11.500	11.500	11.500	11.500	11.500
25-Jun-08	11.500	11.500	11.500	11.500	11.500
25-Jul-08	11.500	11.500	11.500	11.500	11.500
25-Aug-08	11.440	11.500	11.500	11.500	11.500
25-Sep-08	11.344	11.500	11.500	11.500	11.500
25-Oct-08	11.371	11.500	11.500	11.500	11.500
25-Nov-08	11.119	11.500	11.500	11.500	11.500
25-Dec-08	11.155	11.500	11.500	11.500	11.500
25-Jan-09	10.964	11.475	11.500	11.500	11.500
25-Feb-09	10.883	11.405	11.500	11.500	11.500
25-Mar-09	11.175	11.640	11.500	11.500	11.500
25-Apr-09	10.742	11.281	11.500	11.500	11.500
25-May-09	10.793	11.330	11.500	11.500	11.500
25-Jun-09	10.609	11.171	11.500	11.500
25-Jul-09	10.664	11.224	11.500	11.500
25-Aug-09	10.471	11.057	11.500	11.500
25-Sep-09	10.420	11.020	11.500	11.500
25-Oct-09	10.805	11.386	11.500	11.500
25-Nov-09	10.236	10.713	11.298	11.500
25-Dec-09	10.679	11.149	11.716	11.500
25-Jan-10	10.443	10.943	11.521
25-Feb-10	10.394	10.915	11.496
25-Mar-10	10.958	11.459	11.505
25-Apr-10	10.375	10.937	11.500
25-May-10	10.595	11.165	11.500
25-Jun-10	10.438	11.044	11.500
25-Jul-10	10.600	11.220	11.500
25-Aug-10	10.362	11.027	11.500
25-Sep-10	10.327	11.028	11.500
25-Oct-10	10.514	11.243	11.500
25-Nov-10	10.285	11.079
25-Dec-10	10.477	11.312
25-Jan-11	10.247	11.166
25-Feb-11	10.221	11.217
25-Mar-11	10.873	11.906
25-Apr-11	10.174	11.402
25-May-11	10.369	11.760
25-Jun-11	10.138	12.019
25-Jul-11	10.337	12.387
25-Aug-11	10.117	12.439
25-Sep-11	10.129	12.792
25-Oct-11	10.750	13.903
25-Nov-11	10.478	13.274
25-Dec-11	11.374	14.531
25-Jan-12	11.086	15.446
25-Feb-12	11.194	20.425
25-Mar-12	11.891
25-Apr-12	11.218
25-May-12	11.558
25-Jun-12	11.239
25-Jul-12	11.581
25-Aug-12	11.265
25-Sep-12	11.279
25-Oct-12	11.627
25-Nov-12	11.317
25-Dec-12	11.671
25-Jan-13	11.379
25-Feb-13	11.407
25-Mar-13	12.505
25-Apr-13	11.480
25-May-13	11.852
25-Jun-13	11.569
25-Jul-13	11.956
25-Aug-13	11.695
25-Sep-13	12.095
25-Oct-13	12.673
25-Nov-13	12.435
25-Dec-13	13.218
25-Jan-14	12.400
25-Feb-14	12.851
25-Mar-14	18.401
25-Apr-14	13.363
25-May-14	15.213
25-Jun-14	14.062
25-Jul-14	16.898
25-Aug-14	15.636
25-Sep-14	17.494
25-Oct-14	29.987
25-Nov-14	77.210

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-2A Certificates divided by b) the Class 1-A-2A balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.44%.

Class 1-A-3A Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.500	11.500	11.500	11.500	11.500
25-May-08	11.500	11.500	11.500	11.500	11.500
25-Jun-08	11.500	11.500	11.500	11.500	11.500
25-Jul-08	11.500	11.500	11.500	11.500	11.500
25-Aug-08	11.398	11.500	11.500	11.500	11.500
25-Sep-08	11.301	11.500	11.500	11.500	11.500
25-Oct-08	11.326	11.500	11.500	11.500	11.500
25-Nov-08	11.072	11.500	11.500	11.500	11.500
25-Dec-08	11.103	11.500	11.500	11.500	11.500
25-Jan-09	10.906	11.429	11.500	11.500	11.500
25-Feb-09	10.818	11.358	11.500	11.500	11.500
25-Mar-09	11.098	11.611	11.500	11.500	11.500
25-Apr-09	10.660	11.235	11.500	11.500	11.500
25-May-09	10.702	11.275	11.500	11.500	11.500
25-Jun-09	10.508	11.110	11.500	11.500	11.500
25-Jul-09	10.551	11.151	11.500	11.500	11.500
25-Aug-09	10.347	10.973	11.500	11.500	11.500
25-Sep-09	10.283	10.919	11.500	11.500	11.500
25-Oct-09	10.654	11.264	11.500	11.500	11.500
25-Nov-09	10.099	10.604	11.254	11.500	11.500
25-Dec-09	10.528	11.012	11.650	11.500	11.500
25-Jan-10	10.276	10.782	11.480	11.500	11.500
25-Feb-10	10.214	10.729	11.450	11.500	11.500
25-Mar-10	10.769	11.239	11.696	11.500	11.500
25-Apr-10	10.162	10.685	11.500	11.500	11.500
25-May-10	10.371	10.883	11.500	11.500	11.500
25-Jun-10	10.195	10.727	11.500	11.500	11.500
25-Jul-10	10.346	10.866	11.500	11.500	11.500
25-Aug-10	10.090	10.630	11.500	11.500	11.500
25-Sep-10	10.041	10.586	11.500	11.500	11.500
25-Oct-10	10.217	10.749	11.500	11.500	11.500
25-Nov-10	9.968	10.518	11.500	11.500	11.500
25-Dec-10	10.149	10.685	11.500	11.500	11.500
25-Jan-11	9.896	10.450	11.500	11.500	11.500
25-Feb-11	9.854	10.410	11.500	11.500	11.500
25-Mar-11	10.508	11.015	11.500	11.500
25-Apr-11	9.766	10.319	11.484	11.500
25-May-11	9.950	10.519	11.517	11.500
25-Jun-11	9.692	10.455	11.161	11.500
25-Jul-11	9.881	10.634	11.269	11.500
25-Aug-11	9.633	10.390	11.083	11.500
25-Sep-11	9.624	10.380	11.100	11.500
25-Oct-11	10.232	10.968	11.641	11.500
25-Nov-11	10.119	10.657	11.002	11.500
25-Dec-11	11.081	11.532	11.786	11.500
25-Jan-12	10.816	11.219	11.456	11.500
25-Feb-12	10.905	11.302	11.572
25-Mar-12	11.588	11.983	12.260
25-Apr-12	10.885	11.297	11.590
25-May-12	11.207	11.643	11.915
25-Jun-12	10.861	11.316	11.583
25-Jul-12	11.184	11.662	11.910
25-Aug-12	10.837	11.335	11.577
25-Sep-12	10.827	11.345	11.576
25-Oct-12	11.152	11.693	11.920
25-Nov-12	10.807	11.367	11.594
25-Dec-12	11.135	11.717	11.950
25-Jan-13	10.801	11.193	11.640
25-Feb-13	10.794	11.174	11.670
25-Mar-13	11.871	12.249	12.941
25-Apr-13	10.774	11.195	11.741
25-May-13	11.104	11.538	12.185
25-Jun-13	10.757	11.219	11.993
25-Jul-13	11.088	11.565
25-Aug-13	10.747	11.253
25-Sep-13	10.844	11.282
25-Oct-13	11.256	11.688
25-Nov-13	10.946	11.392
25-Dec-13	11.581	12.047
25-Jan-14	11.297	11.461
25-Feb-14	11.596	11.787
25-Mar-14	12.662	13.850
25-Apr-14	11.701	11.947
25-May-14	11.970	12.493
25-Jun-14	11.694	12.004
25-Jul-14	11.959	12.604
25-Aug-14	11.687	12.076
25-Sep-14	11.683	12.120
25-Oct-14	11.944	12.836
25-Nov-14	11.676	12.231
25-Dec-14	11.940	13.062
25-Jan-15	11.679	12.387
25-Feb-15	11.681	12.490
25-Mar-15	12.613	16.920
25-Apr-15	11.685	12.789
25-May-15	11.961	14.290
25-Jun-15	11.690	13.328
25-Jul-15	11.971	15.649
25-Aug-15	11.695	14.594
25-Sep-15	11.698	16.181
25-Oct-15	11.987	28.062
25-Nov-15	11.704
25-Dec-15	11.999
25-Jan-16	11.710
25-Feb-16	11.685
25-Mar-16	12.261
25-Apr-16	11.598
25-May-16	11.905
25-Jun-16	11.609
25-Jul-16	11.923
25-Aug-16	11.617
25-Sep-16	11.629
25-Oct-16	12.013
25-Nov-16	11.729
25-Dec-16	12.236
25-Jan-17	11.896
25-Feb-17	11.921
25-Mar-17	13.366
25-Apr-17	11.945
25-May-17	12.426
25-Jun-17	11.972
25-Jul-17	12.480
25-Aug-17	12.002
25-Sep-17	12.019
25-Oct-17	12.574
25-Nov-17	12.057
25-Dec-17	12.650
25-Jan-18	12.106
25-Feb-18	12.131
25-Mar-18	14.203
25-Apr-18	12.187
25-May-18	12.908
25-Jun-18	12.254
25-Jul-18	13.046
25-Aug-18	12.336
25-Sep-18	12.384
25-Oct-18	13.316
25-Nov-18	12.499
25-Dec-18	13.561
25-Jan-19	12.650
25-Feb-19	12.744
25-Mar-19	16.841
25-Apr-19	12.988
25-May-19	14.647
25-Jun-19	13.353
25-Jul-19	15.511
25-Aug-19	13.959
25-Sep-19	14.442
25-Oct-19	18.403
25-Nov-19	16.351
25-Dec-19	24.994
25-Jan-20	25.420
25-Feb-20	233.246

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-3A Certificates divided by b) the Class 1-A-3A balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.34%.

Class 1-A-1B Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.500	11.500	11.500	11.500	11.500
25-May-08	11.500	11.500	11.500	11.500	11.500
25-Jun-08	11.500	11.500	11.500	11.500	11.500
25-Jul-08	11.500	11.500	11.500	11.500	11.500
25-Aug-08	11.440	11.500	11.500	11.500	11.500
25-Sep-08	11.343	11.500	11.500	11.500	11.500
25-Oct-08	11.368	11.500	11.500	11.500	11.500
25-Nov-08	11.112	11.500	11.500	11.500	11.500
25-Dec-08	11.144	11.500	11.500	11.500	11.500
25-Jan-09	10.951	11.474	11.500	11.500	11.500
25-Feb-09	10.866	11.404	11.500	11.500	11.500
25-Mar-09	11.151	11.640	11.500	11.500	11.500
25-Apr-09	10.714	11.277	11.500	11.500	11.500
25-May-09	10.758	11.323	11.500	11.500	11.500
25-Jun-09	10.569	11.159	11.500	11.500	11.500
25-Jul-09	10.618	11.207	11.500	11.500	11.500
25-Aug-09	10.421	11.033	11.500	11.500	11.500
25-Sep-09	10.360	10.985	11.500	11.500	11.500
25-Oct-09	10.567	11.258	11.500	11.500	11.500
25-Nov-09	9.805	10.461	11.269	11.500	11.500
25-Dec-09	10.190	10.883	11.727	11.500	11.500
25-Jan-10	10.028	10.735	11.523	11.500	11.500
25-Feb-10	10.000	10.701	11.495	11.500	11.500
25-Mar-10	10.493	11.174	11.506	11.500	11.500
25-Apr-10	9.966	10.693	11.500	11.500	11.500
25-May-10	10.111	10.836	11.500	11.500	11.500
25-Jun-10	9.955	10.703	11.500	11.500	11.500
25-Jul-10	10.092	10.837	11.500	11.500	11.500
25-Aug-10	9.889	10.653	11.500	11.500	11.500
25-Sep-10	9.859	10.624	11.500	11.500	11.500
25-Oct-10	10.015	10.774	11.500	11.500	11.500
25-Nov-10	9.803	10.583	11.500	11.500	11.500
25-Dec-10	9.966	10.739	11.500	11.500	11.500
25-Jan-11	9.775	10.570	11.500	11.500	11.500
25-Feb-11	9.732	10.532	11.500	11.500	11.500
25-Mar-11	10.269	11.035	11.500	11.500
25-Apr-11	9.667	10.499	11.500	11.500
25-May-11	9.808	10.674	11.500	11.500
25-Jun-11	9.589	10.729	11.139	11.500
25-Jul-11	9.736	10.869	11.256	11.500
25-Aug-11	9.536	10.675	11.050	11.500
25-Sep-11	9.569	10.705	11.073	11.500
25-Oct-11	9.906	11.049	11.590	11.500
25-Nov-11	9.365	10.234	10.633	11.500
25-Dec-11	11.135	11.881	12.038	11.500
25-Jan-12	10.930	11.607	11.624	11.500
25-Feb-12	10.956	11.642	11.644
25-Mar-12	11.611	12.320	12.368
25-Apr-12	10.941	11.652	11.669
25-May-12	11.254	11.981	11.996
25-Jun-12	10.925	11.658	11.628
25-Jul-12	11.240	11.990	11.967
25-Aug-12	10.911	11.667	11.598
25-Sep-12	10.904	11.671	11.575
25-Oct-12	11.225	12.010	11.946
25-Nov-12	10.896	11.689	11.586
25-Dec-12	11.214	12.027	11.960
25-Jan-13	10.906	11.409	11.605
25-Feb-13	10.900	11.371	11.604
25-Mar-13	11.942	12.406	12.913
25-Apr-13	10.892	11.401	11.421
25-May-13	11.214	11.731	11.630
25-Jun-13	10.884	11.427	11.408
25-Jul-13	11.207	11.761
25-Aug-13	10.877	11.462
25-Sep-13	11.059	11.491
25-Oct-13	11.481	11.881
25-Nov-13	11.141	11.559
25-Dec-13	11.622	12.059
25-Jan-14	11.260	11.400
25-Feb-14	11.613	11.723
25-Mar-14	13.965	14.990
25-Apr-14	11.710	11.886
25-May-14	12.494	12.940
25-Jun-14	11.718	11.973
25-Jul-14	12.510	13.110
25-Aug-14	11.727	12.085
25-Sep-14	11.731	12.153
25-Oct-14	12.543	13.473
25-Nov-14	11.744	12.326
25-Dec-14	12.562	13.820
25-Jan-15	11.754	12.567
25-Feb-15	11.759	12.727
25-Mar-15	14.284	19.722
25-Apr-15	11.771	13.191
25-May-15	12.618	15.728
25-Jun-15	11.783	14.040
25-Jul-15	12.643	17.883
25-Aug-15	11.797	16.082
25-Sep-15	11.805	18.752
25-Oct-15	12.686	40.109
25-Nov-15	11.820
25-Dec-15	12.717
25-Jan-16	11.837
25-Feb-16	11.775
25-Mar-16	13.412
25-Apr-16	11.554
25-May-16	12.482
25-Jun-16	11.572
25-Jul-16	12.529
25-Aug-16	11.591
25-Sep-16	11.601
25-Oct-16	12.789
25-Nov-16	11.925
25-Dec-16	13.352
25-Jan-17	12.488
25-Feb-17	12.554
25-Mar-17	16.218
25-Apr-17	12.615
25-May-17	13.836
25-Jun-17	12.684
25-Jul-17	13.972
25-Aug-17	12.762
25-Sep-17	12.804
25-Oct-17	14.214
25-Nov-17	12.901
25-Dec-17	14.409
25-Jan-18	13.028
25-Feb-18	13.093
25-Mar-18	18.366
25-Apr-18	13.236
25-May-18	15.074
25-Jun-18	13.409
25-Jul-18	15.430
25-Aug-18	13.620
25-Sep-18	13.745
25-Oct-18	16.133
25-Nov-18	14.044
25-Dec-18	16.771
25-Jan-19	14.438
25-Feb-19	14.685
25-Mar-19	25.251
25-Apr-19	15.330
25-May-19	19.640
25-Jun-19	16.305
25-Jul-19	21.968
25-Aug-19	17.954
25-Sep-19	19.293
25-Oct-19	30.052
25-Nov-19	24.835
25-Dec-19	50.376
25-Jan-20	57.935

3.

Available Funds Cap equals a) the interest paid out to the Class 1-A-1B Certificates divided by b) the Class 1-A-1B balance adjusted for actual days.

4.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.44%.

Class 1-A-4 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.500	11.500	11.500	11.500	11.500
25-May-08	11.500	11.500	11.500	11.500	11.500
25-Jun-08	11.500	11.500	11.500	11.500	11.500
25-Jul-08	11.500	11.500	11.500	11.500	11.500
25-Aug-08	11.397	11.500	11.500	11.500	11.500
25-Sep-08	11.300	11.500	11.500	11.500	11.500
25-Oct-08	11.326	11.500	11.500	11.500	11.500
25-Nov-08	11.070	11.500	11.500	11.500	11.500
25-Dec-08	11.101	11.500	11.500	11.500	11.500
25-Jan-09	10.904	11.427	11.500	11.500	11.500
25-Feb-09	10.815	11.356	11.500	11.500	11.500
25-Mar-09	11.094	11.612	11.500	11.500	11.500
25-Apr-09	10.656	11.232	11.500	11.500	11.500
25-May-09	10.696	11.273	11.500	11.500	11.500
25-Jun-09	10.502	11.107	11.500	11.500	11.500
25-Jul-09	10.544	11.147	11.500	11.500	11.500
25-Aug-09	10.340	10.969	11.500	11.500	11.500
25-Sep-09	10.275	10.914	11.500	11.500	11.500
25-Oct-09	10.586	11.229	11.500	11.500	11.500
25-Nov-09	9.966	10.525	11.243	11.500	11.500
25-Dec-09	10.376	10.933	11.659	11.500	11.500
25-Jan-10	10.152	10.729	11.482	11.500	11.500
25-Feb-10	10.099	10.678	11.449	11.500	11.500
25-Mar-10	10.629	11.168	11.698	11.500	11.500
25-Apr-10	10.045	10.636	11.500	11.500	11.500
25-May-10	10.230	10.811	11.500	11.500	11.500
25-Jun-10	10.058	10.658	11.500	11.500	11.500
25-Jul-10	10.201	10.790	11.500	11.500	11.500
25-Aug-10	9.960	10.566	11.500	11.500	11.500
25-Sep-10	9.915	10.522	11.500	11.500	11.500
25-Oct-10	10.081	10.675	11.500	11.500	11.500
25-Nov-10	9.841	10.450	11.500	11.500	11.500
25-Dec-10	10.013	10.608	11.500	11.500	11.500
25-Jan-11	9.777	10.388	11.500	11.500	11.500
25-Feb-11	9.732	10.343	11.500	11.500	11.500
25-Mar-11	10.346	10.907	11.500	11.500	11.500
25-Apr-11	9.645	10.254	11.485	11.500	11.500
25-May-11	9.813	10.438	11.515	11.500	11.500
25-Jun-11	9.564	10.398	11.136	11.500	11.500
25-Jul-11	9.737	10.560	11.231	11.500	11.500
25-Aug-11	9.501	10.327	11.026	11.500	11.500
25-Sep-11	9.504	10.325	11.025	11.500	11.500
25-Oct-11	10.019	10.825	11.525	11.500	11.500
25-Nov-11	9.794	10.391	10.801	11.500	11.500
25-Dec-11	11.044	11.545	11.777	11.500	11.500
25-Jan-12	10.805	11.251	11.420	11.500	11.500
25-Feb-12	10.870	11.309	11.485	11.500	11.500
25-Mar-12	11.543	11.979	12.141	11.500	11.500
25-Apr-12	10.846	11.271	11.475	11.500	11.500
25-May-12	11.164	11.584	11.788	11.500	11.500
25-Jun-12	10.820	11.232	11.461	11.500	11.500
25-Jul-12	11.139	11.547	11.776	11.500	11.500
25-Aug-12	10.796	11.195	11.448	11.500	11.500
25-Sep-12	10.784	11.178	11.439	11.500	11.500
25-Oct-12	11.106	11.497	11.756	11.500	11.500
25-Nov-12	10.764	11.147	11.428	11.500	11.500
25-Dec-12	11.087	11.467	11.747	11.500	11.500
25-Jan-13	10.759	10.956	11.432	11.500	11.500
25-Feb-13	10.750	10.921	11.425	11.500	11.500
25-Mar-13	11.819	11.969	12.481	11.500	11.500
25-Apr-13	10.730	10.895	11.425	11.500	11.500
25-May-13	11.055	11.214	11.752	11.500	11.500
25-Jun-13	10.711	10.873	11.413	11.500	11.500
25-Jul-13	11.038	11.194	11.663	11.500	11.500
25-Aug-13	10.698	10.856	11.407	11.500	11.500
25-Sep-13	10.802	10.859	11.416	11.500
25-Oct-13	11.210	11.234	11.691	11.500
25-Nov-13	10.892	10.916	11.468	11.500
25-Dec-13	11.473	11.488	11.534	11.500
25-Jan-14	11.209	11.140	11.431	11.500
25-Feb-14	11.523	11.456	11.571	11.500
25-Mar-14	12.811	12.693	11.500	11.500
25-Apr-14	11.622	11.557	11.500	11.500
25-May-14	12.045	11.959	11.500	11.500
25-Jun-14	11.614	11.552	11.500	11.500
25-Jul-14	12.033	11.949	11.500	11.500
25-Aug-14	11.606	11.547	11.500	11.500
25-Sep-14	11.603	11.545	11.500	11.500
25-Oct-14	12.016	11.935	11.500	11.500
25-Nov-14	11.596	11.542	11.500	11.500
25-Dec-14	12.005	11.925	11.500	11.500
25-Jan-15	11.589	11.538	11.500	11.500
25-Feb-15	11.586	11.537	11.500	11.500
25-Mar-15	12.674	12.537	11.500
25-Apr-15	11.580	11.533	11.500
25-May-15	11.980	11.903	11.500
25-Jun-15	11.574	11.530	11.500
25-Jul-15	11.970	11.895	11.500
25-Aug-15	11.568	11.527	11.500
25-Sep-15	11.565	11.526	11.500
25-Oct-15	11.956	11.884	11.500
25-Nov-15	11.559	11.523	11.500
25-Dec-15	11.946	11.882	11.500
25-Jan-16	11.554	11.526	11.500
25-Feb-16	11.528	11.528	11.500
25-Mar-16	12.128	12.164	11.500
25-Apr-16	11.449	11.532	11.500
25-May-16	11.827	11.892	11.500
25-Jun-16	11.451	11.539	11.500
25-Jul-16	11.825	11.899	11.500
25-Aug-16	11.450	11.543	11.500
25-Sep-16	11.454	11.550	11.500
25-Oct-16	11.862	11.950	11.500
25-Nov-16	11.664	11.746	11.500
25-Dec-16	11.985	12.072	11.500
25-Jan-17	11.760	11.843	11.500
25-Feb-17	11.768	11.855	11.500
25-Mar-17	12.597	12.725	11.500
25-Apr-17	11.764	11.861	11.500
25-May-17	12.016	12.134	11.500
25-Jun-17	11.761	11.867
25-Jul-17	12.008	12.140
25-Aug-17	11.758	11.874
25-Sep-17	11.756	11.877
25-Oct-17	11.996	12.150
25-Nov-17	11.753	11.884
25-Dec-17	11.989	12.157
25-Jan-18	11.753	11.894
25-Feb-18	11.752	11.898
25-Mar-18	12.489	12.769
25-Apr-18	11.748	11.905
25-May-18	11.972	12.178
25-Jun-18	11.745	11.912
25-Jul-18	11.965	12.186
25-Aug-18	11.742	11.920
25-Sep-18	11.741	11.924
25-Oct-18	11.954	12.198
25-Nov-18	11.738	11.932
25-Dec-18	11.947	12.206
25-Jan-19	11.735	11.940
25-Feb-19	11.734	11.944
25-Mar-19	12.388	12.817
25-Apr-19	11.731	11.953
25-May-19	11.930	12.228
25-Jun-19	11.728	11.962
25-Jul-19	11.923	12.237
25-Aug-19	11.725	11.971
25-Sep-19	11.724	11.976
25-Oct-19	11.913	12.251
25-Nov-19	11.722	11.986
25-Dec-19	11.907	12.261
25-Jan-20	11.719	11.996
25-Feb-20	11.718	12.001
25-Mar-20	12.097	12.565
25-Apr-20	11.720	12.012
25-May-20	11.904	12.287
25-Jun-20	11.722	12.023
25-Jul-20	11.906	12.298
25-Aug-20	11.725	12.034
25-Sep-20	11.726	12.040
25-Oct-20	11.910	12.316
25-Nov-20	11.729	12.051
25-Dec-20	11.913
25-Jan-21	11.731
25-Feb-21	11.733
25-Mar-21	12.322
25-Apr-21	11.735
25-May-21	11.920
25-Jun-21	11.738
25-Jul-21	11.922
25-Aug-21	11.741
25-Sep-21	11.743
25-Oct-21	11.927
25-Nov-21	11.746
25-Dec-21	11.930
25-Jan-22	11.749
25-Feb-22	11.750
25-Mar-22	12.340
25-Apr-22	11.753
25-May-22	11.938
25-Jun-22	11.757
25-Jul-22	11.941
25-Aug-22	11.760
25-Sep-22	11.762
25-Oct-22	11.946
25-Nov-22	11.765
25-Dec-22	11.950
25-Jan-23	11.769
25-Feb-23	11.770
25-Mar-23	12.361
25-Apr-23	11.774
25-May-23	11.959
25-Jun-23	11.778
25-Jul-23	11.963
25-Aug-23	11.782
25-Sep-23	11.784
25-Oct-23	11.969
25-Nov-23	11.788
25-Dec-23	11.973
25-Jan-24	11.792
25-Feb-24	11.794
25-Mar-24	12.175
25-Apr-24	11.799
25-May-24	11.984
25-Jun-24	11.803
25-Jul-24	11.989
25-Aug-24	11.808
25-Sep-24	11.810
25-Oct-24	11.996
25-Nov-24	11.815
25-Dec-24	12.001
25-Jan-25	11.820
25-Feb-25	11.823
25-Mar-25	12.414
25-Apr-25	11.828
25-May-25	12.014
25-Jun-25	11.833
25-Jul-25	12.019
25-Aug-25	11.839
25-Sep-25	11.842
25-Oct-25	12.028
25-Nov-25	11.848
25-Dec-25	12.034
25-Jan-26	11.854
25-Feb-26	11.857
25-Mar-26	12.450
25-Apr-26	11.863
25-May-26	12.050
25-Jun-26	11.870
25-Jul-26	12.057
25-Aug-26	11.877

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-4 Certificates divided by b) the Class 1-A-4 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.29%.

Class 1-A-5 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.500	11.500	11.500	11.500	11.500
25-May-08	11.500	11.500	11.500	11.500	11.500
25-Jun-08	11.500	11.500	11.500	11.500	11.500
25-Jul-08	11.500	11.500	11.500	11.500	11.500
25-Aug-08	11.397	11.500	11.500	11.500	11.500
25-Sep-08	11.301	11.500	11.500	11.500	11.500
25-Oct-08	11.328	11.500	11.500	11.500	11.500
25-Nov-08	11.075	11.500	11.500	11.500	11.500
25-Dec-08	11.108	11.500	11.500	11.500	11.500
25-Jan-09	10.914	11.427	11.500	11.500	11.500
25-Feb-09	10.830	11.357	11.500	11.500	11.500
25-Mar-09	11.115	11.615	11.500	11.500	11.500
25-Apr-09	10.680	11.234	11.500	11.500	11.500
25-May-09	10.725	11.278	11.500	11.500	11.500
25-Jun-09	10.536	11.115	11.500	11.500	11.500
25-Jul-09	10.584	11.161	11.500	11.500	11.500
25-Aug-09	10.385	10.987	11.500	11.500	11.500
25-Sep-09	10.326	10.938	11.500	11.500	11.500
25-Oct-09	10.666	11.273	11.500	11.500	11.500
25-Nov-09	10.066	10.584	11.246	11.500	11.500
25-Dec-09	10.489	11.002	11.661	11.500	11.500
25-Jan-10	10.263	10.795	11.483	11.500	11.500
25-Feb-10	10.211	10.751	11.452	11.500	11.500
25-Mar-10	10.754	11.257	11.704	11.500	11.500
25-Apr-10	10.172	10.726	11.500	11.500	11.500
25-May-10	10.369	10.915	11.500	11.500	11.500
25-Jun-10	10.203	10.768	11.500	11.500	11.500
25-Jul-10	10.352	10.909	11.500	11.500	11.500
25-Aug-10	10.112	10.688	11.500	11.500	11.500
25-Sep-10	10.070	10.651	11.500	11.500	11.500
25-Oct-10	10.242	10.814	11.500	11.500	11.500
25-Nov-10	10.005	10.596	11.500	11.500	11.500
25-Dec-10	10.183	10.764	11.500	11.500	11.500
25-Jan-11	9.948	10.547	11.500	11.500	11.500
25-Feb-11	9.908	10.511	11.500	11.500	11.500
25-Mar-11	10.533	11.093	11.500	11.500	11.500
25-Apr-11	9.831	10.442	11.485	11.500	11.500
25-May-11	10.005	10.638	11.516	11.500	11.500
25-Jun-11	9.760	10.613	11.145	11.500	11.500
25-Jul-11	9.939	10.781	11.244	11.500	11.500
25-Aug-11	9.706	10.551	11.046	11.500	11.500
25-Sep-11	9.708	10.549	11.051	11.500	11.500
25-Oct-11	10.257	11.086	11.565	11.500	11.500
25-Nov-11	10.023	10.639	10.872	11.500	11.500
25-Dec-11	11.145	11.670	11.777	11.500	11.500
25-Jan-12	10.888	11.362	11.429	11.500	11.500
25-Feb-12	10.965	11.437	11.510	11.500	11.500
25-Mar-12	11.643	12.120	12.172	11.500	11.500
25-Apr-12	10.951	11.418	11.503	11.500	11.500
25-May-12	11.272	11.740	11.816	11.500	11.500
25-Jun-12	10.932	11.395	11.486	11.500	11.500
25-Jul-12	11.254	11.717	11.800	11.500	11.500
25-Aug-12	10.913	11.371	11.469	11.500	11.500
25-Sep-12	10.905	11.360	11.460	11.500	11.500
25-Oct-12	11.229	11.685	11.777	11.500	11.500
25-Nov-12	10.889	11.340	11.446	11.500	11.500
25-Dec-12	11.216	11.666	11.765	11.500	11.500
25-Jan-13	10.889	11.125	11.448	11.500	11.500
25-Feb-13	10.883	11.089	11.441	11.500	11.500
25-Mar-13	11.955	12.141	12.488	11.500	11.500
25-Apr-13	10.868	11.073	11.429	11.500	11.500
25-May-13	11.196	11.395	11.749	11.500	11.500
25-Jun-13	10.854	11.057	11.414	11.500	11.500
25-Jul-13	11.183	11.381	11.737	11.500	11.500
25-Aug-13	10.845	11.047	11.407	11.500	11.500
25-Sep-13	10.977	11.053	11.415	11.500
25-Oct-13	11.396	11.432	11.734	11.500
25-Nov-13	11.076	11.114	11.466	11.500
25-Dec-13	11.679	11.708	11.536	11.500
25-Jan-14	11.345	11.261	11.432	11.500
25-Feb-14	11.657	11.576	11.570	11.500
25-Mar-14	13.209	13.093	11.500	11.500
25-Apr-14	11.763	11.687	11.500	11.500
25-May-14	12.218	12.125	11.500	11.500
25-Jun-14	11.760	11.688	11.500	11.500
25-Jul-14	12.214	12.127	11.500	11.500
25-Aug-14	11.756	11.691	11.500	11.500
25-Sep-14	11.754	11.692	11.500	11.500
25-Oct-14	12.209	12.130	11.500	11.500
25-Nov-14	11.752	11.695	11.500	11.500
25-Dec-14	12.206	12.132	11.500	11.500
25-Jan-15	11.749	11.698	11.500	11.500
25-Feb-15	11.747	11.700	11.500	11.500
25-Mar-15	13.191	13.108	11.500
25-Apr-15	11.745	11.703	11.500
25-May-15	12.198	12.139	11.500
25-Jun-15	11.742	11.707	11.500
25-Jul-15	12.196	12.141	11.500
25-Aug-15	11.740	11.711	11.500
25-Sep-15	11.739	11.713	11.500
25-Oct-15	12.192	12.147	11.500
25-Nov-15	11.736	11.717	11.500
25-Dec-15	12.189	12.151	11.500
25-Jan-16	11.734	11.722	11.500
25-Feb-16	11.697	11.724	11.500
25-Mar-16	12.497	12.629	11.500
25-Apr-16	11.576	11.729	11.500
25-May-16	12.024	12.164	11.500
25-Jun-16	11.581	11.739	11.500
25-Jul-16	12.030	12.174	11.500
25-Aug-16	11.583	11.745	11.500
25-Sep-16	11.590	11.754	11.500
25-Oct-16	12.107	12.259	11.500
25-Nov-16	11.775	11.913	11.500
25-Dec-16	12.330	12.464	11.500
25-Jan-17	11.946	12.076	11.500
25-Feb-17	11.964	12.097	11.500
25-Mar-17	13.441	13.570	11.500
25-Apr-17	11.968	12.107	11.500
25-May-17	12.429	12.570	11.500
25-Jun-17	11.971	12.118
25-Jul-17	12.432	12.580
25-Aug-17	11.975	12.129
25-Sep-17	11.977	12.134
25-Oct-17	12.437	12.597
25-Nov-17	11.981	12.146
25-Dec-17	12.442	12.609
25-Jan-18	11.989	12.163
25-Feb-18	11.992	12.169
25-Mar-18	13.470	13.645
25-Apr-18	11.996	12.181
25-May-18	12.457	12.645
25-Jun-18	11.999	12.194
25-Jul-18	12.461	12.658
25-Aug-18	12.003	12.207
25-Sep-18	12.005	12.214
25-Oct-18	12.467	12.678
25-Nov-18	12.009	12.227
25-Dec-18	12.471	12.691
25-Jan-19	12.014	12.241
25-Feb-19	12.016	12.248
25-Mar-19	13.495	13.726
25-Apr-19	12.020	12.263
25-May-19	12.482	12.728
25-Jun-19	12.025	12.278
25-Jul-19	12.487	12.744
25-Aug-19	12.029	12.294
25-Sep-19	12.032	12.302
25-Oct-19	12.494	12.768
25-Nov-19	12.036	12.319
25-Dec-19	12.498	12.785
25-Jan-20	12.041	12.336
25-Feb-20	12.044	12.344
25-Mar-20	12.998	13.300
25-Apr-20	12.049	12.362
25-May-20	12.512	12.829
25-Jun-20	12.056	12.381
25-Jul-20	12.518	12.848
25-Aug-20	12.062	12.400
25-Sep-20	12.065	12.409
25-Oct-20	12.528	12.877
25-Nov-20	12.071	12.430
25-Dec-20	12.535
25-Jan-21	12.078
25-Feb-21	12.081
25-Mar-21	13.563
25-Apr-21	12.088
25-May-21	12.552
25-Jun-21	12.095
25-Jul-21	12.559
25-Aug-21	12.102
25-Sep-21	12.106
25-Oct-21	12.570
25-Nov-21	12.113
25-Dec-21	12.577
25-Jan-22	12.121
25-Feb-22	12.125
25-Mar-22	13.608
25-Apr-22	12.133
25-May-22	12.597
25-Jun-22	12.141
25-Jul-22	12.606
25-Aug-22	12.149
25-Sep-22	12.154
25-Oct-22	12.618
25-Nov-22	12.162
25-Dec-22	12.627
25-Jan-23	12.171
25-Feb-23	12.176
25-Mar-23	13.661
25-Apr-23	12.185
25-May-23	12.651
25-Jun-23	12.195
25-Jul-23	12.660
25-Aug-23	12.205
25-Sep-23	12.210
25-Oct-23	12.675
25-Nov-23	12.220
25-Dec-23	12.686
25-Jan-24	12.231
25-Feb-24	12.236
25-Mar-24	13.195
25-Apr-24	12.247
25-May-24	12.713
25-Jun-24	12.258
25-Jul-24	12.725
25-Aug-24	12.270
25-Sep-24	12.276
25-Oct-24	12.743
25-Nov-24	12.288
25-Dec-24	12.755
25-Jan-25	12.301
25-Feb-25	12.307
25-Mar-25	13.796
25-Apr-25	12.320
25-May-25	12.788
25-Jun-25	12.334
25-Jul-25	12.802
25-Aug-25	12.348
25-Sep-25	12.355
25-Oct-25	12.824
25-Nov-25	12.370
25-Dec-25	12.839
25-Jan-26	12.385
25-Feb-26	12.393
25-Mar-26	13.884
25-Apr-26	12.409
25-May-26	12.878
25-Jun-26	12.425
25-Jul-26	12.895
25-Aug-26	12.443

3.

Available Funds Cap equals a) the interest paid out to the Class 1-A-5 Certificates divided by b) the Class 1-A-5 balance adjusted for actual days.

4.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.30%.

Net WAC Cap and Effective Rate Schedule(1)(5)

Payment Date	Net WAC Cap(%)(2)(3)	Effective Rate(%)(2)(4)
March 25, 2007	8.15	22.92
April 25, 2007	6.57	21.51
May 25, 2007	6.79	21.56
June 25, 2007	6.57	21.51
July 25, 2007	6.79	21.56
August 25, 2007	6.57	21.51
September 25, 2007	6.57	21.51
October 25, 2007	6.79	21.56
November 25, 2007	6.57	21.51
December 25, 2007	6.79	21.56
January 25, 2008	6.57	21.51
February 25, 2008	6.57	21.51
March 25, 2008	7.03	21.62
April 25, 2008	6.57	21.51
May 25, 2008	6.79	21.56
June 25, 2008	6.57	21.51
July 25, 2008	6.79	21.56
August 25, 2008	6.57	21.50
September 25, 2008	6.58	21.50
October 25, 2008	6.82	21.56
November 25, 2008	6.61	21.27
December 25, 2008	6.85	21.34
January 25, 2009	6.63	21.28
February 25, 2009	6.63	21.28
March 25, 2009	7.34	21.46
April 25, 2009	6.64	21.29
May 25, 2009	6.87	21.35
June 25, 2009	6.65	21.31
July 25, 2009	6.88	21.36
August 25, 2009	6.66	21.29
September 25, 2009	6.67	21.29
October 25, 2009	7.19	21.59
November 25, 2009	7.20	19.05
December 25, 2009	7.76	19.43
January 25, 2010	7.51	19.31
February 25, 2010	7.51	19.31
March 25, 2010	8.32	19.69
April 25, 2010	7.57	19.37
May 25, 2010	7.88	19.55
June 25, 2010	7.70	19.50
July 25, 2010	7.96	19.63
August 25, 2010	7.70	19.50
September 25, 2010	7.71	19.51
October 25, 2010	7.98	19.65
November 25, 2010	7.73	19.53
December 25, 2010	8.01	19.67
January 25, 2011	7.76	19.56
February 25, 2011	7.76	19.56
March 25, 2011	8.59	19.96
April 25, 2011	7.76	19.56
May 25, 2011	8.02	19.69
June 25, 2011	7.77	19.56
July 25, 2011	8.03	19.69
August 25, 2011	7.78	19.58
September 25, 2011	7.82	19.62
October 25, 2011	8.45	20.05
November 25, 2011	8.86	16.11
December 25, 2011	10.28	15.54
January 25, 2012	10.15	14.49
February 25, 2012	10.24	14.58
March 25, 2012	10.95	15.19
April 25, 2012	10.25	14.58
May 25, 2012	10.59	14.88
June 25, 2012	10.25	14.58
July 25, 2012	10.59	14.88
August 25, 2012	10.25	14.58
September 25, 2012	10.25	14.58
October 25, 2012	10.59	14.88
November 25, 2012	10.25	14.59
December 25, 2012	10.59	14.88
January 25, 2013	10.26	14.60
February 25, 2013	10.26	14.60
March 25, 2013	11.36	15.55
April 25, 2013	10.26	14.60
May 25, 2013	10.61	14.90
June 25, 2013	10.27	14.60
July 25, 2013	10.61	14.90
August 25, 2013	10.27	14.61

(1) Assumes a swap strike rate of 5.230%

(2) Assumes 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 20.00%.

(3) The indicated Net WAC Cap reflects no amounts paid from the Swap Counterparty.

(4) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to or from the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

(5) Run to optional termination at 30 CPR

Excess Interest (1) (2)

Distribution Period	Excess Interest (1)(2)
25-Mar-07	2.35%
25-Apr-07	1.45%
25-May-07	1.45%
25-Jun-07	1.45%
25-Jul-07	1.45%
25-Aug-07	1.45%
25-Sep-07	1.45%
25-Oct-07	1.45%
25-Nov-07	1.45%
25-Dec-07	1.45%
25-Jan-08	1.45%
25-Feb-08	1.45%
25-Mar-08	1.45%
25-Apr-08	1.45%
25-May-08	1.45%
25-Jun-08	1.45%
25-Jul-08	1.45%
25-Aug-08	1.45%
25-Sep-08	1.45%
25-Oct-08	1.46%
25-Nov-08	1.46%
25-Dec-08	1.47%
25-Jan-09	1.46%
25-Feb-09	1.46%
25-Mar-09	1.49%
25-Apr-09	1.46%
25-May-09	1.47%
25-Jun-09	1.46%
25-Jul-09	1.47%
25-Aug-09	1.47%
25-Sep-09	1.47%
25-Oct-09	1.53%
25-Nov-09	1.52%
25-Dec-09	1.65%
25-Jan-10	1.61%
25-Feb-10	1.61%
25-Mar-10	1.74%
25-Apr-10	1.61%
25-May-10	1.65%
25-Jun-10	1.62%
25-Jul-10	1.66%
25-Aug-10	1.63%
25-Sep-10	1.63%
25-Oct-10	1.68%
25-Nov-10	1.64%
25-Dec-10	1.68%
25-Jan-11	1.65%
25-Feb-11	1.65%
25-Mar-11	1.78%
25-Apr-11	1.66%
25-May-11	1.71%
25-Jun-11	1.68%
25-Jul-11	1.72%
25-Aug-11	1.69%
25-Sep-11	1.70%
25-Oct-11	1.79%
25-Nov-11	1.76%
25-Dec-11	1.99%
25-Jan-12	1.89%
25-Feb-12	1.91%
25-Mar-12	2.18%
25-Apr-12	1.92%
25-May-12	2.06%
25-Jun-12	1.94%
25-Jul-12	2.08%
25-Aug-12	1.96%
25-Sep-12	1.96%
25-Oct-12	2.10%
25-Nov-12	1.98%
25-Dec-12	2.12%
25-Jan-13	2.00%
25-Feb-13	2.01%
25-Mar-13	2.41%
25-Apr-13	2.03%
25-May-13	2.17%
25-Jun-13	2.06%
25-Jul-13	2.20%
25-Aug-13	2.08%

1.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) the Pool 1 Mortgage Loans prepay at a speed of 30% CPR

2.

Excess Interest for any Distribution Date is equal to (x) the product of (a) 12 and (b) interest remaining after payment of interest accrued on the bonds (including basis risk) plus or minus any Net Swap Payments made to or from the swap provider, divided by (B) the principal balance of the Pool 1 Certificates prior to any distributions of principal on such Distribution Date.

Pool 1 Mortgage Loan Statistics

All Collateral Statistics set forth in the tables below and in the proceeding pages are approximate and subject to change based on final collateral

 Original Principal Balance(1)-Aggregate Group 1

Range of Original Principal Balances ($)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	63	$4,837,863.32	0.64%	7.619215%	713.5	74.28%	74.28%	2.606%	13.327%	58
100,000.01 - 200,000.00	215	32,335,022.95	4.26	7.240280	706.0	76.75	76.75	2.505	12.844	59
200,000.01 - 300,000.00	139	34,312,616.83	4.52	7.174700	705.8	78.74	78.74	2.484	12.718	57
300,000.01 - 400,000.00	66	22,477,566.30	2.96	7.094390	709.7	76.88	76.88	2.573	12.703	65
400,000.01 - 500,000.00	419	186,174,455.73	24.52	7.054234	706.6	77.36	77.36	2.276	12.379	61
500,000.01 - 600,000.00	322	172,558,111.35	22.72	6.960920	709.3	77.98	77.98	2.282	12.349	56
600,000.01 - 700,000.00	158	98,048,820.14	12.91	7.104518	706.6	76.51	76.51	2.255	12.317	65
700,000.01 - 800,000.00	69	50,408,783.13	6.64	6.992472	703.4	77.12	77.12	2.286	12.360	56
800,000.01 - 900,000.00	33	26,977,051.78	3.55	7.177893	706.3	73.88	73.88	2.289	12.399	66
900,000.01 - 1,000,000.00	43	40,783,671.20	5.37	7.025397	702.5	70.19	70.19	2.321	12.312	63
1,000,000.01 - 1,100,000.00	10	10,076,908.29	1.33	7.459490	703.9	58.67	58.67	2.302	12.667	67
1,100,000.01 - 1,200,000.00	7	7,764,844.81	1.02	6.918123	690.7	75.17	75.17	2.387	11.918	68
1,200,000.01 - 1,300,000.00	10	11,927,927.79	1.57	7.317406	728.8	71.19	71.19	2.419	12.425	66
1,300,000.01 - 1,400,000.00	7	9,069,182.23	1.19	7.266023	700.4	69.93	69.93	2.387	12.569	64
1,400,000.01 - 1,500,000.00	12	17,362,907.57	2.29	6.937356	706.5	66.82	66.82	2.415	12.280	61
1,500,000.01 - 2,000,000.00	14	22,070,330.42	2.91	7.181826	720.3	68.98	68.98	2.442	12.325	68
2,000,000.01 - 2,500,000.00	6	12,191,299.94	1.61	7.304319	710.7	69.96	69.96	2.370	12.304	75
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

(1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Aggregate Group 1 is expected to be approximately $490,022.

Cut-off Date Stated Principal Balance(1)-Aggregate Group 1

Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	63	$4,837,863.32	0.64%	7.619215%	713.5	74.28%	74.28%	2.606%	13.327%	58
100,000.01 - 200,000.00	215	32,335,022.95	4.26	7.240280	706.0	76.75	76.75	2.505	12.844	59
200,000.01 - 300,000.00	140	34,518,536.01	4.55	7.178877	705.8	78.75	78.75	2.482	12.719	58
300,000.01 - 400,000.00	105	37,640,930.89	4.96	7.269935	704.9	75.93	75.93	2.443	12.633	71
400,000.01 - 500,000.00	418	189,246,871.07	24.92	7.051607	706.9	77.43	77.43	2.276	12.371	61
500,000.01 - 600,000.00	328	179,365,337.83	23.62	6.964870	709.9	77.70	77.70	2.281	12.338	58
600,000.01 - 700,000.00	123	79,425,563.38	10.46	7.064728	703.3	76.97	76.97	2.256	12.327	60
700,000.01 - 800,000.00	71	53,112,039.13	6.99	6.962987	708.4	76.51	76.51	2.284	12.311	57
800,000.01 - 900,000.00	29	24,535,805.68	3.23	7.183755	705.4	72.05	72.05	2.293	12.427	64
900,000.01 - 1,000,000.00	42	40,723,144.35	5.36	7.010105	699.3	69.59	69.59	2.327	12.297	63
1,000,000.01 - 1,100,000.00	7	7,471,726.31	0.98	7.724607	708.2	64.16	64.16	2.428	13.005	68
1,100,000.01 - 1,200,000.00	9	10,358,902.70	1.36	7.080104	712.1	74.68	74.68	2.415	12.080	68
1,200,000.01 - 1,300,000.00	8	10,064,782.23	1.33	7.389823	721.1	69.37	69.37	2.404	12.517	66
1,300,000.01 - 1,400,000.00	7	9,458,821.99	1.25	6.963474	682.4	70.78	70.78	2.391	12.254	72
1,400,000.01 - 1,500,000.00	12	17,774,190.52	2.34	7.050928	723.8	66.02	66.02	2.417	12.386	55
1,500,000.01 - 2,000,000.00	12	20,005,325.42	2.63	7.268646	719.5	70.97	70.97	2.436	12.426	73
2,000,000.01 - 2,500,000.00	4	8,502,500.00	1.12	7.000441	702.4	66.73	66.73	2.314	12.000	64
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

(1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Aggregate Group 1 is expected to be approximately $476,696.

Current Mortgage Rates(1)-Aggregate Group 1

Range of Current Mortgage Rates (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
4.501 - 5.000	1	$166,950.00	0.02%	4.875000%	799.0	79.50%	79.50%	2.750%	10.875%	31
5.001 - 5.500	4	1,255,181.09	0.17	5.193670	701.2	80.43	80.43	2.250	9.729	33
5.501 - 6.000	19	6,075,694.28	0.80	5.903146	707.9	78.47	78.47	2.336	11.459	57
6.001 - 6.500	152	77,264,950.23	10.17	6.419607	711.0	76.17	76.17	2.309	12.075	48
6.501 - 7.000	680	344,515,936.26	45.37	6.813817	708.5	76.12	76.12	2.302	12.187	56
7.001 - 7.500	431	208,171,584.48	27.41	7.300171	705.6	74.34	74.34	2.316	12.540	68
7.501 - 8.000	223	96,016,133.18	12.64	7.782059	705.0	76.32	76.32	2.372	12.953	72
8.001 - 8.500	65	21,717,773.70	2.86	8.254523	706.6	79.49	79.49	2.412	13.396	69
8.501 - 9.000	13	2,737,030.01	0.36	8.813097	691.8	81.41	81.41	3.058	14.512	49
9.001 - 9.500	4	1,329,130.56	0.18	9.137837	707.1	77.77	77.77	2.993	15.138	54
10.001 - 10.500	1	126,999.99	0.02	10.250000	673.0	79.99	79.99	2.250	15.250	30
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

(1)As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Aggregate Group 1 is expected to be approximately 7.072%.

Original Term (Months)-Aggregate Group 1

Original Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
360	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

Remaining Term to Maturity(1)-Aggregate Group 1

Range of Remaining Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
336 - 340	1	$316,374.55	0.04%	5.625000%	672.0	80.00%	80.00%	2.750%	11.625%	14
346 - 350	7	2,765,219.99	0.36	6.716255	744.5	71.28	71.28	2.297	12.036	42
351 - 355	385	138,531,363.33	18.24	7.054656	708.5	77.70	77.70	2.362	12.618	50
356 - 360	1,200	617,764,405.91	81.35	7.078370	707.0	75.41	75.41	2.314	12.363	64
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

(1)As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Aggregate Group 1 is expected to be approximately 357.

Age-Aggregate Group 1

Age (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	27	$17,789,917.00	2.34%	7.309785%	702.9	73.44%	73.44%	2.314%	12.310%	83
1	111	64,095,505.91	8.44	7.377918	701.9	73.47	73.47	2.296	12.396	79
2	170	90,239,851.53	11.88	7.299593	717.3	72.47	72.47	2.305	12.457	77
3	520	277,077,045.34	36.49	6.971319	704.3	75.57	75.57	2.326	12.265	59
4	372	168,562,086.13	22.20	6.997579	708.2	77.64	77.64	2.305	12.465	56
5	317	121,408,457.68	15.99	7.018689	707.7	77.88	77.88	2.347	12.574	49
6	43	11,061,514.11	1.46	7.384846	715.1	77.98	77.98	2.435	12.938	56
7	13	3,695,543.82	0.49	7.181696	723.2	73.35	73.35	2.585	12.966	51
8	7	956,098.76	0.13	7.487393	706.3	74.14	74.14	2.406	13.000	45
9	5	1,409,748.96	0.19	6.934849	689.7	73.11	73.11	2.530	12.706	59
10	2	630,423.49	0.08	6.933988	728.2	78.82	78.82	2.279	11.934	46
11	2	771,475.00	0.10	6.681446	724.2	79.99	79.99	2.394	12.681	32
13	1	112,000.00	0.01	6.750000	701.0	70.00	70.00	2.250	12.750	47
14	2	1,251,321.50	0.16	6.625000	769.1	62.22	62.22	2.250	11.625	46
22	1	316,374.55	0.04	5.625000	672.0	80.00	80.00	2.750	11.625	14
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

Credit Score(1)-Aggregate Group 1

Range of Credit Score	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A	10	$3,231,413.69	0.43%	7.584794%	N/A	77.57%	77.57%	2.303%	12.850%	58
1 - 600	2	882,758.52	0.12	7.111587	593.8	76.12	76.12	2.362	12.335	82
601 - 620	5	2,326,657.62	0.31	7.158385	618.1	77.88	77.88	2.450	12.362	54
621 - 640	56	25,740,172.46	3.39	7.206194	632.2	73.37	73.37	2.467	12.372	70
641 - 660	103	45,426,124.68	5.98	7.229026	651.7	72.95	72.95	2.367	12.491	64
661 - 680	325	152,287,724.22	20.05	7.054896	670.5	76.03	76.03	2.315	12.399	59
681 - 700	288	148,223,754.17	19.52	7.064173	690.3	75.94	75.94	2.302	12.395	60
701 - 720	238	117,471,909.72	15.47	7.060258	710.2	76.45	76.45	2.312	12.386	62
721 - 740	189	87,317,932.02	11.50	7.044655	730.2	77.45	77.45	2.349	12.433	60
741 - 760	168	77,484,139.88	10.20	7.030574	750.0	76.90	76.90	2.288	12.421	60
761 - 780	108	51,770,621.90	6.82	7.098858	770.5	74.11	74.11	2.315	12.493	61
781 - 800	84	38,607,601.74	5.08	6.973017	789.7	74.16	74.16	2.343	12.268	66
801 - 820	17	8,606,553.16	1.13	7.163050	806.2	73.49	73.49	2.274	12.327	62
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Aggregate Group 1 is expected to be approximately 707. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Original Loan-To-Value Ratios(1)-Aggregate Group 1

Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01 - 20.00	3	$1,497,025.54	0.20%	7.174847%	663.8	12.51%	12.51%	2.250%	12.175%	83
20.01 - 30.00	5	1,731,470.97	0.23	6.702973	700.9	27.01	27.01	2.250	12.572	116
30.01 - 40.00	8	3,893,865.15	0.51	6.939728	705.7	34.59	34.59	2.260	12.151	70
40.01 - 50.00	14	6,734,722.49	0.89	6.958380	719.0	45.85	45.85	2.295	12.158	90
50.01 - 60.00	34	25,205,191.48	3.32	6.936933	713.0	55.91	55.91	2.284	12.142	67
60.01 - 70.00	195	119,089,797.22	15.68	7.159513	709.4	67.90	67.90	2.356	12.365	69
70.01 - 75.00	241	110,896,210.03	14.60	7.269273	700.2	74.46	74.46	2.361	12.567	67
75.01 - 80.00	1,037	472,070,210.23	62.17	6.995651	708.3	79.80	79.80	2.308	12.388	56
80.01 - 85.00	8	2,180,031.59	0.29	7.282138	694.0	83.37	83.37	2.422	12.711	64
85.01 - 90.00	35	13,237,270.64	1.74	7.561867	706.6	89.28	89.28	2.270	12.654	72
90.01 - 95.00	11	2,694,070.09	0.35	7.724759	713.6	94.97	94.97	2.631	13.103	64
95.01 - 100.00	2	147,498.35	0.02	9.125000	736.0	100.00	100.00	4.250	15.125	54
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

(1)As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Aggregate Group 1 is expected to be approximately 75.81%.

Occupancy Type(1)-Aggregate Group 1

Occupancy Type	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Primary	1,190	$612,692,211.58	80.68%	6.999508%	703.5	76.37%	76.37%	2.309%	12.357%	59
Investment	257	82,041,692.56	10.80	7.363643	723.1	73.11	73.11	2.427	12.685	65
Secondary	146	64,643,459.64	8.51	7.390352	724.2	73.94	73.94	2.321	12.531	73
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

(1)Based upon representations of the related borrowers at the time of origination.

Property Type-Aggregate Group 1

Property Type	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Single Family	901	$439,596,534.62	57.89%	7.004384%	705.1	75.52%	75.52%	2.300%	12.401%	58
Planned Unit Development	313	155,719,451.83	20.51	7.018205	703.3	76.58	76.58	2.378	12.328	60
Condominium	220	92,452,764.85	12.17	7.237061	714.4	76.08	76.08	2.353	12.415	70
2-4 Family	82	35,467,083.59	4.67	7.214917	711.7	77.48	77.48	2.346	12.636	60
Condotel	75	34,660,059.15	4.56	7.569918	731.1	73.77	73.77	2.255	12.595	82
Co-operative Unit	2	1,481,469.74	0.20	7.480223	721.7	72.81	72.81	2.430	12.480	82
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

Loan Purpose-Aggregate Group 1

Loan Purpose	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Purchase	1,006	$450,995,392.91	59.39%	7.100085%	712.9	77.88%	77.88%	2.338%	12.484%	59
Cash-out	316	168,987,515.71	22.25	7.114469	700.6	70.68	70.68	2.304	12.351	68
Rate / Term Refi	263	137,707,989.47	18.13	6.916657	698.0	75.22	75.22	2.298	12.220	58
Construction to Perm	8	1,686,465.69	0.22	8.044574	695.8	85.44	85.44	2.250	13.045	56
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

Loan Documentation-Aggregate Group 1

Loan Documentation	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Stated Documentation	598	$294,533,667.38	38.79%	6.860482%	707.0	78.69%	78.69%	2.261%	12.308%	48
No Income Verifier	340	163,437,884.21	21.52	7.310014	714.8	74.55	74.55	2.368	12.662	76
Reduced	121	82,242,397.55	10.83	6.956022	706.7	74.02	74.02	2.263	12.025	57
Full	171	69,819,246.55	9.19	6.925649	701.3	76.88	76.88	2.435	12.214	66
No Documentation	143	61,898,135.48	8.15	7.501321	701.7	71.00	71.00	2.310	12.681	77
No Ratio	126	56,182,133.66	7.40	7.322831	708.0	71.52	71.52	2.467	12.670	67
Stated Income/Stated Asset	33	11,629,900.87	1.53	7.165677	694.5	75.20	75.20	2.332	12.673	63
Full Asset/Stated Income	33	11,007,707.29	1.45	7.287285	704.6	74.14	74.14	2.297	12.325	79
No Income/No Assets Verifier	17	3,765,466.63	0.50	7.501985	725.8	73.03	73.03	2.510	13.021	48
Alternative	6	3,612,112.63	0.48	6.585390	656.7	76.50	76.50	2.250	11.585	57
Asset Verification	3	642,774.55	0.08	6.394632	670.2	80.00	80.00	2.750	12.395	22
Simply Signature	1	496,000.00	0.07	6.500000	755.0	80.00	80.00	2.250	11.500	118
Streamlined	1	109,936.98	0.01	6.875000	629.0	58.51	58.51	2.250	11.875	116
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

Lien-Aggregate Group 1

Lien position	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
First	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

Geographic Distribution of Mortgaged Properties(1)-Aggregate Group 1

State	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
California	639	$357,703,170.73	47.10%	6.899321%	706.4	76.68%	76.68%	2.287%	12.307%	56
Florida	216	100,177,301.34	13.19	7.402221	709.2	74.65	74.65	2.403	12.660	68
Nevada	104	47,040,604.75	6.19	7.319974	723.0	75.22	75.22	2.273	12.462	75
New York	50	29,202,358.97	3.85	7.266942	704.3	71.29	71.29	2.390	12.482	72
Arizona	69	27,281,884.81	3.59	7.126278	702.0	78.33	78.33	2.479	12.486	62
Maryland	49	23,990,210.55	3.16	7.135402	703.6	77.91	77.91	2.283	12.329	59
Virginia	52	23,140,967.32	3.05	6.959768	708.0	77.00	77.00	2.286	12.302	59
New Jersey	44	20,141,171.41	2.65	7.177325	707.5	71.52	71.52	2.291	12.406	66
Washington	36	16,069,593.70	2.12	7.013833	705.4	77.81	77.81	2.279	12.351	60
Colorado	21	12,291,737.18	1.62	7.007223	697.1	68.18	68.18	2.256	12.318	58
Illinois	39	11,194,296.33	1.47	7.506788	701.5	76.96	76.96	2.456	12.683	64
Utah	15	9,335,545.37	1.23	7.078102	721.1	73.53	73.53	2.300	12.657	61
Massachusetts	17	8,695,416.75	1.15	7.186693	709.5	75.11	75.11	2.264	12.323	60
Georgia	23	7,597,548.99	1.00	7.220402	715.4	77.46	77.46	2.409	12.529	58
North Carolina	24	6,907,569.64	0.91	7.281265	701.1	79.61	79.61	2.359	12.768	62
Texas	24	6,856,286.39	0.90	7.228001	708.7	70.61	70.61	2.438	12.597	71
Michigan	22	6,255,522.60	0.82	7.086265	693.7	75.60	75.60	2.313	12.012	66
Oregon	19	6,171,501.31	0.81	6.956677	721.2	79.34	79.34	2.292	12.405	51
Pennsylvania	14	4,092,439.64	0.54	7.182953	680.7	76.92	76.92	2.359	12.376	71
Minnesota	11	3,697,282.98	0.49	7.478227	710.2	78.01	78.01	2.302	12.824	61
South Carolina	10	3,147,222.56	0.41	7.106615	723.9	76.82	76.82	2.329	12.388	58
Hawaii	5	3,022,890.86	0.40	7.046300	705.0	72.84	72.84	2.250	12.882	58
Montana	3	2,906,477.50	0.38	6.761168	691.9	67.21	67.21	2.250	11.761	56
District of Columbia	6	2,675,574.56	0.35	7.067592	711.0	74.15	74.15	2.860	12.068	60
Connecticut	5	2,627,429.84	0.35	6.907381	687.5	71.01	71.01	2.265	12.195	58
Missouri	12	2,339,673.84	0.31	7.353703	690.6	78.78	78.78	2.569	13.044	57
Tennessee	9	2,072,741.88	0.27	7.096068	738.8	79.46	79.46	2.357	12.696	63
Idaho	8	1,604,223.70	0.21	6.984597	679.4	77.92	77.92	2.362	12.255	58
Alabama	4	1,441,675.82	0.19	6.631835	738.8	78.23	78.23	2.278	11.687	64
New Mexico	5	1,340,939.23	0.18	7.077180	694.1	82.81	82.81	2.396	12.585	52
Indiana	10	1,306,571.41	0.17	7.730953	717.6	81.29	81.29	3.224	13.538	51
Rhode Island	2	1,237,999.00	0.16	6.846123	673.9	36.53	36.53	2.346	12.846	100
Ohio	6	1,203,045.75	0.16	7.498035	666.1	80.41	80.41	2.274	12.758	63
Delaware	4	1,123,737.44	0.15	7.177944	706.6	79.59	79.59	2.250	12.331	65
West Virginia	3	772,044.83	0.10	7.967070	662.9	66.90	66.90	2.330	13.127	81
Iowa	3	700,671.95	0.09	7.300744	746.6	79.17	79.17	2.325	12.452	54
Wyoming	1	579,997.08	0.08	6.250000	722.0	55.77	55.77	2.250	12.250	31
New Hampshire	2	392,815.79	0.05	6.914668	654.8	79.39	79.39	2.250	12.138	69
Mississippi	2	349,175.00	0.05	6.199041	733.6	90.22	90.22	2.250	11.199	115
Oklahoma	3	346,039.78	0.05	7.102924	770.3	80.00	80.00	2.456	13.103	83
Louisiana	2	344,005.20	0.05	6.699110	720.2	80.00	80.00	2.532	12.699	47
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

(1)As of the Cut off Date, no more than approximately 3.70% of the Aggregate Group 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term-Aggregate Group 1

Original Prepayment Penalty Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	1,228	$595,246,034.97	78.39%	7.124445%	708.4	75.36%	75.36%	2.329%	12.437%	63
6	1	348,000.00	0.05	6.750000	778.0	80.00	80.00	2.250	12.750	56
12	143	73,107,734.89	9.63	6.818421	704.7	77.70	77.70	2.270	12.210	49
24	3	535,518.56	0.07	7.321410	719.1	82.00	82.00	3.235	13.321	19
36	207	82,135,146.09	10.82	6.926102	704.4	78.03	78.03	2.326	12.392	55
42	1	488,000.00	0.06	6.875000	696.0	80.00	80.00	2.250	11.875	57
60	10	7,516,929.27	0.99	7.001518	686.3	68.28	68.28	2.250	12.125	57
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

Prepayment Penalty Remaining Term-Aggregate Group 1

Prepayment Penalty Remaining Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Less than 1	1,228	$595,246,034.97	78.39%	7.124445%	708.4	75.36%	75.36%	2.329%	12.437%	63
1 - 5	3	971,303.72	0.13	6.647373	743.7	81.52	81.52	2.402	12.647	38
6 - 10	141	72,484,431.17	9.55	6.820384	704.5	77.66	77.66	2.268	12.207	49
16 - 20	2	405,760.00	0.05	7.624063	696.7	82.78	82.78	3.470	13.624	19
21 - 25	1	129,758.56	0.02	6.375000	789.0	79.56	79.56	2.500	12.375	21
26 - 30	13	4,009,271.83	0.53	7.104661	709.4	75.98	75.98	2.475	12.616	60
31 - 35	194	78,125,874.26	10.29	6.916938	704.1	78.13	78.13	2.319	12.381	54
36 - 40	1	488,000.00	0.06	6.875000	696.0	80.00	80.00	2.250	11.875	57
56 - 60	10	7,516,929.27	0.99	7.001518	686.3	68.28	68.28	2.250	12.125	57
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

Seller-Aggregate Group 1

Seller	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Chase Mortgage	617	$310,031,690.40	40.83%	7.290368%	708.9	73.78%	73.78%	2.375%	12.572%	75
Countrywide Home Loans	151	100,512,910.48	13.24	6.929510	704.3	73.92	73.92	2.261	12.023	57
CTX	4	945,980.55	0.12	6.364121	681.0	78.32	78.32	2.250	12.364	33
Eloan	4	840,336.48	0.11	7.445128	658.6	77.19	77.19	2.250	12.888	99
Fifth Third Bank	7	2,991,108.40	0.39	7.876597	679.9	79.74	79.74	2.500	12.877	61
Flagstar	3	457,302.92	0.06	6.623701	680.7	76.70	76.70	2.576	11.624	31
GreenPoint Mortgage	618	301,397,243.32	39.69	6.854534	706.2	78.71	78.71	2.262	12.299	48
M&T	1	112,000.00	0.01	6.750000	701.0	70.00	70.00	2.250	12.750	47
Market Street	21	4,907,724.27	0.65	7.602657	694.2	81.20	81.20	2.250	12.705	57
Ohio Savings Bank	116	21,237,615.30	2.80	7.284728	716.4	73.02	73.02	2.750	13.285	50
PHH Mortgage	2	107,835.06	0.01	8.063000	663.4	86.21	86.21	2.250	13.063	76
Wachovia	33	11,033,943.65	1.45	7.199920	717.3	71.71	71.71	2.250	12.200	88
Weichert	13	4,158,898.40	0.55	7.610944	743.8	76.46	76.46	2.250	12.666	54
Wells Fargo Home Mortgage	3	642,774.55	0.08	6.394632	670.2	80.00	80.00	2.750	12.395	22
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

Primary Servicer-Aggregate Group 1

Primary Servicer	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
CHF	1,429	$654,573,160.29	86.20%	7.091535%	708.0	76.07%	76.07%	2.331%	12.465%	62
Countrywide Home Loans	151	100,512,910.48	13.24	6.929510	704.3	73.92	73.92	2.261	12.023	57
Fifth Third Bank	7	2,991,108.40	0.39	7.876597	679.9	79.74	79.74	2.500	12.877	61
GreenPoint Mortgage	1	549,575.00	0.07	6.250000	723.0	80.00	80.00	2.250	12.250	25
PHH	2	107,835.06	0.01	8.063000	663.4	86.21	86.21	2.250	13.063	76
Wells Fargo Home Mortgage	3	642,774.55	0.08	6.394632	670.2	80.00	80.00	2.750	12.395	22
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

PMI Coverage-Aggregate Group 1

PMI Coverage	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	1,537	$741,118,493.11	97.60%	7.059974%	707.4	75.47%	75.47%	2.322%	12.399%	61
12	8	2,180,031.59	0.29	7.282138	694.0	83.37	83.37	2.422	12.711	64
25	36	13,406,706.70	1.77	7.572144	706.6	89.35	89.35	2.270	12.663	72
30	11	2,627,489.38	0.35	7.755686	716.1	95.25	95.25	2.753	13.200	64
35	1	44,643.00	0.01	8.063000	681.0	95.00	95.00	2.250	13.063	75
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

PMI Company-Aggregate Group 1

PMI Company	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
CMG Mortgage Insurance	1	$470,000.00	0.06%	7.125000%	648.0	87.04%	87.04%	2.250%	12.125%	56
General Electric	13	5,499,835.49	0.72	7.491880	712.7	89.05	89.05	2.250	12.533	68
Mortgage Guaranty Insurance Corp	8	2,724,866.16	0.36	7.586360	696.2	86.14	86.14	2.334	12.992	71
PMI Mortgage Insurance	10	3,149,385.09	0.41	7.726588	717.0	90.14	90.14	2.745	13.008	77
Radian	5	1,333,050.37	0.18	7.465088	712.3	91.79	91.79	2.301	12.621	59
Republic Mortgage Insurance Corp	8	1,708,176.95	0.22	7.671648	690.7	91.70	91.70	2.250	13.015	52
United Guaranty Insurance	11	3,373,556.61	0.44	7.563586	708.2	90.67	90.67	2.281	12.655	79
No Insurance	1,537	741,118,493.11	97.60	7.059974	707.4	75.47	75.47	2.322	12.399	61
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

Interest Only (y/n)-Aggregate Group 1

Interest Only	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Interest-Only	1,327	$683,188,066.55	89.97%	7.046405%	707.6	75.79%	75.79%	2.312%	12.369%	61
Non-IO	266	76,189,297.23	10.03	7.302701	705.4	76.00	76.00	2.424	12.755	61
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

IO term (orig)-Aggregate Group 1

Original Interest-only Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	266	$76,189,297.23	10.03%	7.302701%	705.4	76.00%	76.00%	2.424%	12.755%	61
24	1	225,760.00	0.03	7.125000	718.0	85.00	85.00	2.250	13.125	19
36	3	637,800.00	0.08	6.721778	669.3	80.00	80.00	3.884	12.722	31
60	40	21,394,871.99	2.82	7.105232	708.7	76.74	76.74	2.371	12.408	56
84	6	2,109,025.06	0.28	7.658178	674.8	76.87	76.87	2.327	12.882	80
120	1,277	658,820,609.50	86.76	7.042824	707.7	75.75	75.75	2.308	12.365	61
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

IO term remaining-Aggregate Group 1

Remaining Interest-only Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	266	$76,189,297.23	10.03%	7.302701%	705.4	76.00%	76.00%	2.424%	12.755%	61
19	1	225,760.00	0.03	7.125000	718.0	85.00	85.00	2.250	13.125	19
29	1	204,000.00	0.03	7.000000	670.0	80.00	80.00	2.750	13.000	29
31	1	92,000.00	0.01	6.000000	676.0	80.00	80.00	2.250	12.000	31
33	1	341,800.00	0.05	6.750000	667.0	80.00	80.00	5.000	12.750	33
54	1	568,000.00	0.07	7.875000	772.0	80.00	80.00	2.500	12.875	54
55	2	661,500.00	0.09	7.292989	753.0	81.20	81.20	2.669	13.293	55
56	20	11,027,999.99	1.45	7.249548	705.8	77.58	77.58	2.332	12.549	56
57	17	9,137,372.00	1.20	6.869611	704.7	75.19	75.19	2.388	12.144	56
75	1	44,643.00	0.01	8.063000	681.0	95.00	95.00	2.250	13.063	75
76	1	63,192.06	0.01	8.063000	651.0	80.00	80.00	2.250	13.063	76
79	1	465,000.00	0.06	7.000000	716.0	72.09	72.09	2.250	12.000	79
80	2	888,190.00	0.12	7.704224	690.2	79.73	79.73	2.250	13.235	80
81	1	648,000.00	0.09	8.000000	626.0	74.83	74.83	2.500	13.000	81
106	2	1,251,321.50	0.16	6.625000	769.1	62.22	62.22	2.250	11.625	46
107	1	112,000.00	0.01	6.750000	701.0	70.00	70.00	2.250	12.750	47
109	2	771,475.00	0.10	6.681446	724.2	79.99	79.99	2.394	12.681	32
110	1	556,049.25	0.07	6.875000	735.0	80.00	80.00	2.250	11.875	50
111	4	1,365,105.96	0.18	6.897955	689.9	72.40	72.40	2.540	12.694	58
112	3	363,140.00	0.05	7.374477	735.9	71.29	71.29	2.589	13.053	45
113	8	3,172,272.00	0.42	7.118215	727.5	73.10	73.10	2.524	12.867	52
114	28	8,432,571.61	1.11	7.282948	715.5	78.25	78.25	2.385	12.832	57
115	237	104,553,386.98	13.77	6.960732	708.4	77.83	77.83	2.324	12.508	49
116	290	140,822,145.14	18.54	6.937528	707.6	77.58	77.58	2.286	12.414	56
117	423	240,605,385.02	31.68	6.948519	704.9	75.68	75.68	2.309	12.221	58
118	153	82,247,894.98	10.83	7.304933	717.3	72.48	72.48	2.306	12.453	78
119	104	59,993,762.06	7.90	7.375829	703.0	73.45	73.45	2.299	12.396	79
120	21	14,574,100.00	1.92	7.269684	699.2	72.52	72.52	2.328	12.270	83
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

Margin(1)-Aggregate Group 1

Margin (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
1.750	1	$622,868.74	0.08%	6.500000%	747.0	80.00%	80.00%	1.750%	9.990%	33
2.250	1,307	649,031,456.18	85.47	7.039947	707.1	76.07	76.07	2.250	12.346	61
2.375	3	462,047.50	0.06	7.958308	688.9	78.06	78.06	2.375	12.958	48
2.500	86	62,575,708.60	8.24	7.209486	709.9	73.52	73.52	2.500	12.466	64
2.625	2	501,304.74	0.07	6.876182	692.6	78.47	78.47	2.625	12.322	23
2.750	163	35,489,306.47	4.67	7.336941	713.6	74.65	74.65	2.750	13.282	53
3.250	4	3,133,000.00	0.41	7.234081	706.6	69.37	69.37	3.250	12.234	56
3.500	6	995,198.66	0.13	8.029227	712.6	83.73	83.73	3.500	14.029	52
4.250	3	422,498.35	0.06	9.043639	730.1	96.63	96.63	4.250	15.044	54
4.375	1	183,879.63	0.02	8.125000	620.0	80.00	80.00	4.375	14.125	58
5.000	17	5,960,094.91	0.78	7.146930	677.0	78.41	78.41	5.000	13.147	35
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

(1)As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Aggregate Group 1 is expected to be approximately 2.323%.

Maximum Mortgage Rate(1)-Aggregate Group 1

Range of Maximum Mortgage Rate (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
8.001 - 8.250	1	$426,550.00	0.06%	5.125000%	737.0	80.00%	80.00%	2.250%	8.125%	34
9.751 - 10.000	1	622,868.74	0.08	6.500000	747.0	80.00	80.00	1.750	9.990	33
10.001 - 10.250	1	558,800.00	0.07	5.125000	637.0	80.00	80.00	2.250	10.125	32
10.501 - 10.750	3	1,265,624.40	0.17	5.750000	736.6	74.45	74.45	2.250	10.750	98
10.751 - 11.000	6	1,600,225.00	0.21	5.864820	707.9	82.18	82.18	2.302	10.969	86
11.001 - 11.250	4	1,212,956.50	0.16	6.173122	773.3	67.87	67.87	2.390	11.173	116
11.251 - 11.500	39	24,099,884.66	3.17	6.471111	708.2	71.39	71.39	2.287	11.482	72
11.501 - 11.750	185	104,787,496.33	13.80	6.689196	707.9	75.20	75.20	2.257	11.693	58
11.751 - 12.000	218	114,727,871.35	15.11	6.907291	704.9	76.77	76.77	2.287	11.933	63
12.001 - 12.250	176	94,146,311.95	12.40	7.068486	708.4	73.14	73.14	2.276	12.201	68
12.251 - 12.500	232	115,955,268.38	15.27	7.095940	705.5	75.99	75.99	2.305	12.435	62
12.501 - 12.750	235	112,322,831.51	14.79	7.109032	712.1	75.94	75.94	2.355	12.698	57
12.751 - 13.000	214	95,169,898.01	12.53	7.278192	705.3	76.92	76.92	2.314	12.925	60
13.001 - 13.250	114	46,454,069.94	6.12	7.461209	705.9	77.36	77.36	2.406	13.182	61
13.251 - 13.500	67	22,148,250.80	2.92	7.700760	710.1	78.77	78.77	2.362	13.445	52
13.501 - 13.750	43	12,704,327.59	1.67	7.704542	700.6	74.48	74.48	2.642	13.680	56
13.751 - 14.000	21	4,592,852.69	0.60	7.934434	721.4	79.51	79.51	2.766	13.895	49
14.001 - 14.250	13	2,262,064.37	0.30	8.229354	686.4	78.77	78.77	2.951	14.229	40
14.251 - 14.500	6	819,455.03	0.11	8.410756	680.2	79.59	79.59	3.425	14.411	45
14.501 - 14.750	6	803,064.73	0.11	8.548076	715.7	81.77	81.77	3.009	14.712	44
14.751 - 15.000	3	1,240,561.25	0.16	8.902709	701.0	83.29	83.29	3.532	14.903	51
15.001 - 15.250	5	1,456,130.55	0.19	9.234837	703.8	77.97	77.97	2.929	15.148	52
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

(1)As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Aggregate Group 1 is expected to be approximately 12.408%.

Index-Aggregate Group 1

Index	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
1 Year CMT	6	$1,665,228.71	0.22%	6.416845%	718.8	74.36%	74.36%	2.625%	11.803%	79
1 Year LIBOR	718	360,439,014.71	47.47	7.210424	707.9	73.47	73.47	2.322	12.344	71
6 Month LIBOR	869	397,273,120.36	52.32	6.949386	706.8	77.94	77.94	2.323	12.468	52
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

Months To Roll-Aggregate Group 1

Months To Roll	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
14	2	$390,748.79	0.05%	5.958091%	673.0	78.10%	78.10%	2.702%	11.768%	14
18	1	106,069.05	0.01	7.125000	664.0	75.00	75.00	2.750	13.125	18
19	27	6,466,485.84	0.85	6.799672	711.6	79.94	79.94	2.613	12.786	19
20	11	3,724,455.17	0.49	6.537928	724.7	78.84	78.84	2.500	12.538	20
21	11	3,703,358.56	0.49	6.706429	720.2	79.98	79.98	2.500	12.706	21
25	1	549,575.00	0.07	6.250000	723.0	80.00	80.00	2.250	12.250	25
27	3	860,105.96	0.11	6.764648	693.4	69.63	69.63	2.710	12.441	27
28	2	350,156.02	0.05	7.734293	743.7	70.00	70.00	2.402	13.734	28
29	3	1,115,920.00	0.15	7.050147	685.5	80.00	80.00	2.463	13.050	29
30	10	3,162,360.17	0.42	7.519954	728.9	77.46	77.46	2.380	13.480	30
31	115	46,413,315.06	6.11	6.888271	709.1	78.36	78.36	2.324	12.888	31
32	85	39,490,073.29	5.20	6.745108	706.3	79.61	79.61	2.314	12.712	32
33	101	51,383,994.72	6.77	6.636953	702.7	78.07	78.07	2.477	12.607	33
34	6	1,421,205.31	0.19	5.887850	713.2	80.16	80.16	2.250	10.456	34
46	2	1,251,321.50	0.16	6.625000	769.1	62.22	62.22	2.250	11.625	46
47	1	112,000.00	0.01	6.750000	701.0	70.00	70.00	2.250	12.750	47
49	1	221,900.00	0.03	7.750000	727.0	79.97	79.97	2.750	13.750	49
50	1	556,049.25	0.07	6.875000	735.0	80.00	80.00	2.250	11.875	50
52	4	542,750.68	0.07	7.261087	688.6	76.13	76.13	2.427	12.519	52
53	7	1,837,551.77	0.24	7.230702	752.5	77.01	77.01	2.612	12.834	53
54	21	5,141,027.69	0.68	7.357372	716.7	78.25	78.25	2.450	12.608	54
55	127	52,661,356.07	6.93	7.101993	705.6	78.04	78.04	2.336	12.257	55
56	207	101,225,717.08	13.33	7.105299	708.2	77.79	77.79	2.303	12.336	56
57	303	167,725,529.22	22.09	6.970685	704.0	75.31	75.31	2.277	12.128	57
58	55	32,655,318.81	4.30	7.165473	723.3	71.63	71.63	2.353	12.521	58
59	20	13,581,041.93	1.79	7.212673	700.4	76.06	76.06	2.339	12.282	59
60	2	881,625.00	0.12	7.688186	669.9	77.49	77.49	2.250	12.688	60
75	1	44,643.00	0.01	8.063000	681.0	95.00	95.00	2.250	13.063	75
76	1	63,192.06	0.01	8.063000	651.0	80.00	80.00	2.250	13.063	76
77	2	674,647.05	0.09	7.184029	707.4	52.20	52.20	2.750	13.184	77
78	7	1,684,171.99	0.22	7.403334	708.5	75.35	75.35	2.576	13.403	78
79	25	7,666,717.61	1.01	7.321424	701.2	74.67	74.67	2.442	12.699	79
80	29	8,182,925.93	1.08	7.422069	704.8	79.09	79.09	2.270	12.648	80
81	73	39,936,892.27	5.26	7.346457	705.1	73.98	73.98	2.332	12.346	81
82	83	44,983,323.70	5.92	7.474207	715.9	72.71	72.71	2.286	12.474	82
83	85	48,386,427.75	6.37	7.464030	700.7	72.98	72.98	2.286	12.464	83
84	25	16,908,292.00	2.23	7.290055	704.6	73.23	73.23	2.317	12.290	84
111	1	505,000.00	0.07	7.125000	684.0	77.10	77.10	2.250	13.125	111
113	1	67,425.00	0.01	8.000000	703.0	75.00	75.00	2.250	13.000	113
114	4	967,885.21	0.13	7.085641	678.6	83.24	83.24	2.250	12.086	114
115	23	8,200,583.10	1.08	7.111551	717.2	75.56	75.56	2.250	12.542	115
116	40	15,938,914.66	2.10	6.828466	710.4	70.77	70.77	2.269	12.561	116
117	32	14,327,270.57	1.89	7.200701	708.1	73.06	73.06	2.304	12.300	117
118	26	11,180,003.71	1.47	7.168231	705.7	73.01	73.01	2.250	12.458	118
119	6	2,128,036.23	0.28	6.474544	738.5	68.14	68.14	2.250	11.589	119
Total	1,593	$759,377,363.78	100.00%	7.072120%	707.4	75.81%	75.81%	2.323%	12.408%	61

Subgroup 1A Mortgage Loan Statistics

All Collateral Statistics set forth in the tables below and in the proceeding pages are approximate and subject to change based on final collateral

Original Principal Balance(1)-Subgroup 1A

Range of Original Principal Balances ($)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	53	$3,965,977.11	0.66%	7.693585%	719.4	76.74%	76.74%	2.643%	13.404%	59
100,000.01 - 200,000.00	177	26,822,576.14	4.50	7.301991	708.5	78.28	78.28	2.489	12.880	57
200,000.01 - 300,000.00	102	25,182,070.81	4.22	7.173983	705.9	80.44	80.44	2.496	12.703	56
300,000.01 - 400,000.00	50	16,964,781.10	2.84	7.123431	707.5	79.24	79.24	2.550	12.708	64
400,000.01 - 500,000.00	345	153,880,986.04	25.79	7.058277	706.2	78.56	78.56	2.279	12.430	59
500,000.01 - 600,000.00	263	141,164,580.84	23.66	6.957073	709.9	78.67	78.67	2.289	12.381	55
600,000.01 - 700,000.00	126	78,295,853.67	13.12	7.084617	706.1	77.57	77.57	2.252	12.286	65
700,000.01 - 800,000.00	52	37,911,751.05	6.35	7.008806	698.8	78.05	78.05	2.298	12.397	56
800,000.01 - 900,000.00	27	21,996,965.77	3.69	7.198674	707.3	75.17	75.17	2.298	12.429	67
900,000.01 - 1,000,000.00	32	30,595,973.58	5.13	7.020127	703.7	74.98	74.98	2.344	12.369	60
1,000,000.01 - 1,100,000.00	5	4,944,998.93	0.83	7.670574	683.6	68.25	68.25	2.356	12.882	72
1,100,000.01 - 1,200,000.00	5	5,579,066.15	0.93	6.914783	674.9	75.19	75.19	2.392	11.915	67
1,200,000.01 - 1,300,000.00	8	9,369,027.79	1.57	7.455291	728.0	72.11	72.11	2.465	12.455	73
1,300,000.01 - 1,400,000.00	5	6,579,233.88	1.10	7.082859	696.7	70.54	70.54	2.344	12.500	62
1,400,000.01 - 1,500,000.00	7	10,092,884.18	1.69	6.955938	697.9	71.51	71.51	2.353	12.398	59
1,500,000.01 - 2,000,000.00	10	15,470,964.98	2.59	7.369908	730.2	71.17	71.17	2.474	12.473	72
2,000,000.01 - 2,500,000.00	4	7,878,799.94	1.32	7.502620	732.0	76.21	76.21	2.436	12.503	84
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

(1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Subgroup 1A is expected to be approximately $482,249.

Cut-off Date Stated Principal Balance(1)-Subgroup 1A

Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	53	$3,965,977.11	0.66%	7.693585%	719.4	76.74%	76.74%	2.643%	13.404%	59
100,000.01 - 200,000.00	177	26,822,576.14	4.50	7.301991	708.5	78.28	78.28	2.489	12.880	57
200,000.01 - 300,000.00	102	25,182,070.81	4.22	7.173983	705.9	80.44	80.44	2.496	12.703	56
300,000.01 - 400,000.00	81	28,988,354.93	4.86	7.310731	701.7	77.73	77.73	2.426	12.653	71
400,000.01 - 500,000.00	343	155,645,450.93	26.08	7.053395	706.7	78.74	78.74	2.278	12.421	59
500,000.01 - 600,000.00	269	146,970,534.97	24.63	6.959830	710.7	78.32	78.32	2.287	12.367	57
600,000.01 - 700,000.00	99	64,003,814.64	10.73	7.039422	702.4	77.96	77.96	2.252	12.285	59
700,000.01 - 800,000.00	55	41,154,687.14	6.90	6.996532	703.7	77.28	77.28	2.294	12.354	57
800,000.01 - 900,000.00	21	17,821,551.97	2.99	7.228153	708.2	75.42	75.42	2.309	12.512	64
900,000.01 - 1,000,000.00	32	31,119,651.68	5.22	6.997840	697.8	74.48	74.48	2.350	12.341	60
1,000,000.01 - 1,100,000.00	3	3,208,035.96	0.54	8.114900	705.8	71.63	71.63	2.581	13.441	74
1,100,000.01 - 1,200,000.00	8	9,238,902.70	1.55	7.150428	707.8	74.04	74.04	2.435	12.150	70
1,200,000.01 - 1,300,000.00	4	5,015,933.88	0.84	7.505521	721.0	70.68	70.68	2.436	12.506	76
1,300,000.01 - 1,400,000.00	6	8,147,227.16	1.37	7.038087	690.9	72.12	72.12	2.374	12.375	65
1,400,000.01 - 1,500,000.00	8	11,815,761.96	1.98	7.075525	716.5	69.15	69.15	2.374	12.453	57
1,500,000.01 - 2,000,000.00	8	13,405,959.98	2.25	7.528437	730.6	74.49	74.49	2.470	12.648	81
2,000,000.01 - 2,500,000.00	2	4,190,000.00	0.70	7.060561	733.9	75.16	75.16	2.379	12.061	71
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

(1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Subgroup 1A is expected to be approximately $469,470.

Current Mortgage Rates(1)-Subgroup 1A

Range of Current Mortgage Rates (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
5.001 - 5.500	3	$828,631.09	0.14%	5.229019%	682.7	80.66%	80.66%	2.250%	10.555%	32
5.501 - 6.000	14	4,866,102.91	0.82	5.937220	704.6	80.45	80.45	2.325	11.470	57
6.001 - 6.500	114	55,731,654.13	9.34	6.408892	711.6	79.28	79.28	2.308	12.192	42
6.501 - 7.000	556	278,072,049.34	46.60	6.818587	707.6	77.80	77.80	2.304	12.204	55
7.001 - 7.500	326	157,314,076.80	26.36	7.293239	706.6	76.13	76.13	2.324	12.570	68
7.501 - 8.000	181	75,360,514.45	12.63	7.789709	704.9	77.29	77.29	2.360	12.944	74
8.001 - 8.500	62	20,969,154.54	3.51	8.255643	708.9	79.62	79.62	2.410	13.386	70
8.501 - 9.000	10	2,098,178.15	0.35	8.844156	699.4	82.27	82.27	3.272	14.703	48
9.001 - 9.500	4	1,329,130.56	0.22	9.137837	707.1	77.77	77.77	2.993	15.138	54
10.001 - 10.500	1	126,999.99	0.02	10.250000	673.0	79.99	79.99	2.250	15.250	30
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

(1)As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Subgroup 1A is expected to be approximately 7.082%.

Original Term (Months)-Subgroup 1A

Original Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
360	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

Remaining Term to Maturity(1)-Subgroup 1A

Range of Remaining Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
346 – 350	4	$1,655,553.66	0.28%	6.592939%	718.1	79.32%	79.32%	2.250%	11.993%	40
351 – 355	330	121,044,587.18	20.29	7.042454	708.2	78.59	78.59	2.353	12.597	50
356 – 360	937	473,996,351.12	79.44	7.094102	707.0	77.26	77.26	2.318	12.404	63
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

(1)As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Subgroup 1A is expected to be approximately 357.

Age-Subgroup 1A

Age (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	22	$14,835,217.00	2.49%	7.320665%	706.8	77.15%	77.15%	2.327%	12.321%	83
1	84	50,633,815.12	8.49	7.384634	701.7	75.10	75.10	2.308	12.408	78
2	122	64,350,068.78	10.78	7.376963	715.0	73.32	73.32	2.318	12.522	77
3	389	199,359,524.19	33.41	6.989262	704.5	77.57	77.57	2.335	12.319	59
4	320	144,817,726.03	24.27	6.987946	708.9	79.36	79.36	2.299	12.475	54
5	279	108,170,067.98	18.13	7.012749	707.9	78.76	78.76	2.342	12.561	49
6	31	7,850,900.73	1.32	7.394499	711.3	79.16	79.16	2.399	12.952	59
7	9	2,901,596.77	0.49	7.183434	724.7	74.18	74.18	2.540	12.909	52
8	6	712,272.74	0.12	7.311916	692.1	75.56	75.56	2.460	12.658	51
9	5	1,409,748.96	0.24	6.934849	689.7	73.11	73.11	2.530	12.706	59
10	1	556,049.25	0.09	6.875000	735.0	80.00	80.00	2.250	11.875	50
11	1	549,575.00	0.09	6.250000	723.0	80.00	80.00	2.250	12.250	25
13	1	112,000.00	0.02	6.750000	701.0	70.00	70.00	2.250	12.750	47
14	1	437,929.41	0.07	6.625000	695.0	80.00	80.00	2.250	11.625	46
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

Credit Score(1)-Subgroup 1A

Range of Credit Score	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A	9	$2,527,498.87	0.42%	7.643222%	N/A	78.29%	78.29%	2.318%	12.982%	59
1 – 600	1	685,750.65	0.11	7.000000	592.0	75.00	75.00	2.250	12.000	83
601 – 620	3	1,470,416.63	0.25	7.006745	617.1	79.56	79.56	2.516	12.328	52
621 – 640	39	17,659,060.59	2.96	7.292098	632.1	76.39	76.39	2.546	12.474	69
641 – 660	83	35,214,642.28	5.90	7.216277	651.4	76.61	76.61	2.360	12.508	65
661 – 680	258	121,698,379.08	20.40	7.059358	670.4	78.18	78.18	2.309	12.441	58
681 – 700	234	118,160,819.86	19.80	7.063650	690.3	77.15	77.15	2.307	12.410	60
701 – 720	192	94,152,259.96	15.78	7.070807	710.2	77.16	77.16	2.318	12.435	60
721 – 740	153	69,776,992.45	11.69	7.062493	730.5	78.54	78.54	2.349	12.491	58
741 – 760	136	60,109,400.65	10.07	7.050985	749.8	78.88	78.88	2.284	12.446	59
761 – 780	83	38,526,517.96	6.46	7.105133	770.4	75.78	75.78	2.316	12.487	60
781 – 800	66	30,095,341.91	5.04	7.008347	790.0	76.85	76.85	2.359	12.308	63
801 – 820	14	6,619,411.07	1.11	7.229695	805.1	76.40	76.40	2.281	12.362	67
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Subgroup 1A is expected to be approximately 707. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Original Loan-To-Value Ratios(1)-Subgroup 1A

Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01 - 20.00	2	$497,025.54	0.08%	7.023641%	687.5	15.34%	15.34%	2.250%	12.024%	82
30.01 - 40.00	1	501,542.90	0.08	7.625000	671.0	32.94	32.94	2.250	12.625	82
40.01 - 50.00	4	1,921,500.19	0.32	6.904599	770.8	44.29	44.29	2.406	12.451	72
50.01 - 60.00	9	6,067,198.32	1.02	6.940350	712.4	56.48	56.48	2.299	12.203	78
60.01 - 70.00	113	71,432,071.31	11.97	7.245710	710.8	68.39	68.39	2.372	12.462	70
70.01 - 75.00	179	85,786,199.05	14.38	7.277485	698.9	74.55	74.55	2.367	12.577	68
75.01 - 80.00	907	412,232,083.98	69.09	6.994212	708.2	79.81	79.81	2.307	12.401	56
80.01 - 85.00	8	2,180,031.59	0.37	7.282138	694.0	83.37	83.37	2.422	12.711	64
85.01 - 90.00	35	13,237,270.64	2.22	7.561867	706.6	89.28	89.28	2.270	12.654	72
90.01 - 95.00	11	2,694,070.09	0.45	7.724759	713.6	94.97	94.97	2.631	13.103	64
95.01 - 100.00	2	147,498.35	0.02	9.125000	736.0	100.00	100.00	4.250	15.125	54
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

(1)As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Subgroup 1A is expected to be approximately 77.54%.

Occupancy Type(1)-Subgroup 1A

Occupancy Type	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Primary	975	$494,524,010.90	82.88%	7.008490%	703.8	77.90%	77.90%	2.312%	12.389%	58
Investment	192	58,833,446.04	9.86	7.430211	724.5	75.43	75.43	2.420	12.756	65
Secondary	104	43,339,035.02	7.26	7.451309	724.6	76.26	76.26	2.345	12.620	74
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

(1)Based upon representations of the related borrowers at the time of origination.

Property Type-Subgroup 1A

Property Type	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Single Family	726	$345,813,467.52	57.95%	7.011194%	705.5	77.68%	77.68%	2.302%	12.437%	57
Planned Unit Development	246	120,895,757.64	20.26	7.033144	703.7	77.84	77.84	2.374	12.377	59
Condominium	188	80,589,952.09	13.51	7.268574	713.4	76.80	76.80	2.359	12.439	71
2-4 Family	66	28,757,930.00	4.82	7.229187	711.7	78.20	78.20	2.358	12.638	57
Condotel	44	20,223,693.63	3.39	7.625190	727.9	75.28	75.28	2.258	12.642	84
Co-operative Unit	1	415,691.08	0.07	7.750000	744.0	80.00	80.00	2.250	12.750	81
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

Loan Purpose-Subgroup 1A

Loan Purpose	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Purchase	840	$378,586,580.85	63.45%	7.093119%	712.3	78.37%	78.37%	2.341%	12.498%	58
Cash-out	216	114,044,847.39	19.11	7.156078	700.2	75.03	75.03	2.295	12.389	67
Rate / Term Refi	207	102,378,598.03	17.16	6.943869	697.0	77.13	77.13	2.302	12.285	58
Construction to Perm	8	1,686,465.69	0.28	8.044574	695.8	85.44	85.44	2.250	13.045	56
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

Loan Documentation-Subgroup 1A

Loan Documentation	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Stated Documentation	542	$264,794,318.84	44.38%	6.852281%	707.4	79.27%	79.27%	2.262%	12.316%	48
No Income Verifier	243	121,233,920.05	20.32	7.333535	713.5	75.50	75.50	2.378	12.686	75
Full	138	56,551,312.34	9.48	6.980917	701.8	78.06	78.06	2.434	12.279	66
No Documentation	124	52,519,796.17	8.80	7.574508	698.1	74.85	74.85	2.315	12.744	76
Reduced	65	43,144,486.52	7.23	6.980377	711.9	76.95	76.95	2.271	12.074	57
No Ratio	99	39,541,909.96	6.63	7.378056	705.6	75.38	75.38	2.502	12.762	67
Full Asset/Stated Income	22	6,859,471.19	1.15	7.436113	701.5	79.36	79.36	2.312	12.496	69
Stated Income/Stated Asset	18	5,972,576.17	1.00	7.209225	707.7	78.24	78.24	2.307	12.522	64
No Income/No Assets Verifier	15	3,044,069.58	0.51	7.499185	711.9	75.74	75.74	2.558	13.115	46
Alternative	4	2,538,631.14	0.43	6.621498	667.0	77.54	77.54	2.250	11.621	57
Simply Signature	1	496,000.00	0.08	6.500000	755.0	80.00	80.00	2.250	11.500	118
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

Lien-Subgroup 1A

Lien position	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
First	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

Geographic Distribution of Mortgaged Properties(1)-Subgroup 1A

State	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
California	513	$284,725,669.32	47.72%	6.893470%	705.9	78.14%	78.14%	2.291%	12.338%	54
Florida	191	87,669,965.35	14.69	7.424394	710.8	75.35	75.35	2.398	12.691	69
Nevada	63	28,560,548.54	4.79	7.290946	718.6	76.75	76.75	2.273	12.455	72
New York	39	22,475,749.45	3.77	7.287540	709.5	75.78	75.78	2.400	12.498	71
Virginia	49	21,717,382.06	3.64	6.934540	706.7	77.55	77.55	2.288	12.299	60
Arizona	55	21,399,386.29	3.59	7.143429	704.2	78.75	78.75	2.428	12.485	63
Maryland	40	20,206,200.09	3.39	7.152655	709.4	78.19	78.19	2.278	12.360	60
New Jersey	35	14,242,414.89	2.39	7.288574	693.4	78.25	78.25	2.293	12.568	69
Washington	32	14,183,395.49	2.38	7.035010	704.7	79.13	79.13	2.277	12.394	59
Illinois	31	9,159,778.20	1.54	7.536674	707.3	77.78	77.78	2.485	12.720	63
Utah	12	7,768,116.98	1.30	7.124759	721.6	74.38	74.38	2.310	12.820	61
Colorado	14	7,686,191.25	1.29	7.160133	703.8	75.83	75.83	2.250	12.599	59
Massachusetts	12	6,436,903.19	1.08	7.257340	703.8	77.62	77.62	2.269	12.327	62
North Carolina	21	6,263,889.85	1.05	7.315249	706.0	79.60	79.60	2.363	12.785	63
Georgia	17	5,417,760.74	0.91	7.184955	718.0	78.12	78.12	2.447	12.601	59
Oregon	16	5,081,059.62	0.85	6.914361	715.1	80.36	80.36	2.288	12.387	50
Michigan	16	4,157,992.07	0.70	7.285669	686.0	77.04	77.04	2.320	12.330	71
Pennsylvania	13	4,018,065.40	0.67	7.179399	680.8	77.05	77.05	2.356	12.376	72
Texas	17	3,996,176.21	0.67	7.157734	702.1	75.39	75.39	2.462	12.505	65
District of Columbia	5	2,396,284.31	0.40	7.090039	715.2	74.63	74.63	2.931	12.090	61
South Carolina	6	2,356,361.80	0.39	7.197486	727.9	78.91	78.91	2.263	12.276	67
Minnesota	8	2,235,842.98	0.37	7.307437	729.1	78.49	78.49	2.303	12.515	64
Tennessee	8	1,850,841.88	0.31	7.017667	740.2	79.40	79.40	2.310	12.569	65
Idaho	7	1,501,789.35	0.25	6.957968	679.5	78.12	78.12	2.335	12.179	56
Missouri	8	1,332,665.97	0.22	7.434502	710.8	81.11	81.11	2.431	12.891	69
New Mexico	4	1,228,628.80	0.21	7.095661	697.6	83.53	83.53	2.364	12.558	51
Ohio	6	1,203,045.75	0.20	7.498035	666.1	80.41	80.41	2.274	12.758	63
Hawaii	2	1,129,064.84	0.19	6.775153	725.3	77.80	77.80	2.250	12.335	68
Delaware	4	1,123,737.44	0.19	7.177944	706.6	79.59	79.59	2.250	12.331	65
Montana	2	781,477.50	0.13	7.131437	702.5	80.00	80.00	2.250	12.131	55
West Virginia	3	772,044.83	0.13	7.967070	662.9	66.90	66.90	2.330	13.127	81
Indiana	7	766,847.96	0.13	8.142593	717.2	82.19	82.19	3.667	14.031	43
Iowa	3	700,671.95	0.12	7.300744	746.6	79.17	79.17	2.325	12.452	54
Connecticut	2	594,582.79	0.10	6.902530	657.4	80.00	80.00	2.250	11.903	62
Mississippi	2	349,175.00	0.06	6.199041	733.6	90.22	90.22	2.250	11.199	115
Oklahoma	3	346,039.78	0.06	7.102924	770.3	80.00	80.00	2.456	13.103	83
Louisiana	2	344,005.20	0.06	6.699110	720.2	80.00	80.00	2.532	12.699	47
New Hampshire	1	305,000.00	0.05	7.250000	632.0	79.22	79.22	2.250	12.250	80
Alabama	2	211,738.84	0.04	7.202924	747.4	79.11	79.11	2.438	12.580	71
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

(1)As of the Cut off Date, no more than approximately 2.47% of the Subgroup 1A Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term-Subgroup 1A

Original Prepayment Penalty Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	966	$464,914,827.79	77.91%	7.139416%	708.8	77.16%	77.16%	2.331%	12.471%	63
6	1	348,000.00	0.06	6.750000	778.0	80.00	80.00	2.250	12.750	56
12	115	56,722,589.71	9.51	6.832896	700.9	78.95	78.95	2.271	12.292	47
24	3	535,518.56	0.09	7.321410	719.1	82.00	82.00	3.235	13.321	19
36	180	70,681,026.63	11.85	6.912897	702.1	78.90	78.90	2.328	12.372	54
42	1	488,000.00	0.08	6.875000	696.0	80.00	80.00	2.250	11.875	57
60	5	3,006,529.27	0.50	6.954516	709.8	76.68	76.68	2.250	12.263	57
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

Prepayment Penalty Remaining Term-Subgroup 1A

Prepayment Penalty Remaining Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Less than 1	966	$464,914,827.79	77.91%	7.139416%	708.8	77.16%	77.16%	2.331%	12.471%	63
1 – 5	3	971,303.72	0.16	6.647373	743.7	81.52	81.52	2.402	12.647	38
6 – 10	113	56,099,285.99	9.40	6.835594	700.7	78.91	78.91	2.269	12.289	47
16 – 20	2	405,760.00	0.07	7.624063	696.7	82.78	82.78	3.470	13.624	19
21 – 25	1	129,758.56	0.02	6.375000	789.0	79.56	79.56	2.500	12.375	21
26 – 30	10	3,328,748.03	0.56	7.056461	710.9	76.52	76.52	2.419	12.467	65
31 – 35	170	67,352,278.60	11.29	6.905801	701.7	79.02	79.02	2.324	12.368	53
36 – 40	1	488,000.00	0.08	6.875000	696.0	80.00	80.00	2.250	11.875	57
56 – 60	5	3,006,529.27	0.50	6.954516	709.8	76.68	76.68	2.250	12.263	57
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

Seller-Subgroup 1A

Seller	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Chase Mortgage	476	$240,208,064.11	40.26%	7.329652%	707.5	75.74%	75.74%	2.385%	12.606%	75
Countrywide Home Loans	83	53,381,803.79	8.95	6.959845	708.6	77.52	77.52	2.267	12.074	57
CTX	2	408,980.59	0.07	6.346748	653.1	91.94	91.94	2.250	12.347	32
Eloan	2	563,999.50	0.09	7.835106	666.3	80.00	80.00	2.250	13.495	90
Fifth Third Bank	4	2,021,108.40	0.34	7.977185	660.9	80.36	80.36	2.500	12.977	64
Flagstar	2	382,928.68	0.06	6.477780	681.4	78.00	78.00	2.591	11.478	34
GreenPoint Mortgage	560	269,582,916.42	45.18	6.846592	706.4	79.29	79.29	2.263	12.312	47
M&T	1	112,000.00	0.02	6.750000	701.0	70.00	70.00	2.250	12.750	47
Market Street	21	4,907,724.27	0.82	7.602657	694.2	81.20	81.20	2.250	12.705	57
Ohio Savings Bank	87	15,302,950.88	2.56	7.277498	718.5	72.50	72.50	2.750	13.277	51
PHH Mortgage	2	107,835.06	0.02	8.063000	663.4	86.21	86.21	2.250	13.063	76
Wachovia	21	6,634,867.12	1.11	7.280613	715.7	76.68	76.68	2.250	12.281	83
Weichert	10	3,081,313.14	0.52	7.730776	746.7	81.47	81.47	2.250	12.731	54
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

Primary Servicer-Subgroup 1A

Primary Servicer	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
CHF	1,181	$540,636,169.71	90.60%	7.091623%	707.3	77.53%	77.53%	2.331%	12.476%	60
Countrywide Home Loans	83	53,381,803.79	8.95	6.959845	708.6	77.52	77.52	2.267	12.074	57
Fifth Third Bank	4	2,021,108.40	0.34	7.977185	660.9	80.36	80.36	2.500	12.977	64
GreenPoint Mortgage	1	549,575.00	0.09	6.250000	723.0	80.00	80.00	2.250	12.250	25
PHH	2	107,835.06	0.02	8.063000	663.4	86.21	86.21	2.250	13.063	76
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

PMI Coverage-Subgroup 1A

PMI Coverage	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	1,215	$578,437,621.29	96.94%	7.066991%	707.3	77.16%	77.16%	2.324%	12.432%	60
12	8	2,180,031.59	0.37	7.282138	694.0	83.37	83.37	2.422	12.711	64
25	36	13,406,706.70	2.25	7.572144	706.6	89.35	89.35	2.270	12.663	72
30	11	2,627,489.38	0.44	7.755686	716.1	95.25	95.25	2.753	13.200	64
35	1	44,643.00	0.01	8.063000	681.0	95.00	95.00	2.250	13.063	75
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

PMI Company-Subgroup 1A

PMI Company	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
CMG Mortgage Insurance	1	$470,000.00	0.08%	7.125000%	648.0	87.04%	87.04%	2.250%	12.125%	56
General Electric	13	5,499,835.49	0.92	7.491880	712.7	89.05	89.05	2.250	12.533	68
Mortgage Guaranty Insurance Corp	8	2,724,866.16	0.46	7.586360	696.2	86.14	86.14	2.334	12.992	71
PMI Mortgage Insurance	10	3,149,385.09	0.53	7.726588	717.0	90.14	90.14	2.745	13.008	77
Radian	5	1,333,050.37	0.22	7.465088	712.3	91.79	91.79	2.301	12.621	59
Republic Mortgage Insurance Corp	8	1,708,176.95	0.29	7.671648	690.7	91.70	91.70	2.250	13.015	52
United Guaranty Insurance	11	3,373,556.61	0.57	7.563586	708.2	90.67	90.67	2.281	12.655	79
No Insurance	1,215	578,437,621.29	96.94	7.066991	707.3	77.16	77.16	2.324	12.432	60
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

Interest Only (y/n)-Subgroup 1A

Interest Only	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Interest-Only	1,056	$536,890,674.02	89.98%	7.049624%	707.5	77.51%	77.51%	2.314%	12.401%	60
Non-IO	215	59,805,817.94	10.02	7.374977	705.9	77.82	77.82	2.424	12.808	61
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

IO term (orig)-Subgroup 1A

Original Interest-only Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	215	$59,805,817.94	10.02%	7.374977%	705.9	77.82%	77.82%	2.424%	12.808%	61
24	1	225,760.00	0.04	7.125000	718.0	85.00	85.00	2.250	13.125	19
36	1	341,800.00	0.06	6.750000	667.0	80.00	80.00	5.000	12.750	33
60	29	16,224,200.00	2.72	7.146820	711.6	78.98	78.98	2.394	12.546	56
84	6	2,109,025.06	0.35	7.658178	674.8	76.87	76.87	2.327	12.882	80
120	1,019	517,989,888.96	86.81	7.044267	707.5	77.46	77.46	2.310	12.394	60
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

IO term remaining-Subgroup 1A

Remaining Interest-only Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	215	$59,805,817.94	10.02%	7.374977%	705.9	77.82%	77.82%	2.424%	12.808%	61
19	1	225,760.00	0.04	7.125000	718.0	85.00	85.00	2.250	13.125	19
33	1	341,800.00	0.06	6.750000	667.0	80.00	80.00	5.000	12.750	33
55	2	661,500.00	0.11	7.292989	753.0	81.20	81.20	2.669	13.293	55
56	14	8,286,200.00	1.39	7.369906	719.5	79.48	79.48	2.347	12.768	56
57	13	7,276,500.00	1.22	6.879490	698.0	78.21	78.21	2.423	12.225	55
75	1	44,643.00	0.01	8.063000	681.0	95.00	95.00	2.250	13.063	75
76	1	63,192.06	0.01	8.063000	651.0	80.00	80.00	2.250	13.063	76
79	1	465,000.00	0.08	7.000000	716.0	72.09	72.09	2.250	12.000	79
80	2	888,190.00	0.15	7.704224	690.2	79.73	79.73	2.250	13.235	80
81	1	648,000.00	0.11	8.000000	626.0	74.83	74.83	2.500	13.000	81
106	1	437,929.41	0.07	6.625000	695.0	80.00	80.00	2.250	11.625	46
107	1	112,000.00	0.02	6.750000	701.0	70.00	70.00	2.250	12.750	47
109	1	549,575.00	0.09	6.250000	723.0	80.00	80.00	2.250	12.250	25
110	1	556,049.25	0.09	6.875000	735.0	80.00	80.00	2.250	11.875	50
111	4	1,365,105.96	0.23	6.897955	689.9	72.40	72.40	2.540	12.694	58
112	3	363,140.00	0.06	7.374477	735.9	71.29	71.29	2.589	13.053	45
113	6	2,661,972.00	0.45	7.107279	722.9	73.41	73.41	2.480	12.808	52
114	19	6,201,389.62	1.04	7.319360	712.1	79.63	79.63	2.348	12.853	59
115	212	93,837,874.69	15.73	6.959149	708.3	78.83	78.83	2.322	12.503	49
116	251	122,337,988.24	20.50	6.913020	707.6	79.30	79.30	2.274	12.402	54
117	319	173,810,536.41	29.13	6.954196	705.4	77.45	77.45	2.316	12.269	59
118	107	56,952,851.34	9.54	7.394608	715.0	73.35	73.35	2.320	12.523	78
119	78	47,184,077.04	7.91	7.384155	703.5	75.14	75.14	2.313	12.409	78
120	16	11,619,400.00	1.95	7.273377	703.3	77.03	77.03	2.348	12.273	83
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

Margin(1)-Subgroup 1A

Margin (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
1.750	1	$622,868.74	0.10%	6.500000%	747.0	80.00%	80.00%	1.750%	9.990%	33
2.250	1,043	507,335,185.97	85.02	7.048068	706.7	77.99	77.99	2.250	12.382	60
2.375	2	372,533.98	0.06	7.798113	681.7	80.00	80.00	2.375	12.798	56
2.500	74	52,988,163.48	8.88	7.213615	712.4	74.23	74.23	2.500	12.477	63
2.625	2	501,304.74	0.08	6.876182	692.6	78.47	78.47	2.625	12.322	23
2.750	122	26,381,568.73	4.42	7.398511	713.5	74.68	74.68	2.750	13.354	54
3.250	3	1,633,000.00	0.27	6.875000	732.9	75.69	75.69	3.250	11.875	56
3.500	6	995,198.66	0.17	8.029227	712.6	83.73	83.73	3.500	14.029	52
4.250	3	422,498.35	0.07	9.043639	730.1	96.63	96.63	4.250	15.044	54
4.375	1	183,879.63	0.03	8.125000	620.0	80.00	80.00	4.375	14.125	58
5.000	14	5,260,289.68	0.88	7.196851	675.5	78.53	78.53	5.000	13.197	35
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

(1)As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Subgroup 1A is expected to be approximately 2.325%.

Maximum Mortgage Rate(1)-Subgroup 1A

Range of Maximum Mortgage Rate (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
9.751 - 10.000	1	$622,868.74	0.10%	6.500000%	747.0	80.00%	80.00%	1.750%	9.990%	33
10.001 - 10.250	1	558,800.00	0.09	5.125000	637.0	80.00	80.00	2.250	10.125	32
10.501 - 10.750	2	840,102.60	0.14	5.750000	714.0	80.00	80.00	2.250	10.750	88
10.751 - 11.000	5	1,433,275.00	0.24	5.980115	697.3	82.49	82.49	2.250	10.980	93
11.001 - 11.250	1	526,000.00	0.09	6.125000	781.0	80.00	80.00	2.250	11.125	116
11.251 - 11.500	19	10,240,762.72	1.72	6.445676	709.4	77.49	77.49	2.284	11.472	68
11.501 - 11.750	143	77,691,127.83	13.02	6.693516	707.2	78.34	78.34	2.258	11.693	58
11.751 - 12.000	181	95,641,517.40	16.03	6.909869	705.4	77.50	77.50	2.294	11.937	63
12.001 - 12.250	131	70,421,256.09	11.80	7.051847	714.4	75.70	75.70	2.283	12.192	68
12.251 - 12.500	177	88,180,862.48	14.78	7.040512	703.5	77.45	77.45	2.308	12.436	59
12.501 - 12.750	196	91,796,694.95	15.38	7.082915	712.6	77.25	77.25	2.338	12.696	56
12.751 - 13.000	178	79,144,219.62	13.26	7.289966	702.6	77.90	77.90	2.306	12.929	58
13.001 - 13.250	99	41,271,256.03	6.92	7.481482	705.2	77.99	77.99	2.399	13.177	61
13.251 - 13.500	61	20,575,904.50	3.45	7.723862	711.3	79.03	79.03	2.356	13.449	51
13.501 - 13.750	29	8,777,697.78	1.47	7.691265	698.8	76.44	76.44	2.730	13.678	53
13.751 - 14.000	17	2,840,931.17	0.48	7.960357	716.2	80.42	80.42	2.936	13.897	48
14.001 - 14.250	12	2,172,464.37	0.36	8.228502	686.5	78.72	78.72	2.959	14.229	40
14.251 - 14.500	5	570,332.50	0.10	8.426374	688.7	81.60	81.60	3.720	14.426	41
14.501 - 14.750	5	693,726.38	0.12	8.535952	712.0	82.04	82.04	3.049	14.726	43
14.751 - 15.000	3	1,240,561.25	0.21	8.902709	701.0	83.29	83.29	3.532	14.903	51
15.001 - 15.250	5	1,456,130.55	0.24	9.234837	703.8	77.97	77.97	2.929	15.148	52
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

(1)As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Subgroup 1A is expected to be approximately 12.442%.

Index-Subgroup 1A

Index	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
1 Year CMT	1	$265,500.00	0.04%	6.750000%	768.0	90.00%	90.00%	2.750%	11.750%	116
1 Year LIBOR	508	251,157,630.27	42.09	7.277964	708.3	75.40	75.40	2.332	12.411	72
6 Month LIBOR	762	345,273,361.69	57.86	6.940112	706.5	79.09	79.09	2.320	12.465	51
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

Months To Roll-Subgroup 1A

Months To Roll	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
18	1	$106,069.05	0.02%	7.125000%	664.0	75.00%	75.00%	2.750%	13.125%	18
19	25	6,199,488.72	1.04	6.785474	712.4	80.12	80.12	2.619	12.785	19
20	11	3,724,455.17	0.62	6.537928	724.7	78.84	78.84	2.500	12.538	20
21	10	3,315,358.56	0.56	6.730587	722.3	79.98	79.98	2.500	12.731	21
25	1	549,575.00	0.09	6.250000	723.0	80.00	80.00	2.250	12.250	25
27	3	860,105.96	0.14	6.764648	693.4	69.63	69.63	2.710	12.441	27
28	1	106,330.00	0.02	7.125000	734.0	70.00	70.00	2.750	13.125	28
29	2	911,920.00	0.15	7.061365	689.0	80.00	80.00	2.399	13.061	29
30	6	2,151,636.38	0.36	7.540527	727.6	79.79	79.79	2.271	13.482	30
31	101	41,673,763.52	6.98	6.896652	707.8	79.25	79.25	2.309	12.897	31
32	83	38,316,327.59	6.42	6.747951	706.0	79.76	79.76	2.316	12.714	32
33	84	42,588,708.81	7.14	6.652456	700.1	78.91	78.91	2.469	12.616	33
34	4	786,655.31	0.13	6.040479	694.6	80.28	80.28	2.250	11.345	34
46	1	437,929.41	0.07	6.625000	695.0	80.00	80.00	2.250	11.625	46
47	1	112,000.00	0.02	6.750000	701.0	70.00	70.00	2.250	12.750	47
50	1	556,049.25	0.09	6.875000	735.0	80.00	80.00	2.250	11.875	50
52	4	542,750.68	0.09	7.261087	688.6	76.13	76.13	2.427	12.519	52
53	5	1,327,251.77	0.22	7.252017	752.9	79.14	79.14	2.558	12.702	53
54	15	3,237,788.10	0.54	7.386672	713.9	79.08	79.08	2.457	12.652	54
55	116	47,573,641.96	7.97	7.086265	706.4	78.55	78.55	2.337	12.233	55
56	178	85,381,361.20	14.31	7.103464	709.4	79.27	79.27	2.291	12.342	56
57	208	107,191,194.60	17.96	6.977218	705.2	77.97	77.97	2.282	12.173	57
58	38	23,102,739.14	3.87	7.266144	722.4	71.52	71.52	2.395	12.615	58
59	18	12,450,901.51	2.09	7.220986	705.8	76.20	76.20	2.348	12.296	59
60	2	881,625.00	0.15	7.688186	669.9	77.49	77.49	2.250	12.688	60
75	1	44,643.00	0.01	8.063000	681.0	95.00	95.00	2.250	13.063	75
76	1	63,192.06	0.01	8.063000	651.0	80.00	80.00	2.250	13.063	76
77	1	595,000.00	0.10	7.125000	719.0	54.09	54.09	2.750	13.125	77
78	5	1,387,521.99	0.23	7.422365	707.1	75.83	75.83	2.538	13.422	78
79	19	6,179,694.84	1.04	7.274778	707.0	74.95	74.95	2.430	12.625	79
80	26	7,088,074.32	1.19	7.357927	708.0	79.18	79.18	2.250	12.572	80
81	62	35,233,763.57	5.90	7.342608	705.2	74.42	74.42	2.332	12.343	81
82	60	32,716,270.62	5.48	7.498723	714.4	74.08	74.08	2.282	12.499	82
83	62	36,887,732.04	6.18	7.462368	698.7	74.69	74.69	2.297	12.462	83
84	20	13,953,592.00	2.34	7.297444	709.2	77.13	77.13	2.331	12.297	84
111	1	505,000.00	0.08	7.125000	684.0	77.10	77.10	2.250	13.125	111
113	1	67,425.00	0.01	8.000000	703.0	75.00	75.00	2.250	13.000	113
114	4	967,885.21	0.16	7.085641	678.6	83.24	83.24	2.250	12.086	114
115	18	6,543,478.94	1.10	7.185513	715.7	79.58	79.58	2.250	12.536	115
116	22	10,307,507.75	1.73	6.831377	711.3	78.97	78.97	2.263	12.602	116
117	25	11,030,498.65	1.85	7.355797	706.6	77.89	77.89	2.290	12.396	117
118	20	7,744,403.71	1.30	7.328934	697.3	74.78	74.78	2.250	12.460	118
119	4	1,295,181.57	0.22	6.743894	745.8	76.02	76.02	2.250	11.932	119
Total	1,271	$596,696,491.96	100.00%	7.082234%	707.3	77.54%	77.54%	2.325%	12.442%	60

Subgroup 1B Mortgage Loan Statistics

All Collateral Statistics set forth in the tables below and in the proceeding pages are approximate and subject to change based on final collateral

Original Principal Balance(1)-Subgroup 1B

Range of Original Principal Balances ($)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	10	$871,886.21	0.54%	7.280929%	687.2	63.09%	63.09%	2.436%	12.978%	55
100,000.01 - 200,000.00	38	5,512,446.81	3.39	6.940004	693.5	69.29	69.29	2.579	12.665	71
200,000.01 - 300,000.00	37	9,130,546.02	5.61	7.176677	705.6	74.06	74.06	2.450	12.759	61
300,000.01 - 400,000.00	16	5,512,785.20	3.39	7.005022	716.6	69.61	69.61	2.644	12.687	65
400,000.01 - 500,000.00	74	32,293,469.69	19.85	7.034971	708.1	71.64	71.64	2.264	12.134	71
500,000.01 - 600,000.00	59	31,393,530.51	19.30	6.978215	706.7	74.91	74.91	2.255	12.202	63
600,000.01 - 700,000.00	32	19,752,966.47	12.14	7.183401	708.5	72.30	72.30	2.266	12.442	66
700,000.01 - 800,000.00	17	12,497,032.08	7.68	6.942920	718.4	74.31	74.31	2.250	12.246	59
800,000.01 - 900,000.00	6	4,980,086.01	3.06	7.086101	702.1	68.18	68.18	2.250	12.267	61
900,000.01 - 1,000,000.00	11	10,187,697.62	6.26	7.041224	698.9	55.83	55.83	2.250	12.139	72
1,000,000.01 - 1,100,000.00	5	5,131,909.36	3.15	7.256094	723.4	49.43	49.43	2.250	12.461	62
1,100,000.01 - 1,200,000.00	2	2,185,778.66	1.34	6.926647	730.9	75.12	75.12	2.372	11.927	69
1,200,000.01 - 1,300,000.00	2	2,558,900.00	1.57	6.812561	732.0	67.84	67.84	2.250	12.313	44
1,300,000.01 - 1,400,000.00	2	2,489,948.35	1.53	7.750000	710.1	68.32	68.32	2.500	12.750	70
1,400,000.01 - 1,500,000.00	5	7,270,023.39	4.47	6.911558	718.6	60.31	60.31	2.501	12.118	62
1,500,000.01 - 2,000,000.00	4	6,599,365.44	4.06	6.740905	697.1	63.84	63.84	2.368	11.976	57
2,000,000.01 - 2,500,000.00	2	4,312,500.00	2.65	6.942029	671.8	58.54	58.54	2.250	11.942	57
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

(1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Subgroup 1B is expected to be approximately $520,705.

Cut-off Date Stated Principal Balance(1)-Subgroup 1B

Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	10	$871,886.21	0.54%	7.280929%	687.2	63.09%	63.09%	2.436%	12.978%	55
100,000.01 - 200,000.00	38	5,512,446.81	3.39	6.940004	693.5	69.29	69.29	2.579	12.665	71
200,000.01 - 300,000.00	38	9,336,465.20	5.74	7.192079	705.5	74.19	74.19	2.445	12.761	62
300,000.01 - 400,000.00	24	8,652,575.96	5.32	7.133254	715.6	69.88	69.88	2.501	12.568	73
400,000.01 - 500,000.00	75	33,601,420.14	20.65	7.043325	707.9	71.35	71.35	2.264	12.139	71
500,000.01 - 600,000.00	59	32,394,802.86	19.91	6.987735	706.5	74.93	74.93	2.254	12.205	63
600,000.01 - 700,000.00	24	15,421,748.74	9.48	7.169756	707.2	72.86	72.86	2.271	12.501	64
700,000.01 - 800,000.00	16	11,957,351.99	7.35	6.847534	725.8	73.86	73.86	2.250	12.164	56
800,000.01 - 900,000.00	8	6,714,253.71	4.13	7.065909	698.0	63.10	63.10	2.250	12.200	62
900,000.01 - 1,000,000.00	10	9,603,492.67	5.90	7.049850	704.2	53.76	53.76	2.250	12.154	74
1,000,000.01 - 1,100,000.00	4	4,263,690.35	2.62	7.430948	710.0	58.54	58.54	2.312	12.677	63
1,100,000.01 - 1,200,000.00	1	1,120,000.00	0.69	6.500000	748.0	80.00	80.00	2.250	11.500	57
1,200,000.01 - 1,300,000.00	4	5,048,848.35	3.10	7.274879	721.2	68.08	68.08	2.373	12.529	57
1,300,000.01 - 1,400,000.00	1	1,311,594.83	0.81	6.500000	630.0	62.50	62.50	2.500	11.500	117
1,400,000.01 - 1,500,000.00	4	5,958,428.56	3.66	7.002152	738.1	59.82	59.82	2.502	12.253	50
1,500,000.01 - 2,000,000.00	4	6,599,365.44	4.06	6.740905	697.1	63.84	63.84	2.368	11.976	57
2,000,000.01 - 2,500,000.00	2	4,312,500.00	2.65	6.942029	671.8	58.54	58.54	2.250	11.942	57
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

(1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Subgroup 1B is expected to be approximately $505,220.

Current Mortgage Rates(1)-Subgroup 1B

Range of Current Mortgage Rates (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
4.501 - 5.000	1	$166,950.00	0.10%	4.875000%	799.0	79.50%	79.50%	2.750%	10.875%	31
5.001 - 5.500	1	426,550.00	0.26	5.125000	737.0	80.00	80.00	2.250	8.125	34
5.501 - 6.000	5	1,209,591.37	0.74	5.766070	721.3	70.48	70.48	2.381	11.414	58
6.001 - 6.500	38	21,533,296.10	13.24	6.447340	709.7	68.10	68.10	2.311	11.772	65
6.501 - 7.000	124	66,443,886.92	40.84	6.793852	712.1	69.10	69.10	2.296	12.116	60
7.001 - 7.500	105	50,857,507.68	31.26	7.321610	702.4	68.82	68.82	2.292	12.446	71
7.501 - 8.000	42	20,655,618.73	12.70	7.754148	705.5	72.81	72.81	2.416	12.987	66
8.001 - 8.500	3	748,619.16	0.46	8.223155	644.5	75.60	75.60	2.476	13.676	53
8.501 - 9.000	3	638,851.86	0.39	8.711092	666.6	78.60	78.60	2.353	13.882	51
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

(1)As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Subgroup 1B is expected to be approximately 7.035%.

Original Term (Months)-Subgroup 1B

Original Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
360	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

Remaining Term to Maturity(1)-Subgroup 1B

Range of Remaining Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
336 – 340	1	$316,374.55	0.19%	5.625000%	672.0	80.00%	80.00%	2.750%	11.625%	14
346 – 350	3	1,109,666.33	0.68	6.900234	783.8	59.27	59.27	2.367	12.100	44
351 – 355	55	17,486,776.15	10.75	7.139122	710.7	71.47	71.47	2.425	12.760	54
356 – 360	263	143,768,054.79	88.37	7.026504	706.8	69.28	69.28	2.299	12.226	66
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

(1)As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Subgroup 1B is expected to be approximately 357.

Age-Subgroup 1B

Age (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	5	$2,954,700.00	1.82%	7.255161%	682.9	54.80%	54.80%	2.250%	12.255%	84
1	27	13,461,690.79	8.27	7.352661	702.8	67.37	67.37	2.250	12.353	83
2	48	25,889,782.75	15.91	7.107287	723.0	70.37	70.37	2.272	12.297	77
3	131	77,717,521.15	47.77	6.925291	704.0	70.45	70.45	2.305	12.125	58
4	52	23,744,360.10	14.60	7.056337	703.4	67.14	67.14	2.344	12.403	70
5	38	13,238,389.70	8.14	7.067225	706.4	70.68	70.68	2.385	12.678	56
6	12	3,210,613.38	1.97	7.361241	723.8	75.12	75.12	2.522	12.903	49
7	4	793,947.05	0.49	7.175348	717.6	70.33	70.33	2.750	13.175	49
8	1	243,826.02	0.15	8.000000	748.0	70.00	70.00	2.250	14.000	28
10	1	74,374.24	0.05	7.375000	677.0	70.00	70.00	2.500	12.375	14
11	1	221,900.00	0.14	7.750000	727.0	79.97	79.97	2.750	13.750	49
14	1	813,392.09	0.50	6.625000	809.0	52.64	52.64	2.250	11.625	46
22	1	316,374.55	0.19	5.625000	672.0	80.00	80.00	2.750	11.625	14
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

Credit Score(1)-Subgroup 1B

Range of Credit Score	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A	1	$703,914.82	0.43%	7.375000%	N/A	75.00%	75.00%	2.250%	12.375%	57
1 – 600	1	197,007.87	0.12	7.500000	600.0	80.00	80.00	2.750	13.500	79
601 - 620	2	856,240.99	0.53	7.418796	620.0	75.00	75.00	2.338	12.419	58
621 - 640	17	8,081,111.87	4.97	7.018475	632.5	66.79	66.79	2.296	12.150	73
641 - 660	20	10,211,482.40	6.28	7.272991	653.0	60.32	60.32	2.391	12.433	63
661 - 680	67	30,589,345.14	18.80	7.037145	670.7	67.47	67.47	2.339	12.235	63
681 - 700	54	30,062,934.31	18.48	7.066229	690.6	71.17	71.17	2.283	12.335	61
701 - 720	46	23,319,649.76	14.33	7.017665	710.1	73.60	73.60	2.287	12.188	69
721 - 740	36	17,540,939.57	10.78	6.973695	729.2	73.10	73.10	2.350	12.203	64
741 - 760	32	17,374,739.23	10.68	6.959962	750.4	70.04	70.04	2.305	12.336	63
761 - 780	25	13,244,103.94	8.14	7.080602	770.7	69.23	69.23	2.311	12.507	64
781 - 800	18	8,512,259.83	5.23	6.848108	788.6	64.63	64.63	2.287	12.124	76
801 - 820	3	1,987,142.09	1.22	6.941047	809.6	63.80	63.80	2.250	12.209	46
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Subgroup 1B is expected to be approximately 708. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Original Loan-To-Value Ratios(1)-Subgroup 1B

Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01 - 20.00	1	$1,000,000.00	0.61%	7.250000%	652.0	11.11%	11.11%	2.250%	12.250%	84
20.01 - 30.00	5	1,731,470.97	1.06	6.702973	700.9	27.01	27.01	2.250	12.572	116
30.01 - 40.00	7	3,392,322.25	2.09	6.838412	710.9	34.84	34.84	2.262	12.081	68
40.01 - 50.00	10	4,813,222.30	2.96	6.979850	698.3	46.47	46.47	2.250	12.041	98
50.01 - 60.00	25	19,137,993.16	11.76	6.935849	713.2	55.73	55.73	2.279	12.122	64
60.01 - 70.00	82	47,657,725.91	29.30	7.030317	707.3	67.17	67.17	2.332	12.219	67
70.01 - 75.00	62	25,110,010.98	15.44	7.241215	704.7	74.14	74.14	2.341	12.534	65
75.01 - 80.00	130	59,838,126.25	36.78	7.005564	709.1	79.75	79.75	2.310	12.299	59
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

(1)As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Subgroup 1B is expected to be approximately 69.47%.

Occupancy Type(1)-Subgroup 1B

Occupancy Type	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Primary	215	$118,168,200.68	72.64%	6.961919%	702.5	69.95%	69.95%	2.296%	12.226%	63
Investment	65	23,208,246.52	14.27	7.194891	719.4	67.23	67.23	2.444	12.504	66
Secondary	42	21,304,424.62	13.10	7.266351	723.6	69.23	69.23	2.271	12.348	71
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

(1)Based upon representations of the related borrowers at the time of origination.

Property Type-Subgroup 1B

Property Type	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Single Family	175	$93,783,067.10	57.65%	6.979272%	703.5	67.54%	67.54%	2.294%	12.268%	62
Planned Unit Development	67	34,823,694.19	21.41	6.966344	701.7	72.21	72.21	2.393	12.157	63
Condotel	31	14,436,365.52	8.87	7.492488	735.5	71.65	71.65	2.250	12.529	80
Condominium	32	11,862,812.76	7.29	7.022975	721.0	71.15	71.15	2.313	12.248	65
2-4 Family	16	6,709,153.59	4.12	7.153752	711.7	74.41	74.41	2.292	12.627	74
Co-operative Unit	1	1,065,778.66	0.66	7.375000	713.0	70.00	70.00	2.500	12.375	82
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

Loan Purpose-Subgroup 1B

Loan Purpose	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Purchase	166	$72,408,812.06	44.51%	7.136503%	715.8	75.30%	75.30%	2.320%	12.412%	65
Cash-out	100	54,942,668.32	33.77	7.028101	701.4	61.67	61.67	2.324	12.270	69
Rate / Term Refi	56	35,329,391.44	21.72	6.837799	700.8	69.65	69.65	2.286	12.031	58
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

Loan Documentation-Subgroup 1B

Loan Documentation	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
No Income Verifier	97	$42,203,964.16	25.94%	7.242447%	718.7	71.81%	71.81%	2.340%	12.595%	76
Reduced	56	39,097,911.03	24.03	6.929147	700.9	70.79	70.79	2.256	11.972	57
Stated Documentation	56	29,739,348.54	18.28	6.933499	703.6	73.56	73.56	2.257	12.232	51
No Ratio	27	16,640,223.70	10.23	7.191602	713.6	62.35	62.35	2.384	12.453	66
Full	33	13,267,934.21	8.16	6.690083	699.3	71.86	71.86	2.443	11.938	64
No Documentation	19	9,378,339.31	5.76	7.091466	721.4	49.41	49.41	2.284	12.330	82
Stated Income/Stated Asset	15	5,657,324.70	3.48	7.119703	680.7	71.98	71.98	2.357	12.834	61
Full Asset/Stated Income	11	4,148,236.10	2.55	7.041185	709.8	65.51	65.51	2.271	12.041	94
Alternative	2	1,073,481.49	0.66	6.500000	632.4	74.04	74.04	2.250	11.500	57
No Income/No Assets Verifier	2	721,397.05	0.44	7.513801	784.7	61.59	61.59	2.305	12.624	58
Asset Verification	3	642,774.55	0.40	6.394632	670.2	80.00	80.00	2.750	12.395	22
Streamlined	1	109,936.98	0.07	6.875000	629.0	58.51	58.51	2.250	11.875	116
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

Lien-Subgroup 1B

Lien position	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
First	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

Geographic Distribution of Mortgaged Properties(1)-Subgroup 1B

State	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
California	126	$72,977,501.41	44.86%	6.922148%	708.6	70.98%	70.98%	2.272%	12.189%	65
Nevada	41	18,480,056.21	11.36	7.364835	729.6	72.85	72.85	2.273	12.474	80
Florida	25	12,507,335.99	7.69	7.246800	698.2	69.75	69.75	2.436	12.437	63
New York	11	6,726,609.52	4.13	7.198116	686.9	56.27	56.27	2.356	12.426	76
New Jersey	9	5,898,756.52	3.63	6.908718	741.6	55.28	55.28	2.285	12.017	57
Arizona	14	5,882,498.52	3.62	7.063886	694.0	76.80	76.80	2.665	12.490	59
Colorado	7	4,605,545.93	2.83	6.752033	685.8	55.43	55.43	2.266	11.849	55
Maryland	9	3,784,010.46	2.33	7.043276	673.6	76.43	76.43	2.311	12.165	58
Texas	7	2,860,110.18	1.76	7.326178	717.8	63.92	63.92	2.403	12.727	79
Massachusetts	5	2,258,513.56	1.39	6.985343	726.0	67.98	67.98	2.250	12.309	53
Georgia	6	2,179,788.25	1.34	7.308504	709.1	75.82	75.82	2.315	12.351	55
Montana	1	2,125,000.00	1.31	6.625000	688.0	62.50	62.50	2.250	11.625	57
Michigan	6	2,097,530.53	1.29	6.690980	709.2	72.73	72.73	2.299	11.383	57
Illinois	8	2,034,518.13	1.25	7.372233	676.0	73.24	73.24	2.321	12.514	68
Connecticut	3	2,032,847.05	1.25	6.908800	696.3	68.38	68.38	2.270	12.280	57
Hawaii	3	1,893,826.02	1.16	7.207953	692.9	69.89	69.89	2.250	13.208	53
Washington	4	1,886,198.21	1.16	6.854589	711.1	67.93	67.93	2.288	12.029	65
Utah	3	1,567,428.39	0.96	6.846872	718.3	69.33	69.33	2.250	11.847	66
Minnesota	3	1,461,440.00	0.90	7.739517	681.3	77.29	77.29	2.300	13.298	56
Virginia	3	1,423,585.26	0.88	7.344626	727.2	68.62	68.62	2.250	12.345	56
Rhode Island	2	1,237,999.00	0.76	6.846123	673.9	36.53	36.53	2.346	12.846	100
Alabama	2	1,229,936.98	0.76	6.533519	737.4	78.08	78.08	2.250	11.534	62
Oregon	3	1,090,441.69	0.67	7.153853	750.0	74.60	74.60	2.310	12.490	56
Missouri	4	1,007,007.87	0.62	7.246775	664.0	75.71	75.71	2.750	13.247	40
South Carolina	4	790,860.76	0.49	6.835865	711.9	70.58	70.58	2.526	12.723	30
North Carolina	3	643,679.79	0.40	6.950551	654.0	79.69	79.69	2.319	12.609	46
Wyoming	1	579,997.08	0.36	6.250000	722.0	55.77	55.77	2.250	12.250	31
Indiana	3	539,723.45	0.33	7.146089	718.2	80.00	80.00	2.596	12.838	62
District of Columbia	1	279,290.25	0.17	6.875000	675.0	70.00	70.00	2.250	11.875	56
Tennessee	1	221,900.00	0.14	7.750000	727.0	79.97	79.97	2.750	13.750	49
New Mexico	1	112,310.43	0.07	6.875000	656.0	75.00	75.00	2.750	12.875	57
Idaho	1	102,434.35	0.06	7.375000	678.0	75.00	75.00	2.750	13.375	79
New Hampshire	1	87,815.79	0.05	5.750000	734.0	80.00	80.00	2.250	11.750	33
Pennsylvania	1	74,374.24	0.05	7.375000	677.0	70.00	70.00	2.500	12.375	14
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

(1)As of the Cut off Date, no more than approximately 8.23% of the Subgroup 1B Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term-Subgroup 1B

Original Prepayment Penalty Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	262	$130,331,207.18	80.11%	7.071040%	706.8	68.94%	68.94%	2.322%	12.314%	67
12	28	16,385,145.18	10.07	6.768310	717.7	73.37	73.37	2.266	11.926	55
36	27	11,454,119.46	7.04	7.007586	718.1	72.61	72.61	2.314	12.516	61
60	5	4,510,400.00	2.77	7.032849	670.7	62.69	62.69	2.250	12.033	57
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

Prepayment Penalty Remaining Term-Subgroup 1B

Prepayment Penalty Remaining Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
less than 1	262	$130,331,207.18	80.11%	7.071040%	706.8	68.94%	68.94%	2.322%	12.314%	67
6 – 10	28	16,385,145.18	10.07	6.768310	717.7	73.37	73.37	2.266	11.926	55
26 – 30	3	680,523.80	0.42	7.340427	702.0	73.30	73.30	2.750	13.340	35
31 – 35	24	10,773,595.66	6.62	6.986562	719.1	72.56	72.56	2.286	12.464	62
56 – 60	5	4,510,400.00	2.77	7.032849	670.7	62.69	62.69	2.250	12.033	57
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

Seller-Subgroup 1B

Seller	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Chase Mortgage	141	$69,823,626.29	42.92%	7.155222%	713.8	67.05%	67.05%	2.343%	12.454%	76
Countrywide Home Loans	68	47,131,106.69	28.97	6.895151	699.3	69.84	69.84	2.255	11.965	57
CTX	2	536,999.96	0.33	6.377352	702.2	67.95	67.95	2.250	12.377	33
Eloan	2	276,336.98	0.17	6.649189	642.8	71.45	71.45	2.250	11.649	116
Fifth Third Bank	3	970,000.00	0.60	7.667010	719.4	78.45	78.45	2.500	12.667	55
Flagstar	1	74,374.24	0.05	7.375000	677.0	70.00	70.00	2.500	12.375	14
GreenPoint Mortgage	58	31,814,326.90	19.56	6.921828	704.3	73.79	73.79	2.254	12.191	52
Ohio Savings Bank	29	5,934,664.42	3.65	7.303370	711.0	74.36	74.36	2.750	13.303	50
Wachovia	12	4,399,076.53	2.70	7.078214	719.8	64.22	64.22	2.250	12.078	96
Weichert	3	1,077,585.26	0.66	7.268289	735.5	62.12	62.12	2.250	12.482	56
Wells Fargo Home Mortgage	3	642,774.55	0.40	6.394632	670.2	80.00	80.00	2.750	12.395	22
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

Primary Servicer-Subgroup 1B

Primary Servicer	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
CHF	248	$113,936,990.58	70.04%	7.091114%	711.2	69.18%	69.18%	2.334%	12.408%	68
Countrywide Home Loans	68	47,131,106.69	28.97	6.895151	699.3	69.84	69.84	2.255	11.965	57
Fifth Third Bank	3	970,000.00	0.60	7.667010	719.4	78.45	78.45	2.500	12.667	55
Wells Fargo Home Mortgage	3	642,774.55	0.40	6.394632	670.2	80.00	80.00	2.750	12.395	22
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

PMI Coverage-Subgroup 1B

PMI Coverage	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

PMI Company-Subgroup 1B

PMI Company	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
NO	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

Interest Only (y/n)-Subgroup 1B

Interest Only	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Interest-Only	271	$146,297,392.53	89.93%	7.034593%	708.1	69.48%	69.48%	2.302%	12.250%	65
Non-IO	51	16,383,479.29	10.07	7.038865	703.2	69.36	69.36	2.423	12.562	60
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

IO term (orig)-Subgroup 1B

Original Interest-only Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	51	$16,383,479.29	10.07%	7.038865%	703.2	69.36%	69.36%	2.423%	12.562%	60
36	2	296,000.00	0.18	6.689189	671.9	80.00	80.00	2.595	12.689	30
60	11	5,170,671.99	3.18	6.974738	699.7	69.69	69.69	2.297	11.975	56
120	258	140,830,720.54	86.57	7.037516	708.5	69.45	69.45	2.301	12.259	66
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

IO term remaining-Subgroup 1B

Remaining Interest-only Term (Months)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	51	$16,383,479.29	10.07%	7.038865%	703.2	69.36%	69.36%	2.423%	12.562%	60
29	1	204,000.00	0.13	7.000000	670.0	80.00	80.00	2.750	13.000	29
31	1	92,000.00	0.06	6.000000	676.0	80.00	80.00	2.250	12.000	31
54	1	568,000.00	0.35	7.875000	772.0	80.00	80.00	2.500	12.875	54
56	6	2,741,799.99	1.69	6.885805	664.7	71.85	71.85	2.287	11.886	56
57	4	1,860,872.00	1.14	6.830981	729.2	63.37	63.37	2.250	11.831	57
106	1	813,392.09	0.50	6.625000	809.0	52.64	52.64	2.250	11.625	46
109	1	221,900.00	0.14	7.750000	727.0	79.97	79.97	2.750	13.750	49
113	2	510,300.00	0.31	7.175265	751.7	71.49	71.49	2.750	13.175	53
114	9	2,231,181.99	1.37	7.181742	724.9	74.41	74.41	2.485	12.776	50
115	25	10,715,512.29	6.59	6.974593	709.5	69.03	69.03	2.343	12.550	57
116	39	18,484,156.90	11.36	7.099734	707.8	66.14	66.14	2.361	12.491	74
117	104	66,794,848.61	41.06	6.933744	703.6	71.08	71.08	2.290	12.096	57
118	46	25,295,043.64	15.55	7.103027	722.6	70.54	70.54	2.273	12.297	77
119	26	12,809,685.02	7.87	7.345161	701.3	67.23	67.23	2.250	12.345	83
120	5	2,954,700.00	1.82	7.255161	682.9	54.80	54.80	2.250	12.255	84
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

Margin(1)-Subgroup 1B

Margin (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
2.250	264	$141,696,270.21	87.10%	7.010870%	708.5	69.17%	69.17%	2.250%	12.215%	66
2.375	1	89,513.52	0.06	8.625000	719.0	70.00	70.00	2.375	13.625	19
2.500	12	9,587,545.12	5.89	7.186667	696.0	69.57	69.57	2.500	12.408	69
2.750	41	9,107,737.74	5.60	7.158598	714.0	74.54	74.54	2.750	13.073	52
3.250	1	1,500,000.00	0.92	7.625000	678.0	62.50	62.50	3.250	12.625	56
5.000	3	699,805.23	0.43	6.771685	688.5	77.55	77.55	5.000	12.772	33
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

(1)As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Subgroup 1B is expected to be approximately 2.314%.

Maximum Mortgage Rate(1)-Subgroup 1B

Range of Maximum Mortgage Rate (%)	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
8.001 - 8.250	1	$426,550.00	0.26%	5.125000%	737.0	80.00%	80.00%	2.250%	8.125%	34
10.501 - 10.750	1	425,521.80	0.26	5.750000	781.0	63.50	63.50	2.250	10.750	119
10.751 - 11.000	1	166,950.00	0.10	4.875000	799.0	79.50	79.50	2.750	10.875	31
11.001 - 11.250	3	686,956.50	0.42	6.209968	767.3	58.58	58.58	2.497	11.210	116
11.251 - 11.500	20	13,859,121.94	8.52	6.489905	707.4	66.89	66.89	2.290	11.490	74
11.501 - 11.750	42	27,096,368.50	16.66	6.676810	709.9	66.17	66.17	2.256	11.692	57
11.751 - 12.000	37	19,086,353.95	11.73	6.894372	702.2	73.13	73.13	2.251	11.914	59
12.001 - 12.250	45	23,725,055.86	14.58	7.117874	690.5	65.55	65.55	2.253	12.226	66
12.251 - 12.500	55	27,774,405.90	17.07	7.271917	712.1	71.32	71.32	2.296	12.431	70
12.501 - 12.750	39	20,526,136.56	12.62	7.225831	710.0	70.09	70.09	2.430	12.704	64
12.751 - 13.000	36	16,025,678.39	9.85	7.220046	718.7	72.10	72.10	2.349	12.900	68
13.001 - 13.250	15	5,182,813.91	3.19	7.299769	710.8	72.40	72.40	2.458	13.221	64
13.251 - 13.500	6	1,572,346.30	0.97	7.398441	693.6	75.35	75.35	2.433	13.398	61
13.501 - 13.750	14	3,926,629.81	2.41	7.734222	704.4	70.11	70.11	2.445	13.686	64
13.751 - 14.000	4	1,751,921.52	1.08	7.892397	729.9	78.02	78.02	2.489	13.892	50
14.001 - 14.250	1	89,600.00	0.06	8.250000	683.0	80.00	80.00	2.750	14.250	33
14.251 - 14.500	1	249,122.53	0.15	8.375000	661.0	75.00	75.00	2.750	14.375	55
14.501 - 14.750	1	109,338.35	0.07	8.625000	739.0	80.00	80.00	2.750	14.625	55
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

(1)As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Subgroup 1B is expected to be approximately 12.281%.

Index-Subgroup 1B

Index	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
1 Year CMT	5	$1,399,728.71	0.86%	6.353652%	709.5	71.39%	71.39%	2.601%	11.813%	73
1 Year LIBOR	210	109,281,384.44	67.18	7.055198	707.1	69.05	69.05	2.298	12.191	67
6 Month LIBOR	107	51,999,758.67	31.96	7.010964	708.7	70.31	70.31	2.340	12.483	59
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65

Months To Roll-Subgroup 1B

Months To Roll	Number of Loans	Scheduled Balance ($)	Percent Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
14	2	$390,748.79	0.24%	5.958091%	673.0	78.10%	78.10%	2.702%	11.768%	14
19	2	266,997.12	0.16	7.129336	694.4	75.91	75.91	2.458	12.794	19
21	1	388,000.00	0.24	6.500000	702.0	80.00	80.00	2.500	12.500	21
28	1	243,826.02	0.15	8.000000	748.0	70.00	70.00	2.250	14.000	28
29	1	204,000.00	0.13	7.000000	670.0	80.00	80.00	2.750	13.000	29
30	4	1,010,723.79	0.62	7.476156	731.5	72.49	72.49	2.613	13.476	30
31	14	4,739,551.54	2.91	6.814575	719.9	70.59	70.59	2.456	12.815	31
32	2	1,173,745.70	0.72	6.652290	715.7	74.84	74.84	2.250	12.652	32
33	17	8,795,285.91	5.41	6.561883	715.1	73.97	73.97	2.518	12.562	33
34	2	634,550.00	0.39	5.698635	736.3	80.00	80.00	2.250	9.354	34
46	1	813,392.09	0.50	6.625000	809.0	52.64	52.64	2.250	11.625	46
49	1	221,900.00	0.14	7.750000	727.0	79.97	79.97	2.750	13.750	49
53	2	510,300.00	0.31	7.175265	751.7	71.49	71.49	2.750	13.175	53
54	6	1,903,239.59	1.17	7.307527	721.1	76.82	76.82	2.438	12.534	54
55	11	5,087,714.11	3.13	7.249060	697.5	73.25	73.25	2.326	12.486	55
56	29	15,844,355.88	9.74	7.115185	702.0	69.84	69.84	2.369	12.304	56
57	95	60,534,334.62	37.21	6.959118	701.9	70.60	70.60	2.268	12.048	57
58	17	9,552,579.67	5.87	6.922002	725.4	71.89	71.89	2.250	12.292	58
59	2	1,130,140.42	0.69	7.121094	641.3	74.42	74.42	2.250	12.121	59
77	1	79,647.05	0.05	7.625000	621.0	38.10	38.10	2.750	13.625	77
78	2	296,650.00	0.18	7.314322	715.1	73.11	73.11	2.750	13.314	78
79	6	1,487,022.77	0.91	7.515272	677.0	73.51	73.51	2.494	13.003	79
80	3	1,094,851.61	0.67	7.837324	684.0	78.49	78.49	2.401	13.139	80
81	11	4,703,128.70	2.89	7.375294	703.6	70.68	70.68	2.333	12.375	81
82	23	12,267,053.08	7.54	7.408824	720.0	69.06	69.06	2.297	12.409	82
83	23	11,498,695.71	7.07	7.469361	707.0	67.51	67.51	2.250	12.469	83
84	5	2,954,700.00	1.82	7.255161	682.9	54.80	54.80	2.250	12.255	84
115	5	1,657,104.16	1.02	6.819495	723.1	59.69	59.69	2.250	12.568	115
116	18	5,631,406.91	3.46	6.823139	708.8	55.75	55.75	2.280	12.485	116
117	7	3,296,771.92	2.03	6.681776	713.3	56.91	56.91	2.349	11.976	117
118	6	3,435,600.00	2.11	6.805980	724.6	69.02	69.02	2.250	12.454	118
119	2	832,854.66	0.51	6.055675	727.2	55.89	55.89	2.250	11.056	119
Total	322	$162,680,871.82	100.00%	7.035023%	707.7	69.47%	69.47%	2.314%	12.281%	65